                                                                     EXHIBIT 4.6

                                                                  EXECUTION COPY

                              CKE RESTAURANTS, INC.

                                       AND

                                ----------------

                 J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION

                                   AS TRUSTEE

                                ----------------

                                   $90,000,000

                   4% Convertible Subordinated Notes due 2023*

                                ----------------

                                    INDENTURE

                         Dated as of September 29, 2003

-------------------
* Plus an option to purchase up to $15,000,000 aggregate principal amount of 4% Convertible Subordinated Notes due 2023.

                         TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
                                    ARTICLE 1
                                   DEFINITIONS
                                        1

Section 1.01   Definitions................................................    1
Section 1.02   Other Definitions..........................................    8
Section 1.03   Incorporation by Reference of Trust Indenture Act..........    9
Section 1.04   Rules of Construction......................................    9

                                    ARTICLE 2
                       THE CONVERTIBLE SUBORDINATED NOTES
                                       10

Section 2.01   Form and Dating............................................   10
Section 2.02   Execution and Authentication...............................   11
Section 2.03   Registrar, Paying Agent and Conversion Agent...............   12
Section 2.04   Paying Agent to Hold Money in Trust........................   12
Section 2.05   Holder Lists...............................................   12
Section 2.06   Transfer and Exchange......................................   13
Section 2.07   Replacement Convertible Subordinated Notes.................   15
Section 2.08   Outstanding Convertible Subordinated Notes.................   15
Section 2.09   When Treasury Convertible Subordinated Notes Disregarded...   16
Section 2.10   Temporary Convertible Subordinated Notes; Transfers of
               Global Security to Beneficial Owners.......................   16
Section 2.11   Cancellation...............................................   18
Section 2.12   Defaulted Interest.........................................   18
Section 2.13   CUSIP Number...............................................   18
Section 2.14   Regulation S...............................................   19

                                    ARTICLE 3
                            REDEMPTION AND PURCHASES
                                       19

Section 3.01   Optional Redemption........................................   19
Section 3.02   Notices to Trustee.........................................   19
Section 3.03   Selection of Convertible Subordinated Notes to Be Redeemed.   19
Section 3.04   Notice of Redemption.......................................   20
Section 3.05   Effect of Notice of Redemption.............................   21
Section 3.06   Deposit of Redemption Price................................   21
Section 3.07   Convertible Subordinated Notes Redeemed in Part............   22
Section 3.08   Conversion Arrangement on Call for Redemption..............   22
Section 3.09   Repurchase of Convertible Subordinated Notes at Option of
               the Holder.................................................   23

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                            PAGE
                                                                            ----
Section 3.10   Repurchase Upon Fundamental Change.........................   26

                                    ARTICLE 4
                                    COVENANTS
                                       28

Section 4.01   Payment of Convertible Subordinated Notes..................   28
Section 4.02   Commission Reports.........................................   29
Section 4.03   Compliance Certificate.....................................   29
Section 4.04   Maintenance of Office or Agency............................   29
Section 4.05   Continued Existence........................................   29
Section 4.06   Appointments to Fill Vacancies in Trustee's Office.........   30
Section 4.07   Stay, Extension and Usury Laws.............................   30
Section 4.08   Taxes......................................................   30
Section 4.09   Investment Company Act.....................................   30

                                    ARTICLE 5
                                   SUCCESSORS
                                       30

Section 5.01   When the Company May Merge, Etc............................   30
Section 5.02   Successor Corporation Substituted..........................   31
Section 5.03   Purchase Option on Change of Control.......................   32

                                    ARTICLE 6
                              DEFAULTS AND REMEDIES
                                       32

Section 6.01   Events of Default..........................................   32
Section 6.02   Acceleration...............................................   34
Section 6.03   Other Remedies.............................................   34
Section 6.04   Waiver of Past Defaults....................................   35
Section 6.05   Control by Majority........................................   35
Section 6.06   Limitation on Suits........................................   35
Section 6.07   Rights of Holders to Receive Payment.......................   36
Section 6.08   Collection Suit by Trustee.................................   36
Section 6.09   Trustee May File Proofs of Claim...........................   36
Section 6.10   Priorities.................................................   36
Section 6.11   Undertaking for Costs......................................   37

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                            PAGE
                                                                            ----
                                    ARTICLE 7
                                   THE TRUSTEE
                                       37

Section 7.01   Duties of the Trustee......................................   37
Section 7.02   Rights of the Trustee......................................   38
Section 7.03   Individual Rights of the Trustee...........................   40
Section 7.04   Trustee's Disclaimer.......................................   40
Section 7.05   Notice of Defaults.........................................   40
Section 7.06   Reports by the Trustee to Holders..........................   40
Section 7.07   Compensation and Indemnity.................................   41
Section 7.08   Replacement of the Trustee.................................   42
Section 7.09   Successor Trustee by Merger, etc...........................   43
Section 7.10   Eligibility, Disqualification..............................   43
Section 7.11   Preferential Collection of Claims Against Company..........   43

                                    ARTICLE 8
                     SATISFACTION AND DISCHARGE OF INDENTURE
                                       43

Section 8.01   Discharge of Indenture.....................................   43
Section 8.02   Deposited Monies to Be Held in Trust by Trustee............   44
Section 8.03   Paying Agent to Repay Monies Held..........................   44
Section 8.04   Return of Unclaimed Monies.................................   44
Section 8.05   Reinstatement..............................................   45

                                    ARTICLE 9
                                   AMENDMENTS
                                       45

Section 9.01   Without the Consent of Holders.............................   45
Section 9.02   With the Consent of Holders................................   46
Section 9.03   Compliance With the Trust Indenture Act....................   47
Section 9.04   Revocation and Effect of Consents..........................   47
Section 9.05   Notation on or Exchange of Convertible Subordinated Notes..   48
Section 9.06   Trustee Protected..........................................   48

                                   ARTICLE 10
                               GENERAL PROVISIONS
                                       48

Section 10.01  Trust Indenture Act Controls...............................   48
Section 10.02  Notices....................................................   49
Section 10.03  Communication by Holders With Other Holders................   49

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                            PAGE
                                                                            ----
Section 10.04  Certificate and Opinion as to Conditions Precedent.........   49
Section 10.05  Statements Required in Certificate or Opinion..............   50
Section 10.06  Rules by Trustee and Agents................................   50
Section 10.07  Legal Holidays.............................................   51
Section 10.08  No Recourse Against Others.................................   51
Section 10.09  Counterparts...............................................   51
Section 10.10  Other Provisions...........................................   51
Section 10.11  Governing Law..............................................   52
Section 10.12  No Adverse Interpretation of Other Agreements..............   52
Section 10.13  Successors.................................................   52
Section 10.14  Severability...............................................   52
Section 10.15  Table of Contents, Headings, etc...........................   52

                                   ARTICLE 11
                                  SUBORDINATION
                                       52

Section 11.01  Agreement to Subordinate...................................   52
Section 11.02  Liquidation; Dissolution; Bankruptcy.......................   53
Section 11.03  Default on Senior Debt and/or Designated Senior
               Indebtedness...............................................   53
Section 11.04  Acceleration of Convertible Subordinated Notes.............   54
Section 11.05  When Distribution Must Be Paid Over........................   54
Section 11.06  Notice by Company..........................................   55
Section 11.07  Subrogation................................................   55
Section 11.08  Relative Rights............................................   55
Section 11.09  Subordination May Not Be Impaired by Company...............   56
Section 11.10  Distribution or Notice to Representative...................   56
Section 11.11  Rights of Trustee and Paying Agent.........................   56
Section 11.12  Authorization to Effect Subordination......................   56
Section 11.13  Article Applicable to Paying Agents........................   57
Section 11.14  Senior Debt Entitled to Rely...............................   57
Section 11.15  Permitted Payments.........................................   57

                                   ARTICLE 12
                  CONVERSION OF CONVERTIBLE SUBORDINATED NOTES
                                       57

Section 12.01  Right to Convert...........................................   57
Section 12.02  Exercise of Conversion Privilege; Issuance of Common Stock
               on Conversion; No Adjustment for Interest or Dividends.....   58
Section 12.03  Cash Payments in Lieu of Fractional Shares.................   60
Section 12.04  Taxes on Shares Issued.....................................   60
Section 12.05  Reservation of Shares; Shares to Be Fully Paid; Listing of
               Common Stock...............................................   60

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                            PAGE
                                                                            ----
Section 12.06  Adjustment for Change in Capital Stock.....................   61
Section 12.07  [Reserved].................................................   66
Section 12.08  [Reserved].................................................   66
Section 12.09  When Adjustment May Be Deferred............................   66
Section 12.10  When No Adjustment is Required.............................   67
Section 12.11  Notice of Adjustment.......................................   67
Section 12.12  Voluntary Increase.........................................   67
Section 12.13  Notice of Certain Transactions.............................   67
Section 12.14  Reorganization of Company; Special Distributions...........   68
Section 12.15  Company Determination Final................................   69
Section 12.16  Trustee's Adjustment Disclaimer............................   69
Section 12.17  Simultaneous Adjustments...................................   69
Section 12.18  Successive Adjustments.....................................   69
Section 12.19  Restriction on Common Stock Issuable Upon Conversion.......   69

                                    EXHIBITS

Exhibit A      Form of Convertible Subordinated Note......................  A-1
Exhibit B      Form of Transfer Certificate for Transfer of Restricted
               Common Stock...............................................  B-1

                             CROSS-REFERENCE TABLE*

Trust Indenture                                                               Indenture
  Act Section                                                                  Section
  -----------                                                                  -------
310(a)(1)............................................................                   7.10
     (a)(2)..........................................................                   7.10
     (a)(3)..........................................................                    n/a
     (a)(4)..........................................................                    n/a
     (b).............................................................      7.08, 7.10, 10.02
     (c).............................................................                    n/a

311(a)...............................................................                   7.11
     (b).............................................................                   7.11
     (c).............................................................                    n/a

312(a)...............................................................                   2.05
     (b).............................................................                  10.03
     (c).............................................................                  10.03

313(a)...............................................................                   7.06
     (b)(1)..........................................................                    n/a
     (b)(2)..........................................................              5.7, 7.06
     (c).............................................................            7.06, 10.02
     (d).............................................................                   7.06

314(a)...............................................................     4.02, 10.02, 10.05
     (b).............................................................                    n/a
     (c)(1)..........................................................                  10.04
     (c)(2)..........................................................                  10.04
     (c)(3)..........................................................                    n/a
     (d).............................................................                    n/a
     (e).............................................................                  10.05
     (f).............................................................                    n/a

315(a)...............................................................                7.01(b)
     (b).............................................................            7.05, 10.02
     (c).............................................................                7.01(a)
     (d).............................................................                7.01(c)
     (e).............................................................                   6.11

316(a)(last sentence)................................................                   2.09
     (a)(1)(A).......................................................                   6.05
     (a)(1)(B).......................................................                   6.04
     (a)(2)..........................................................                    n/a
     (b).............................................................                  11.08
     (c).............................................................                   9.04

317(a)(1)............................................................                   6.08
     (a)(2)..........................................................                   6.09
     (b).............................................................                   2.04

318(a)...............................................................                  10.01
     (b).............................................................                    n/a
     (c).............................................................                  10.01

------------------
"n/a" means not applicable.

*This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture.

         THIS INDENTURE, dated as of September 29, 2003, is between CKE Restaurants, Inc., a Delaware corporation (the "Company"), and J.P. Morgan Trust Company, National Association (the "Trustee"). The Company has duly authorized the creation of its 4% Convertible Subordinated Notes due 2023 (the "Convertible Subordinated Notes"), and to provide therefor the Company and the Trustee have duly authorized the execution and delivery of this Indenture. Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the holders from time to time of the Convertible Subordinated Notes:

                                    ARTICLE 1

                                   DEFINITIONS

SECTION 1.01 Definitions.

         "Affiliate" means, when used with reference to any person, any other person directly or indirectly controlling, controlled by, or under direct or indirect common control of, the referent person. For the purposes of this definition, "control" when used with respect to any specified person means the power to direct or cause the direction of management or policies of the referent person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise. The terms "controlling" and "controlled" have meanings correlative of the foregoing.

         "Agent" means any Registrar, Paying Agent, Conversion Agent or co-registrar.

         "Agent Member" means any member of, or participant in, the Depositary.

         "Business Day" means any day on which banking institutions in the State of New York or the State of California are open for business.

         "Board of Directors" means the Board of Directors of the Company or any authorized committee of the Board of Directors.

         "Capital Stock" of any person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such person, but excluding any debt securities convertible into such equity.

         "Change of Control" means the occurrence of one or more of the following events: (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of shares representing more than 50% of the combined voting power of the then outstanding Voting Stock of the Company, (b) the Company consolidates with or merges into any other corporation, any other corporation merges into the Company, or the Company effects a share exchange, and, in the case of any such transaction, the outstanding Common Stock of the Company is reclassified into or exchanged for any other property or securities, unless the shareholders of the Company immediately before such transaction own, directly or indirectly immediately following such transaction, at least a majority of the combined voting power of the then outstanding Voting Stock of the corporation resulting from such transaction in substantially the same respective proportions as their ownership of the Voting Stock of the Company immediately before such transaction, (c) the Company or the Company and its subsidiaries, taken as a whole, sells, assigns, conveys, transfers or leases all or substantially all assets of the Company or of the Company and its subsidiaries, taken as a whole, as applicable (other than to one or more wholly-owned subsidiaries of the Company), or (d) any time the Continuing Directors do not constitute a majority of the full Board of Directors of the Company (or, if applicable, a successor corporation to the Company); provided, that a Change of Control under (a), (b) and (c) above shall not be deemed to have occurred if either (y) the Closing Sale Price per share of Common Stock for any five trading days within the period of ten consecutive trading days ending immediately after the later of the Change of Control or the public announcement of the Change of Control (in the case of a Change of Control under clause (a) above) or the period of ten consecutive trading days ending immediately before the Change of Control (in the case of a Change of Control under clause (b) or (c) above) shall equal or exceed 110% of the conversion price in effect on the date of such Change of Control or the public announcement of such Change of Control, as applicable or (z) at least 90% of the consideration (excluding cash payments for fractional shares) in the transaction or transactions constituting the Change of Control consists of shares of common stock that are, or upon issuance will be, traded on the New York Stock Exchange or quoted on The Nasdaq National Market and, as a result of the transaction, the Convertible Subordinated Notes become convertible solely into such common stock.

         "Closing Sale Price" of a security on any trading day means (a) the last reported per share sale price (or, if the last sale price is not reported, the average bid and ask prices or, if more than one in either case, the average of the bid and the average ask prices) on such date as reported on The New York Stock Exchange or if such security is not then listed on The New York Stock Exchange, then as reported by the principal U.S. exchange or quotation system on which such security is then listed or quoted or (b) in the absence of such quotation, such price as the Company shall determine on the basis of such quotations as the Company considers appropriate.

         "Commission" means the Securities and Exchange Commission.

         "Common Stock" means any stock of any class of the Company which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which is not subject to redemption by the Company. Subject to the provisions of Section 12.14, however, shares issuable on conversion of Convertible Subordinated Notes shall include only shares of the class designated as Common Stock of the Company at the date of this Indenture or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which are not subject to redemption by the Company; provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

         "Company" means the party named as such above until a successor replaces it in accordance with Article 5 and thereafter means the successor. References to the Company shall not include any subsidiary.

         "Continuing Directors" means, as of any date of determination, any member of the Board of Directors who (i) was a member of such Board of Directors on the date of this Indenture or (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

         "conversion price" has the meaning specified in paragraph 9 of the Convertible Subordinated Notes.

         "Convertible Subordinated Notes" means the 4% Convertible Subordinated Notes due 2023 issued, authenticated and delivered under this Indenture.

         "Corporate Trust Office" means the corporate trust office of the Trustee at which at any particular time the trust created by this Indenture shall principally be administered; as of the date hereof, the Corporate Trust Office is located at 560 Mission St., Floor 13, San Francisco, CA 94105.

         "Default" means any event that is, or after notice or passage of time, or both, would be, an Event of Default.

         "Depositary" means, with respect to any Global Securities, a clearing agency that is registered as such under the Exchange Act and is designated by the Company to act as Depositary for such Global Securities (or any successor securities clearing agency so registered), which shall initially be DTC.

         "Designated Senior Indebtedness" means (a) the Senior Credit Facility and (ii) any particular Senior Debt which has at the time of the giving of the Payment Blockage Notice an aggregate outstanding principal amount in excess of $25 million, if the instrument creating or evidencing the same or the assumption or guarantee thereof (or related agreements or documents to which the Company is a party) expressly provides that such Indebtedness shall be "Designated Senior Indebtedness" for purposes of the Indenture (provided that such instrument, agreement or other document may place limitations and conditions on the right of such Senior Debt to exercise the rights of Designated Senior Indebtedness.)

         "DTC" means The Depository Trust Company, a New York corporation.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

         "Ex-Dividend Date" for any issuance or distribution means the date immediately prior to the commencement of "ex-dividend" trading for such issuance or distribution on The New York Stock Exchange or the principal U.S. exchange or quotation system on which the Common Stock is then listed or quoted.

         "fair market value" means the amount which a willing buyer would pay an unaffiliated willing seller in an arm's length transaction.

         "Fundamental Change" means the occurrence of a Change of Control or a Termination of Trading.

         "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect from time to time.

         "Global Securities Legend" means the legend labeled as such and that is set forth in Exhibit A hereto.

         "Indebtedness" means, with respect to any person, all obligations, whether or not contingent, of such person (i) (a) for borrowed money (including, but not limited to, any indebtedness secured by a security interest, mortgage or other lien on the assets of the Company that is (1) given to secure all or part of the purchase price of property subject thereto, whether given to the vendor of such property or to another, or (2) existing on property at the time of acquisition thereof), (b) evidenced by a note, debenture, bond or other written instrument, (c) under a lease required to be capitalized on the balance sheet of the lessee under GAAP or under any lease or related document (including a purchase agreement) that provides that the Company is contractually obligated to purchase or cause a third party to purchase and thereby guarantee a minimum residual value of the lease property to the lessor and the obligations of the Company under such lease or related document to purchase or to cause a third party to purchase such leased property, (d) in respect of letters of credit, bank guarantees or bankers' acceptances (including reimbursement obligations with respect to any of the foregoing), (e) with respect to indebtedness secured by a mortgage, pledge, lien, encumbrance, charge or adverse claim affecting title or resulting in an encumbrance to which the property or assets of such person are subject, whether or not the obligation secured thereby shall have been assumed by or shall otherwise be such person's legal liability, (f) in respect of the balance of deferred and unpaid purchase price of any property or assets, (g) under interest rate or currency swap agreements, cap, floor and collar agreements, spot and forward contracts and similar agreements and arrangements; (ii) with respect to any obligation of others of the type described in the preceding clause (i) or under clause (iii) below assumed by or guaranteed in any manner by such person through an agreement to purchase (including, without limitation, "take or pay" and similar arrangements), contingent or otherwise (and the obligations of such person under any such assumptions, guarantees or other such arrangements); and (iii) any and all deferrals, renewals, extensions, refinancings and refundings of, or amendments, modifications or supplements to, any of the foregoing.

         "Indenture" means this Indenture as amended or supplemented from time to time.

         "Initial Purchasers" means Citigroup Global Markets Inc. and BNP Paribas Securities Corp.

         "Interest Payment Date" means April 1 and October 1 of each year, beginning April 1, 2004.

         "Issue Date" means the date on which Convertible Subordinated Notes are first issued and authenticated under this Indenture.

         "Maturity Date" means October 1, 2023, unless earlier redeemed, repurchased or converted.

         "Note Custodian" means J.P. Morgan Trust Company, National Association, as custodian for the Depositary with respect to any Global Security, or any successor entity thereto.

         "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

         "Offering Memorandum" means the offering memorandum dated September 23, 2003, relating to the Convertible Subordinated Notes, including all amendments thereto.

         "Officer" means the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, the Chief Accounting Officer, any Executive Vice President, Senior Vice President or Vice President (whether or not designated by a number or numbers or word or words before or after the title "Vice President"), the Treasurer and the Secretary of the Company.

         "Officers' Certificate" means a certificate signed by two Officers, one of whom is the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer or the Treasurer of the Company.

         "Opinion of Counsel" means a written opinion from legal counsel who may be an employee of or counsel to the Company or the Trustee except to the extent otherwise indicated in this Indenture.

         A "person" means any individual, corporation, partnership, joint venture, trust, estate, unincorporated organization, limited liability company or government or any agency or political subdivision thereof.

         "Principal Amount" of each Convertible Subordinated Note means the principal amount as set forth on the face of the Convertible Subordinated Note.

         "Redemption Date" when used with respect to any of the Convertible Subordinated Notes to be redeemed, means the date fixed by the Company for such redemption pursuant to Article 3 of this Indenture and the Convertible Subordinated Notes.

         "Redemption Price" when used with respect to any of the Convertible Subordinated Notes to be redeemed, means the price fixed for such redemption pursuant to Article 3 of this Indenture and the Convertible Subordinated Notes.

         "Registrable Securities" has the meaning specified in paragraph 18 of the Convertible Subordinated Note.

         "Registration Default Damages" has the meaning specified in paragraph 18 of the form of Convertible Subordinated Note, which is attached as Exhibit A hereto.

         "Registration Rights Agreement" means the Registration Rights Agreement relating to the Convertible Subordinated Notes and Common Stock issuable upon conversion of such Convertible Subordinated Notes dated September 29, 2003, between the Company and the Initial Purchasers, as such agreement may be amended, modified or supplemented from time to time.

         "Regular Record Date" means the March 15 or September 15 immediately preceding each Interest Payment Date.

         "Representative" means (a) the indenture trustee or other trustee, agent or representative for any Senior Debt or (b) with respect to any Senior Debt that does not have any such trustee, agent or other representative, (i) in the case of such Senior Debt issued pursuant to an agreement providing for voting arrangements as among the holders or owners of such Senior Debt, any holder or owner of such Senior Debt acting with the consent of the required persons necessary to bind such holders or owners of such Senior Debt and (ii) in the case of all other such Senior Debt, the holder or owner of such Senior Debt.

         "Restricted Securities Legend" means the legend labeled as such and that is set forth in Exhibit A hereto.

         "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

         "Senior Credit Facility" means the Fourth Amended and Restated Credit Agreement dated as of January 31, 2002 among the Company, as borrower, the lenders identified therein, and BNP Paribas, as administrative agent and including any related notes, guarantee agreements and other instruments and agreements executed in connection therewith, in each case including any deferrals, renewals, extensions, replacements, refinancings or refundings thereof, or amendments, modifications or supplements thereto and any agreement providing therefor whether by or with the same or any other lender, creditor, group of lenders or group of creditors.

         "Senior Debt" means the principal of, premium, if any, and interest on, rent under, fees, costs, expenses and any other amounts payable on or in respect of any Indebtedness of the Company (including, without limitation, any Obligations in respect of such Indebtedness and any interest accruing after the filing of a petition by or against the Company under any bankruptcy law, whether or not allowed as a claim after such filing in any proceeding under such bankruptcy law), whether outstanding on the date of this Indenture or thereafter created, incurred, assumed, guaranteed or in effect guaranteed by the Company (including all deferrals, renewals, extensions, refinancings or refundings of, or amendments, modifications or supplements to the foregoing); provided, however, that Senior Debt does not include (u) Indebtedness evidenced by the Convertible Subordinated Notes, (v) the Company's 4 1/4% Convertible Subordinated Notes Due 2004, (w) any liability for federal, state, local or other taxes owed or owing by the Company, (x) Indebtedness of the Company to any subsidiary of the Company except to the extent such Indebtedness is of a type described in clause (ii) of the definition of Indebtedness, (y) trade payables of the Company for goods, services or materials purchased in the ordinary course of business (other than, to the extent they may otherwise constitute trade payables, any obligations of the type described in clause (ii) of the definition of Indebtedness), and (z) any particular Indebtedness in which the instrument creating or evidencing the same expressly provides that such Indebtedness shall not be senior in right of payment to, or is pari passu with, or is subordinated or junior to, the Convertible Subordinated Notes.

         "Shelf Registration Statement" shall have the meaning set forth in the Registration Rights Agreement.

         A "subsidiary" means, with respect to any person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of capital stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such person or one or more of the other subsidiaries of that person (or a combination thereof) and (ii) any partnership (a) the sole general partner or managing general partner of which is such person or a subsidiary of such person or (b) the only general partners of which are such person or of one or more subsidiaries of such person (or any combination thereof).

         "Termination of Trading" will be deemed to have occurred if the Common Stock (or other common stock into which the Convertible Subordinated Notes are then convertible) is neither listed for trading on the New York Stock Exchange nor approved for trading on The Nasdaq National Market.

         "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) as in effect on the date of execution of this Indenture, except as provided in Sections 9.03 and 12.06.

         "trading day" means any day on which The New York Stock Exchange is open for trading or, if the applicable security is then quoted on the Nasdaq National Market, any day on which trades may be made on the Nasdaq National Market or, if the applicable security is not so listed, admitted for trading or quoted, any Business Day.

         "Trading Price" has the meaning specified in paragraph 9 of the Convertible Subordinated Notes.

         "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor.

         "Trust Officer" means an officer in the Corporate Trust Office of the Trustee and having direct responsibility for the administration of this Indenture or, with respect to a particular trust matter, any other officer to whom such matter is referred because of such officer's knowledge and familiarity with the particular subject.

         "U.S. Government Obligations" means direct obligations of the United States of America for the payment of which the full faith and credit of the United States of America is pledged. In order to have money available on a payment date to pay principal or interest on the Convertible Subordinated Notes, the U.S. Government Obligations shall be payable as to principal or interest on or before such payment date in such amounts as will provide the necessary money. U.S. Government Obligations shall not be callable at the issuer's option.

         "Voting Stock" of a corporation means all classes of Capital Stock of such corporation then outstanding and normally entitled to vote in the election of directors.

SECTION 1.02 Other Definitions.

                                                                                                    Defined in
                                                                                                      Section
"Accepted Purchase Shares"...............................................................              12.06
"Agent Members"..........................................................................               2.01
"Bankruptcy Law".........................................................................               6.01
"Business Day"...........................................................................              10.07
"Clearstream"............................................................................               2.01
"Commencement Date"......................................................................              12.06
"Conversion Agent".......................................................................               2.03
"Conversion Date"........................................................................              12.02
"Conversion Rate"........................................................................              12.01
"Conversion Shares"......................................................................              12.02
"Current market price"...................................................................              12.06
"Custodian"..............................................................................               6.01
"Determination Date".....................................................................              12.06
"Distribution Date"......................................................................              12.06
"Euroclear"..............................................................................               2.01
"Event of Default".......................................................................               6.01
"Expiration Time"........................................................................              12.06
"Fundamental Change Date"................................................................               3.10
"Fundamental Change Offer"...............................................................               3.10
"Fundamental Change Offer Termination Date"..............................................               3.10
"Fundamental Change Payment".............................................................               3.10
"Fundamental Change Payment Date"........................................................               3.10
"Global Security"........................................................................               2.01
"Investment Company Act".................................................................               4.09
"Legal Holiday"..........................................................................              10.07
"Measurement Date".......................................................................              12.06
"Non-Payment Default"....................................................................              11.03
"Offer Expiration Time"..................................................................              12.06
"Paying Agent"...........................................................................               2.03
"Payment Blockage Notice"................................................................              11.03
"Payment Default"........................................................................               6.01
"Purchase Agreement".....................................................................               2.01
"Purchased Shares".......................................................................              12.06
"Registrar"..............................................................................               2.03
"Register"...............................................................................               2.03
"Regulation S"...........................................................................               2.01
"Repurchase Date"........................................................................               3.09
"Repurchase Notice"......................................................................               3.09
"Repurchase Price".......................................................................               3.09

"Restricted Common Stock Legend".........................................................              12.19
"Rights".................................................................................              12.06
"Rule 144A"..............................................................................               2.01

SECTION 1.03 Incorporation by Reference of Trust Indenture Act.

         Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

         The following TIA terms used in this Indenture have the following meanings:

                  "Commission" means the Commission;

                  "indenture securities" means the Convertible Subordinated
                  Notes;

                  "indenture security holder" means a holder of a Convertible Subordinated Note;

                  "indenture to be qualified" means this Indenture;

                  "indenture trustee" or "institutional trustee" means the Trustee; and

                  "obligor" on the Convertible Subordinated Notes means the Company or any other obligor on the Convertible Subordinated Notes.

         All other terms in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule under the TIA have the meanings so assigned to them.

SECTION 1.04 Rules of Construction.

         Unless the context otherwise requires:

                  (1)      a term has the meaning assigned to it;

                  (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                  (3)      "or" is not exclusive;

                  (4) words in the singular include the plural, and in the plural include the singular; and

                  (5) the male, female and neuter genders include one another.

                                    ARTICLE 2

                       THE CONVERTIBLE SUBORDINATED NOTES

SECTION 2.01 Form and Dating.

         (a) GLOBAL SECURITIES. The Convertible Subordinated Notes are being offered and sold by the Company pursuant to a Purchase Agreement relating to the Convertible Subordinated Notes, dated September 23, 2003, among the Company and the Initial Purchasers (the "Purchase Agreement").

         The Convertible Subordinated Notes are being offered and sold (i) in reliance on Regulation S under the Securities Act ("Regulation S") or (ii) to "qualified institutional buyers" as defined in Rule 144A in reliance on Rule 144A under the Securities Act ("Rule 144A"), each as provided in the Purchase Agreement, and shall be issued in the form of one or more permanent global securities in definitive, fully registered form without interest coupons with the Global Securities Legend and Restricted Securities Legend set forth in Exhibit A hereto (each, a "Global Security"). Any Global Security shall be deposited on behalf of the purchasers of the Convertible Subordinated Notes represented thereby with the Trustee, as Note Custodian, and registered in the name of the Depositary or a nominee of the Depositary for the accounts of participants in the Depositary (and, in the case of Convertible Subordinated Notes held in accordance with Regulation S, registered with the Depositary for the accounts of designated agents holding on behalf of the Euroclear System ("Euroclear") or Clearstream Banking, societe anonyme ("Clearstream")), duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of a Global Security may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee as hereinafter provided.

         (b) BOOK-ENTRY PROVISIONS. This Section 2.01(b) shall apply only to a Global Security deposited with or on behalf of the Depositary.

         The Company shall execute and the Trustee shall, in accordance with this Section 2.01(b) and the written order of the Company, authenticate and deliver initially one or more Global Securities that (i) shall be registered in the name of Cede & Co. or other nominee of such Depositary and (ii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary's instructions or held by the Trustee as Note Custodian pursuant to a FAST Balance Certificate Agreement between the Depositary and the Trustee.

         Except as provided in Section 2.10, members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary or by the Trustee as the Note Custodian of the Depositary or under such Global Security, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, the registered holder of a Global Security may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action that a Holder is entitled to take under this Indenture or the Convertible Subordinated Notes, and nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Security.

         The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "Management Regulations and Instructions to Participants" of Clearstream shall be applicable to interests in any Global Securities that are held by participants through Euroclear or Clearstream. The Trustee shall have no obligation to notify holders of any such procedures or to monitor or enforce compliance with the same.

         (c) DEFINITIVE SECURITIES. Except as provided in Section 2.10, owners of beneficial interests in Global Securities will not be entitled to receive physical delivery of certificated Convertible Subordinated Notes in definitive form. If applicable, certificated Convertible Subordinated Notes in definitive form will bear the Restricted Securities Legend set forth on Exhibit A unless removed in accordance with Section 2.06(c).

SECTION 2.02 Execution and Authentication.

         One Officer shall sign the Convertible Subordinated Notes for the Company by manual or facsimile signature.

         If an Officer whose signature is on a Convertible Subordinated Note no longer holds that office at the time the Convertible Subordinated Note is authenticated, the Convertible Subordinated Note shall nevertheless be valid.

         A Convertible Subordinated Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Convertible Subordinated Note has been authenticated under this Indenture.

         Upon a written order of the Company signed by an Officer of the Company, the Trustee shall authenticate Convertible Subordinated Notes for original issue up to an aggregate Principal Amount of $90,000,000 (plus up to $15,000,000 aggregate Principal Amount of Convertible Subordinated Notes that may be sold by the Company pursuant to the option to purchase additional Convertible Subordinated Notes granted to the Initial Purchasers pursuant to the Purchase Agreement) to the Initial Purchasers. The aggregate Principal Amount of Convertible Subordinated Notes outstanding at any time may not exceed that amount except as provided in Section 2.07.

         The Convertible Subordinated Notes shall be issuable only in registered form without coupons and only in denominations of $1,000 or any integral multiple thereof.

         The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Convertible Subordinated Notes. An authenticating agent may authenticate Convertible Subordinated Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same right as an Agent to deal with the Company or an Affiliate of the Company.

SECTION 2.03 Registrar, Paying Agent and Conversion Agent.

         The Company shall maintain or cause to be maintained in such locations as it shall determine, which may be the Corporate Trust Office, an office or agency: (i) where securities may be presented for registration of transfer or for exchange ("Registrar"); (ii) where Convertible Subordinated Notes may be presented for payment ("Paying Agent"); (iii) an office or agency where Convertible Subordinated Notes may be presented for conversion (the "Conversion Agent"); and (iv) where notices and demands to or upon the Company in respect of Convertible Subordinated Notes and this Indenture may be served by the holders of the Convertible Subordinated Notes. The Registrar shall keep a Register ("Register") of the Convertible Subordinated Notes and of their transfer and exchange. The Company may appoint one or more co-registrars, one or more additional paying agents and one or more additional conversion agents. The term "Paying Agent" includes any additional paying agent, and the term "Conversion Agent" includes any additional Conversion Agent. The Company may change any Paying Agent, Registrar, Conversion Agent or co-registrar without prior notice. The Company shall notify the Trustee of the name and address of any Agent not a party to this Indenture and shall enter into an appropriate agency agreement with any Registrar, Paying Agent, Conversion Agent or co-registrar not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company or any of its subsidiaries may act as Paying Agent, Registrar, Conversion Agent or co-registrar, except that for purposes of Articles 3 and 8, neither the Company nor any of its subsidiaries shall act as Paying Agent. If the Company fails to appoint or maintain another entity as Registrar, or Paying Agent or Conversion Agent, the Trustee shall act as such, and the Trustee shall initially act as such.

SECTION 2.04 Paying Agent to Hold Money in Trust.

         The Company shall require each Paying Agent (other than the Trustee, who hereby so agrees), to agree in writing that the Paying Agent will hold in trust for the benefit of holders of the Convertible Subordinated Notes or the Trustee all money held by the Paying Agent for the payment of principal or interest and Registration Default Damages, if any, on the Convertible Subordinated Notes, and will notify the Trustee of any default by the Company in respect of making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a subsidiary of the Company) shall have no further liability for the money. If the Company or a subsidiary of the Company acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the holders of the Convertible Subordinated Notes all money held by it as Paying Agent.

SECTION 2.05 Holder Lists.

         The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of holders of Convertible Subordinated Notes and shall otherwise comply with TIA
Section 312(a). If the Trustee is not the Registrar, the

Company shall furnish to the Trustee at least seven Business Days before each Interest Payment Date, and as the Trustee may request in writing within fifteen
(15) days after receipt by the Company of any such request (or such lesser time as the Trustee may reasonably request in order to enable it to timely provide any notice to be provided by it hereunder), a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of holders of Convertible Subordinated Notes.

SECTION 2.06 Transfer and Exchange.

         (a) When Convertible Subordinated Notes are presented to the Registrar or a co-registrar with a request to register a transfer or to exchange them for an equal Principal Amount of Convertible Subordinated Notes for other denominations, the Registrar shall register the transfer or make the exchange if its requirements for such transactions are met. To permit registrations of transfers and exchanges, the Company shall issue and the Trustee shall authenticate Convertible Subordinated Notes at the Registrar's request, bearing registration numbers not contemporaneously outstanding. No service charge shall be made to a holder for any registration of transfer or exchange (except as otherwise expressly permitted herein), but the Company and the Registrar may require payment of a sum sufficient to cover any transfer tax or other governmental charge payable upon exchanges pursuant to Sections 2.10, 3.07, 9.05 or 12.02.

         The Company or the Registrar shall not be required (i) to issue, register the transfer of or exchange Convertible Subordinated Notes during a period beginning at the opening of business fifteen (15) days before the day of any selection of Convertible Subordinated Notes for redemption under Section
3.03 and ending at the close of business on the day of selection, (ii) to register the transfer or exchange of any Convertible Subordinated Note so selected for redemption in whole or in part, except the unredeemed portion of any Convertible Subordinated Note being redeemed in part or (iii) to register the transfer of any Convertible Subordinated Notes surrendered for repurchase pursuant to Section 3.09 or Section 3.10.

         All Convertible Subordinated Notes issued upon any transfer or exchange of Convertible Subordinated Notes in accordance with this Indenture shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture as the Convertible Subordinated Notes surrendered upon such registration of transfer or exchange.

         (b) Notwithstanding any provision to the contrary herein, so long as a Global Security remains outstanding and is held by or on behalf of the Depositary, transfers of a Global Security, in whole or in part, or of any beneficial interest therein, shall only be made in accordance with Sections 2.01(b) and 2.10; provided, however, that beneficial interests in a Global Security may be transferred to persons who take delivery thereof in the form of a beneficial interest in the Global Security in accordance with the transfer restrictions set forth under the heading "Notice to Investors" in the Offering Memorandum and, if applicable, in the Restricted Securities Legend.

         Except for transfers or exchanges made in accordance with Section 2.10, transfers of a Global Security shall be limited to transfers of such Global Security in whole, but not in part, to nominees of the Depositary or to a successor of the Depositary or such successor's nominee.

         In the event that a Global Security is exchanged for Convertible Subordinated Notes in definitive form pursuant to Section 2.10 prior to the effectiveness of a Shelf Registration Statement with respect to such Convertible Subordinated Notes, such exchange may occur, and such Convertible Subordinated Notes may be further exchanged or transferred, only upon receipt by the Registrar and the Trustee of (1) such Global Security or such Convertible Subordinated Notes in definitive form, duly endorsed as provided herein, as applicable, (2) instructions from the holder directing the Trustee to authenticate and deliver one or more Convertible Subordinated Notes in definitive form of the same aggregate Principal Amount as the Global Security or the Convertible Subordinated Notes in definitive form (or portion thereof), as applicable, to be transferred, such instructions to contain the name or names of the designated transferee or transferees, the authorized denomination or denominations of the Convertible Subordinated Notes in definitive form to be so issued and appropriate delivery instructions, and (3) such certifications or other information and, in the case of transfers pursuant to Rule 144 under the Securities Act, legal opinions as the Company, the Registrar and the Trustee may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act (including the certification requirements intended to ensure that such transfers comply with Rule 144A or Regulation S under the Securities Act, as the case may be), and upon compliance with such other procedures as may from time to time be adopted by the Company and the Registrar.

         (c) Except in connection with a Shelf Registration Statement contemplated by and in accordance with the terms of the Registration Rights Agreement, if Convertible Subordinated Notes are issued upon the registration of transfer, exchange or replacement of Convertible Subordinated Notes bearing a Restricted Securities Legend, or if a request is made to remove such a Restrictive Securities Legend on Convertible Subordinated Notes, the Convertible Subordinated Notes so issued shall bear the Restricted Securities Legend, or a Restricted Securities Legend shall not be removed, as the case may be, unless there is delivered to the Company such satisfactory evidence, which, in the case of a transfer made pursuant to Rule 144 under the Securities Act, may include an opinion of counsel given in accordance with the laws in the State of New York, as may be reasonably required by the Company, that neither the legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A, Rule 144 or Regulation S under the Securities Act or that such Convertible Subordinated Notes are not "restricted" within the meaning of Rule 144 under the Securities Act. Upon provision to the Company of such satisfactory evidence, the Trustee, at the written direction of the Company, shall authenticate and deliver Convertible Subordinated Notes that do not bear the legend. The Company shall not otherwise be entitled to require the delivery of a legal opinion in connection with any transfer or exchange of Securities.

         (d) Neither the Trustee nor any Agent shall have any responsibility for any actions taken or not taken by the Depositary.

         (e) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Convertible Subordinated Notes (including any transfers between or among the Depositary's participants or beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation as is expressly required by, and to do so if and when expressly required by, the terms of this

Indenture and to examine the same to determine substantial compliance as to form with the express requirements hereof.

SECTION 2.07 Replacement Convertible Subordinated Notes.

         If the holder of a Convertible Subordinated Note claims that its Convertible Subordinated Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Convertible Subordinated Note if the Trustee's and the Company's requirements are met. If required by the Trustee or the Company as a condition of receiving a replacement Convertible Subordinated Note, the holder of a Convertible Subordinated Note must provide a certificate of loss and an indemnity and/or an indemnity bond sufficient, in the judgment of both the Company and the Trustee, to fully protect the Company, the Trustee, any Agent and any authenticating agent from any loss, liability, cost or expense which any of them may suffer or incur if the Convertible Subordinated Note is replaced. The Company and the Trustee may charge the relevant holder for their expenses in replacing any Convertible Subordinated Note.

         The Trustee or any authenticating agent may authenticate any such substituted Convertible Subordinated Note, and deliver the same upon the receipt of such security or indemnity as the Trustee, the Company and, if applicable, such authenticating agent may require. Upon the issuance of any substituted Convertible Subordinated Note, the Company and the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith. In case any Convertible Subordinated Note which has matured or is about to mature, or has been called for redemption pursuant to Article 3, submitted for repurchase pursuant to Section 3.09 or Section 3.10 or is about to be converted into Common Stock pursuant to Article 12, shall become mutilated or be destroyed, lost or stolen, the Company may, instead of issuing a substitute Convertible Subordinated Note, pay or authorize the payment of or convert or authorize the conversion of the same (without surrender thereof except in the case of a mutilated Convertible Subordinated Note), as the case may be, if the applicant for such payment or conversion shall furnish to the Company, to the Trustee and, if applicable, to the authenticating agent such security or indemnity as may be required by them to save each of them harmless for any loss, liability, cost or expense caused by or connected with such substitution, and, in case of destruction, loss or theft, evidence satisfactory to the Company, the Trustee and, if applicable, any paying agent or conversion agent of the destruction, loss or theft of such Convertible Subordinated Note and of the ownership thereof.

         Every replacement Convertible Subordinated Note is an additional obligation of the Company and shall be entitled to all the benefits provided under this Indenture equally and proportionately with all other Convertible Subordinated Notes duly issued, authenticated and delivered hereunder.

SECTION 2.08 Outstanding Convertible Subordinated Notes.

         The Convertible Subordinated Notes outstanding at any time are all the Convertible Subordinated Notes properly authenticated by the Trustee except for those canceled by the

Trustee, those delivered to it for cancellation, and those described in this Section as not outstanding.

         If a Convertible Subordinated Note is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Convertible Subordinated Note is held by a bona fide purchaser.

         If Convertible Subordinated Notes are considered paid under Section
4.01 or converted under Article 12, they cease to be outstanding, and interest on them ceases to accrue.

         Subject to Section 2.09 hereof, a Convertible Subordinated Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Convertible Subordinated Note.

SECTION 2.09 When Treasury Convertible Subordinated Notes Disregarded.

         In determining whether the holders of the required principal amount of Convertible Subordinated Notes have concurred in any direction, waiver or consent, Convertible Subordinated Notes owned by the Company or an Affiliate of the Company shall be considered as though they are not outstanding except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Convertible Subordinated Notes which a Trust Officer of the Trustee actually knows are so owned shall be so disregarded.

SECTION 2.10 Temporary Convertible Subordinated Notes; Transfers of Global
             Security to Beneficial Owners.

         (a) Until definitive Convertible Subordinated Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Convertible Subordinated Notes. Temporary Convertible Subordinated Notes shall be substantially in the form of definitive Convertible Subordinated Notes but may have variations that the Company considers appropriate for temporary Convertible Subordinated Notes and shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Convertible Subordinated Notes in exchange for temporary Convertible Subordinated Notes.

         (b) A Global Security deposited with the Depositary or with the Trustee as Note Custodian for the Depositary pursuant to Section 2.01 shall be transferred to the beneficial owners thereof in the form of certificated Convertible Subordinated Notes in definitive form only if such transfer complies with Section 2.06 and (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for such Global Security or if at any time such Depositary ceases to be a "clearing agency" registered under the Exchange Act at a time when the Depositary is required to be so registered in order to act as depositary and in each case a successor Depositary is not appointed by the Company within 90 days of such notice, or (ii) the Company executed and delivers to the Trustee and Registrar an Officer's Certificate stating that such Global Security shall be so exchangeable.

         In connection with the exchange of an entire Global Security for certificated Convertible Subordinated Notes pursuant to this subsection (b), such Global Security shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and upon Company order the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in such Global Security, an equal aggregate Principal Amount of certificated Convertible Subordinated Notes of authorized denominations.

         In addition, the owner of a beneficial interest in a Global Security will be entitled to receive a certificated Convertible Subordinated Note in exchange for such interest if an Event of Default has occurred and is continuing. Upon receipt by the Note Custodian and Registrar of instructions from the Holder of a Global Security directly the Note Custodian and Registrar to (x) issue one or more certificate Convertible Subordinated Notes in the amounts specified to the owner of a beneficial interest in such Global Security and (y) debit or cause to be debited an equivalent amount of beneficial interest in such Global Security, subject to the rules and procedures of the Depositary:

         (i) the Note Custodian and Registrar shall notify the Company and the Trustee of such instructions, identifying the owner and amount of such beneficial interest in such Global Security;

         (ii) the Company shall promptly execute, and upon Company order the Trustee shall authenticate and deliver, to such beneficial owner certificated Convertible Subordinated Notes in an equivalent amount to such beneficial interest in such Global Security; and

         (iii) the Registrar shall decrease such Global Security by such amount in accordance with the foregoing.

         In the event that the certificated Convertible Subordinated Notes are not issued to each such beneficial owner promptly after the Registrar has received a request from the Holder of a Global Security to issue such certificated Convertible Subordinated Notes, the Company expressly acknowledges, with respect to the right of any holder to pursue a remedy pursuant to Sections
6.06 or 6.07 hereof, the right of any beneficial owner of the Convertible Subordinated Notes to pursue such remedy with respect to the portion of the Convertible Subordinated Notes that represents such beneficial owner's Convertible Subordinated Notes as if such certificated Convertible Subordinated Notes had been issued.

         (c) Any Global Security or interest thereon that is transferable to the beneficial owners thereof in the form of certificated Convertible Subordinated Notes in definitive form shall, if held by the Depository, be surrendered by the Depositary to the Trustee, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Security, an equal aggregate Principal Amount of Convertible Subordinated Notes of authorized denominations in the form of certificated Convertible Subordinated Notes in definitive form. Any portion of a Global Security transferred pursuant to this Section shall be executed, authenticated and delivered only in denominations of $1,000 of Principal Amount and any integral multiple thereof and registered in such names as the Depositary shall direct. Any Convertible Subordinated Notes in the form of certificated Convertible Subordinated Notes in definitive form delivered in exchange for an interest in the Global Security shall, except as otherwise provided by Section 2.06(c), bear the Restricted Securities Legend.

         (d) Prior to any transfer pursuant to Section 2.10(b), the registered holder of a Global Security may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action that a holder is entitled to take under this Indenture or the Convertible Subordinated Notes.

SECTION 2.11 Cancellation.

         The Company at any time may deliver Convertible Subordinated Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Convertible Subordinated Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else may cancel Convertible Subordinated Notes surrendered for registration of transfer, exchange, payment, replacement, conversion, redemption, repurchase or cancellation. Upon written instructions of the Company, the Trustee shall destroy and dispose of canceled Convertible Subordinated Notes as the Company directs and, after such destruction, shall deliver a certificate of destruction to the Company. The Company may not issue new Convertible Subordinated Notes to replace Convertible Subordinated Notes that it has paid, redeemed or repurchased or that have been delivered to the Trustee for cancellation or that any holder has (i) converted pursuant to Article 12 hereof, (ii) submitted for redemption pursuant to Article 3 hereof or (iii) submitted for repurchase pursuant to
Section 3.09 or Section 3.10 hereof (unless revoked).

SECTION 2.12 Defaulted Interest.

         If the Company fails to make a payment of interest on the Convertible Subordinated Notes, it shall pay such defaulted interest plus, to the extent lawful, any interest payable on the defaulted interest. It may pay such defaulted interest, plus any such interest payable on it, to the persons who are holders of Convertible Subordinated Notes on a subsequent special record date. The Company shall fix any such record date and payment date. At least 15 days before any such record date, the Company shall mail to holders of the Convertible Subordinated Notes a notice that states the record date, payment date and amount of such interest to be paid.

SECTION 2.13 CUSIP Number.

         The Company in issuing the Convertible Subordinated Notes may use a "CUSIP" number, and if so, such CUSIP number shall be included in notices of redemption, repurchase or exchange as a convenience to holders of Convertible Subordinated Notes; provided, however, that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Convertible Subordinated Notes and that reliance may be placed only on the other identification numbers printed on the Convertible Subordinated Notes. The Company will promptly notify the Trustee of any change in the CUSIP number.

SECTION 2.14 Regulation S.

         The Company agrees that it will refuse to register any transfer of Convertible Subordinated Notes or any shares of Common Stock issued upon conversion of Convertible Subordinated Notes that is not made in accordance with the provisions of Regulation S under the Securities Act, pursuant to a registration statement which has been declared effective under the Securities Act or pursuant to an available exemption from the registration requirements of the Securities Act; provided that the provisions of this paragraph shall not be applicable to any Convertible Subordinated Notes which do not bear a Restricted Securities Legend or to any shares of Common Stock evidenced by certificates which do not bear a Restricted Common Stock Legend.

                                    ARTICLE 3

                            REDEMPTION AND PURCHASES

SECTION 3.01 Optional Redemption.

         The Company, at its option, may redeem all or any portion of the Convertible Subordinated Notes upon the terms and at the Redemption Prices set forth in each of the Convertible Subordinated Notes. Any redemption shall be made in accordance with the provisions of Paragraph 6 the Convertible Subordinated Notes and this Article 3.

SECTION 3.02 Notices to Trustee.

         If the Company elects to redeem Convertible Subordinated Notes pursuant to the optional redemption provisions of paragraph 6 of the Convertible Subordinated Notes, it shall furnish to the Trustee, at least 30 (45 if less than all of the then outstanding Convertible Subordinated Notes are to be redeemed) days but not more than 60 days before a Redemption Date (unless a shorter period shall be satisfactory to the Trustee), an Officers' Certificate setting forth (i) the Section of this Indenture pursuant to which the redemption shall occur, (ii) the Redemption Date, (iii) the principal amount of Convertible Subordinated Notes (if less than all) to be redeemed, (iv) the Redemption Price and (v) the CUSIP number of the Convertible Subordinated Notes being redeemed.

SECTION 3.03 Selection of Convertible Subordinated Notes to Be Redeemed.

         If less than all the Convertible Subordinated Notes are to be redeemed, the Trustee shall select the Convertible Subordinated Notes to be redeemed pro rata or by lot or by any other method the Trustee considers fair and appropriate (so long as such method is not prohibited by the rules of any stock exchange on which the Securities are then listed). The Trustee shall make the selection at least 30 days but not more than 60 days before a Redemption Date from outstanding Convertible Subordinated Notes not previously called for redemption.

         Convertible Subordinated Notes and any portions thereof that the Trustee selects shall be in Principal Amounts of $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to Convertible Subordinated Notes called for redemption also apply to portions of Convertible Subordinated Notes called for redemption. The Trustee shall notify the Company promptly of the Convertible Subordinated Notes or portions of Convertible Subordinated Notes to be redeemed.

         If any Convertible Subordinated Note selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the Convertible Subordinated Note so selected, the converted portion of such Convertible Subordinated Note shall be deemed (so far as may be) to be the portion selected for redemption. The Convertible Subordinated Notes (or portion thereof) so selected shall be deemed duly selected for redemption for all purposes hereof, notwithstanding that any such Convertible Subordinated Note is converted in whole or in part before the mailing of the notice of redemption.

SECTION 3.04 Notice of Redemption.

         The Company shall mail by first-class mail a notice of redemption to each holder whose Convertible Subordinated Notes are to be redeemed, at such holder's registered address. The Company will not give fewer than 30 days' notice of redemption by first class mail to holders of notes.

         The notice shall identify the Convertible Subordinated Notes to be redeemed and shall state:

                  (1)      the Redemption Date;

                  (2) the Redemption Price and accrued and unpaid interest, if any, payable on the Redemption Date;

                  (3)      the Conversion Rate;

                  (4) the name and address of the Paying Agent and Conversion Agent;

                  (5) that Convertible Subordinated Notes called for redemption may be converted at any time prior to the close of business on the last trading day immediately preceding the Redemption Date and if not converted prior to the close of business on such date, the right of conversion will be lost;

                  (6) that holders who want to convert Convertible Subordinated Notes must satisfy the requirements set forth in Paragraph 9 of the Convertible Subordinated Notes;

                  (7) that Convertible Subordinated Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price and accrued and unpaid interest and Registration Default Damages, if any;

                  (8) if fewer than all the outstanding Convertible Subordinated Notes are to be redeemed, the certificate number and Principal Amounts of the particular Convertible Subordinated Notes to be redeemed;

                  (9) that, unless the Company defaults in making payment of such Redemption Price and any interest or Registration Default Damages which are due and payable, interest and Registration Default Damages, if any, will cease to accrue on and after the Redemption Date;

                  (10)     the CUSIP number of the Convertible Subordinated
Notes;

                  (11) that in the case of Convertible Subordinated Notes or portions thereof called for redemption on a date that is also an Interest Payment Date, the interest payment and Registration Default Damages, if any, due on such date shall be paid to the person in whose name the Convertible Subordinated Notes are registered at the close of business on the relevant Regular Record Date; and

                  (12) any other information that the Company wants to present.

         The notice if mailed in the manner herein provided shall be conclusively presumed to have been given, whether or not the holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the holder of any Convertible Subordinated Note designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any Convertible Subordinated Note.

         At the Company's request, the Trustee shall give the notice of redemption to holders in the Company's name and at the Company's expense, provided that the Company makes such request at least three Business Days (unless a shorter period shall be satisfactory to the Trustee) prior to the date such notice of redemption must be mailed.

SECTION 3.05 Effect of Notice of Redemption.

         Once notice of redemption is given, Convertible Subordinated Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price (together with accrued and unpaid interest and Registration Default Damages, if any) stated in the notice except for Convertible Subordinated Notes which are converted in accordance with the terms of this Indenture. Upon surrender to the Paying Agent, such Convertible Subordinated Notes shall be paid at the Redemption Price, together with accrued and unpaid interest and Registration Default Damages, if any, as stated in the notice.

SECTION 3.06 Deposit of Redemption Price.

         On or before the Redemption Date, the Company shall deposit with the Paying Agent (or if the Company or a subsidiary or an Affiliate of either of them is the Paying Agent, shall segregate and hold in trust) in immediately available funds sufficient to pay the Redemption Price of, and any accrued and unpaid interest and any Registration Default Damages on, all Convertible Subordinated Notes to be redeemed on that date other than Convertible Subordinated Notes or portions of Convertible Subordinated Notes called for redemption which on or prior thereto have been delivered by the Company to the Trustee for cancellation or have been converted. The Paying Agent shall as promptly as practicable return to the Company any money not required for that purpose.

         On and after the Redemption Date, unless the Company shall default in the payment of the Redemption Price, interest and Registration Default Damages, if applicable, will cease to accrue on the Principal Amount of the Convertible Subordinated Notes or portions thereof called for redemption and for which funds have been set apart for payment, and such Convertible Subordinated Notes, or portions thereof, shall cease after the close of business on the trading day immediately preceding the Redemption Date to be convertible into Common Stock and, except as provided in this Section 3.06 and Section 8.04, to be entitled to any benefit or security under this Indenture, and the holders thereof shall have no right in respect of such Convertible Subordinated Notes, or portions thereof, except the right to receive the Redemption Price thereof and unpaid interest and Registration Default Damages, if any, to (but excluding) the Redemption Date. In the case of Convertible Subordinated Notes or portions thereof redeemed on a Redemption Date which is also an Interest Payment Date, the interest payment and Registration Default Damages, if any, due on such date shall be paid to the person in whose name the Convertible Subordinated Note is registered at the close of business on the relevant Regular Record Date.

SECTION 3.07 Convertible Subordinated Notes Redeemed in Part.

         Upon surrender of a Convertible Subordinated Note that is redeemed in part only, the Company shall issue and the Trustee shall authenticate and deliver to the holder of a Convertible Subordinated Note a new Convertible Subordinated Note equal in Principal Amount to the unredeemed portion of the Convertible Subordinated Note surrendered, at the expense of the Company, except as specified in Section 2.06 or 2.07.

SECTION 3.08 Conversion Arrangement on Call for Redemption.

         In connection with any redemption of Convertible Subordinated Notes, the Company may arrange for the purchase and conversion of any Convertible Subordinated Notes by an arrangement with one or more investment banks or other purchasers to purchase such Convertible Subordinated Notes by paying to the Trustee in trust for the holders, on or before 10:00 a.m. New York City time on the Redemption Date, an amount not less than the applicable Redemption Price, together with interest and Registration Default Damages, if any, accrued to the Redemption Date, of such Convertible Subordinated Notes. Notwithstanding anything to the contrary contained in this Article 3, the obligation of the Company to pay the Redemption Price of such Convertible Subordinated Notes, together with interest and Registration Default Damages, if any, accrued to the Redemption Date, shall be deemed to be satisfied and discharged to the extent such amount is so paid by such purchasers. If such an agreement is entered into, a copy of which will be filed with the Trustee prior to the Redemption Date, and any Convertible Subordinated Notes not duly surrendered for conversion by the holders thereof may, at the option of the Company, be deemed, to the fullest extent permitted by law, acquired by such purchasers from such holders and (notwithstanding anything to the contrary contained in Article 12) surrendered by such purchasers for conversion, all as of immediately prior to the close of business on the Redemption Date (and the right to convert any such Convertible Subordinated Notes shall be deemed to have been extended through such time), subject to payment of the above amount as aforesaid. At the direction of the Company, the Trustee shall hold and dispose of any such amount paid to it in the same manner as it would monies deposited with it by the Company for the redemption of Convertible Subordinated Notes. Without the Trustee's prior written consent, no arrangement between the Company and such purchasers for the purchase and conversion of any Convertible Subordinated Notes shall increase or otherwise affect any of the powers, duties, responsibilities or obligations of the Trustee as set forth in this Indenture, and the Company agrees to indemnify the Trustee from, and defend and hold it harmless against, any loss, liability or expense arising out of or in connection with any such arrangement for the purchase and conversion of any Convertible Subordinated Notes between the Company and such purchasers to which the Trustee has not consented in writing, including the reasonable costs and expenses incurred by the Trustee in the defense of any claim or liability arising out of or in connection with the exercise or performance of any of its powers, duties, responsibilities or obligations under this Indenture.

SECTION 3.09 Repurchase of Convertible Subordinated Notes at Option of the
             Holder.

         (a) Convertible Subordinated Notes shall be purchased by the Company pursuant to the terms of the Convertible Subordinated Notes at the option of the holder on October 1 of 2008, 2013 and 2018 (each, a "Repurchase Date"), at a purchase price of 100% of the Principal Amount plus any accrued and unpaid interest and any Registration Default Damages (the "Repurchase Price"), in each case, to, but excluding, such Repurchase Date, subject to the provisions of this Section 3.09(a).

         Notice of an upcoming Repurchase Date shall be mailed by or at the direction of the Company to the holders of Convertible Subordinated Notes as shown on the Register of such holders maintained by the Registrar not less than 20 Business Days prior to the Repurchase Date at the addresses as shown on the Register of holders maintained by the Registrar. The Company will also give notice to beneficial owners as required by applicable law. Such notice will describe, among other things, the repurchase right at the option of the holder, the Repurchase Date, the Repurchase Price, that the holder must exercise the repurchase right at any time from the opening of business on the date that is 20 Business Days prior to the Repurchase Date until the close of business on the Business Day prior to the Repurchase Date, that the holder shall have the right to withdraw any Convertible Subordinated Notes surrendered prior to the close of business on the Repurchase Date, the procedures that a holder of Convertible Subordinated Notes must follow in order to require the Company to repurchase such holder's Convertible Subordinated Notes and to withdraw any surrendered Convertible Subordinated Notes, the place or places where the holder is to surrender such holder's Convertible Subordinated Notes, the amount of interest and Registration Default Damages, if any, accrued on each Convertible Subordinated Note to (but excluding) the Repurchase Date, and the CUSIP number or numbers of the Convertible Subordinated Notes (if then generally in use).

         No failure of the Company to give the foregoing notices and no defect therein shall limit the Convertible Subordinated Note holders' repurchase rights or affect the validity of the proceedings for the repurchase of the Convertible Subordinated Notes pursuant to this Section 3.09.

         Repurchases of Convertible Subordinated Notes under this Section 3.09 shall be made, at the option of the holder thereof, upon:

                  (1) delivery to the Paying Agent by a holder of a written notice (a "Repurchase Notice") during the period beginning at any time from the opening of business on the date that is 20 Business Days prior to the applicable relevant Repurchase Date until the close of business on the Business Day prior to such Repurchase Date stating:

                           (A) if certificated Convertible Subordinated Notes have been issued, the certificate numbers of the Convertible Subordinated Notes which the holder will deliver to be purchased (or if a holder's Convertible Subordinated Notes are not certificated, such holder's Repurchase Notice must comply with appropriate Depositary procedures),

                           (B) the portion of the Principal Amount of the Convertible Subordinated Notes which the holder will deliver to be purchased, which portion must be a Principal Amount of $1,000 or an integral multiple thereof,

                           (C) that such Convertible Subordinated Note shall be purchased as of the Repurchase Date pursuant to the terms and conditions specified in paragraph 7 of the Convertible Subordinated Notes and in this Indenture, and

                  (2) delivery or book-entry transfer of the Convertible Subordinated Notes to Paying Agent at any time after delivery of the applicable Repurchase Notice (together with all necessary endorsements) at the office of the Paying Agent, such delivery being a condition to receipt by the holder of the Repurchase Price therefor; provided that such Repurchase Price shall be so paid pursuant to this Section 3.09 only if the Convertible Subordinated Note so delivered to Paying Agent shall conform in all respects to the description thereof in the related Repurchase Notice.

         The Company shall purchase from the holder thereof, pursuant to this
Section 3.09, a portion of a Convertible Subordinated Note if the Principal Amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the purchase of all of a Convertible Subordinated Note also apply to the purchase of such portion of such Convertible Subordinated Note.

         The Paying Agent shall promptly notify the Company of the receipt by it of any Repurchase Notice or written notice of withdrawal thereof.

         (b) Upon receipt by the Paying Agent of the Repurchase Notice specified in Section 3.09(a), the holder of the Convertible Subordinated Note in respect of which such Repurchase Notice was given shall (unless such Repurchase Notice is validly withdrawn) thereafter be entitled to receive solely the Repurchase Price with respect to such Convertible Subordinated Note. Such Repurchase Price shall be paid to such holder, subject to receipt of funds and/or Convertible Subordinated Notes by the Paying Agent, promptly following the later of (x) the Repurchase Date with respect to such Convertible Subordinated Note (provided the holder has satisfied the conditions in Section 3.09(a)) and (y) the time of delivery of such Convertible

Subordinated Note to the Paying Agent by the holder thereof in the manner required by Section 3.09(a). Notwithstanding anything herein to the contrary, Convertible Subordinated Notes in respect of which a Repurchase Notice has been given by the holder thereof may not be converted pursuant to Article 12 hereof on or after the date of the delivery of such Repurchase Notice unless such Repurchase Notice has first been validly withdrawn.

         A Repurchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent in accordance with the Repurchase Notice at any time prior to the close of business on the Repurchase Date so long as delivery or book-entry transfer of the Convertible Subordinated Notes in exchange for the Repurchase Price has not occurred, specifying:

                  (1) the certificate number, if any, of the Convertible Subordinated Note in respect of which such notice of withdrawal is being submitted, or the appropriate Depositary information if the Convertible Subordinated Note in respect of which such notice of withdrawal is being submitted is represented by a Global Security,

                  (2) the Principal Amount of the Convertible Subordinated Note with respect to which such notice of withdrawal is being submitted, and

                  (3) the Principal Amount, if any, of such Convertible Subordinated Note which remains subject to the original Repurchase Notice and which has been or will be delivered for purchase by the Company.

         (a) On or prior to the Repurchase Date, the Company shall deposit with the Paying Agent (or, if the Company or a subsidiary or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.04) an amount of cash (in immediately available funds if deposited on such Business Day) sufficient to pay the aggregate Repurchase Price of all the Convertible Subordinated Notes or portions thereof that are to be purchased as of the Repurchase Date.

         (b) Upon presentation of any Convertible Subordinated Note repurchased only in part, the Company shall execute and the Trustee shall authenticate and make available for delivery to the holder thereof, at the expense of the Company, a new Convertible Subordinated Note or Convertible Subordinated Notes, of any authorized denomination, in aggregate Principal Amount equal to the unrepurchased portion of the Convertible Subordinated Notes presented.

         (c) The Paying Agent shall return to the Company any cash that remains unclaimed, together with interest, if any, thereon, held by them for the payment of the Repurchase Price; provided that to the extent that the aggregate amount of cash deposited by the Company pursuant to Section 3.09 exceeds the aggregate Repurchase Price of the Convertible Subordinated Notes or portions thereof which the Company is obligated to purchase as of the Repurchase Date then, unless otherwise agreed in writing with the Company, promptly after the Business Day following the Repurchase Date, the Paying Agent shall return any such excess to the Company together with interest, if any, thereon. If the Paying Agent holds money sufficient to pay the Repurchase Price of a Convertible Subordinated Note on the Business Day following the Repurchase Date, then on or after that date, such Convertible Subordinated Note shall cease to be outstanding, and interest and Registration Default Damages, if applicable, will cease to accrue on the Principal Amount of the Convertible Subordinated Note and the holders thereof shall have no right in respect of such Convertible Subordinated Note except the right to receive the Repurchase Price thereof and unpaid interest and Registration Default Damages, if any, to (but excluding) the Repurchase Date.

SECTION 3.10 Repurchase Upon Fundamental Change.

         Following a Fundamental Change (the date of each such occurrence being the "Fundamental Change Date"), the Company shall notify the holders of Convertible Subordinated Notes in writing of such occurrence and shall make an offer (the "Fundamental Change Offer") to repurchase all Convertible Subordinated Notes then outstanding at a repurchase price in cash equal to 100% of the Principal Amount thereof, plus accrued and unpaid interest and Registration Default Damages, if any (the "Fundamental Change Payment"), to, but excluding, the Fundamental Change Payment Date (as defined below).

         Notice of a Fundamental Change shall be mailed by or at the direction of the Company to the holders of Convertible Subordinated Notes as shown on the Register of such holders maintained by the Registrar not more than 20 days after the applicable Fundamental Change Date at the addresses as shown on the Register of holders maintained by the Registrar, with a copy to the Trustee and the Paying Agent. The Fundamental Change Offer shall remain open until a specified date (the "Fundamental Change Offer Termination Date") which is at least 20 Business Days from the date such notice is mailed. During the period specified in such notice, holders of Convertible Subordinated Notes may elect to tender their Convertible Subordinated Notes in whole or in part in integral multiples of $1,000 of Principal Amount in exchange for cash. Payment shall be made by the Company in respect of Convertible Subordinated Notes properly tendered pursuant to this Section on a specified Business Day (the "Fundamental Change Payment Date") which shall be no later than 60 days after the applicable Fundamental Change.

         The notice, which shall govern the terms of the Fundamental Change Offer, shall include such disclosures as are required by law and shall state:

         (a)      that a Fundamental Change Offer is being made pursuant to this
Section 3.10 and that all Convertible Subordinated Notes will be accepted for payment;

         (b) the event, transaction or transactions that constitute the Fundamental Change;

         (c) the Fundamental Change Payment for each Convertible Subordinated Note, the Fundamental Change Offer Termination Date and the Fundamental Change Payment Date;

         (d) that any Convertible Subordinated Note not properly tendered will continue to accrue interest (including Contingent Interest, if any) and Registration Default Damages, if applicable, in accordance with the terms thereof;

         (e) that, unless the Company defaults on making the Fundamental Change Payment, any Convertible Subordinated Note properly tendered pursuant to the Fundamental Change Offer shall cease to accrue interest and Registration Default Damages, if applicable, on the

Fundamental Change Payment Date and no further interest (including Contingent Interest, if any) or Registration Default Damages shall accrue on or after such date;

         (f) that holders electing to have Convertible Subordinated Notes repurchased pursuant to a Fundamental Change Offer will be required to surrender their Convertible Subordinated Notes to the Paying Agent at the address specified in the notice prior to 5:00 p.m., New York City time, on the Fundamental Change Offer Termination Date and must complete any form letter of transmittal proposed by the Company and acceptable to the Trustee and the Paying Agent;

         (g) that holders of Convertible Subordinated Notes will be entitled to withdraw their election if the Paying Agent receives, not later than 5:00 p.m., New York City time, on the Fundamental Change Offer Termination Date, a facsimile transmission or letter setting forth the name of the holder, the principal amount of Convertible Subordinated Notes the holder delivered for purchase, the Convertible Subordinated Note certificate number (if any) and a statement that such holder is withdrawing his election to have such Convertible Subordinated Notes purchased;

         (h) that holders whose Convertible Subordinated Notes are tendered for repurchase in part will be issued Convertible Subordinated Notes equal in Principal Amount to the unpurchased portion of the Convertible Subordinated Notes surrendered;

         (i) the instructions that holders must follow in order to tender their Convertible Subordinated Notes; and

         (j) that in the case of a Fundamental Change Offer Termination Date that is also an Interest Payment Date, the interest payment (including Contingent Interest, if any) and Registration Default Damages, if any, due on such date shall be paid to the person in whose name the Convertible Subordinated
Note is registered at the close of business on the relevant Fundamental Change Offer Termination Date.

         On the Fundamental Change Offer Termination Date, the Company shall (i) accept for payment all Convertible Subordinated Notes or portions thereof properly tendered pursuant to the Fundamental Change Offer, (ii) deposit with the Paying Agent money sufficient to pay the Fundamental Change Payment with respect to all Convertible Subordinated Notes or portions thereof so tendered and (iii) deliver or cause to be delivered to the Trustee the Convertible Subordinated Notes so tendered together with an Officers' Certificate setting forth the aggregate principal amount of Convertible Subordinated Notes or portions thereof tendered to the Company. On the Fundamental Change Payment Date, the Paying Agent shall send or deliver the Fundamental Change Payment to the holders of Convertible Subordinated Notes so tendered and the Trustee shall promptly authenticate and send or cause to be transferred by book entry to such holders a new Convertible Subordinated Note equal in principal amount to any unpurchased portion of the Convertible Subordinated Note surrendered, if any; provided that such new Convertible Subordinate Notes will be in a Principal Amount of $1,000 or an integral multiple thereof. Any Convertible Subordinated Notes not properly tendered shall be promptly mailed or delivered by the Company to the holder thereof.

         In the case of any reclassification, change, consolidation, merger, share exchange, combination or sale or conveyance to which Section 12.14 applies in which the Common Stock of the Company is changed or exchanged as a result into the right to receive stock, securities or other property or assets (including cash) which includes shares of common stock of the Company or another person that are, or upon issuance will be, traded on a United States national securities exchange or approved for trading on an established automated over-the-counter trading market in the United States and such shares constitute at the time such change or exchange becomes effective in excess of 50% of the aggregate fair market value of such stock, securities other property and assets (including cash) (as determined by the Company, which determination shall be conclusive and binding), then the person formed by such consolidation or resulting from such merger or share exchange or which acquires such assets, as the case may be, shall execute and deliver to the Trustee a supplemental indenture (which shall comply with the TIA as in force at the date of execution of such supplemental indenture) modifying the provisions of this Indenture relating to the right of holders of Convertible Subordinated Notes to cause the Company to repurchase Convertible Subordinated Notes following a Fundamental Change, including the applicable provisions of this Section 3.10 and the definitions of Fundamental Change, Change of Control and Termination of Trading, as appropriate, as determined in good faith by the Company (which determination shall be conclusive and binding), to make such provision apply to such common stock and the issuer thereof if different from the Company and Common Stock of the Company (in lieu of the Company and the Common Stock of the Company).

         The Fundamental Change Offer shall be made by the Company in compliance with all applicable provisions of the Exchange Act, and all applicable tender offer rules promulgated thereunder, to the extent such laws and regulations are then applicable and shall include all instructions and materials that the Company shall reasonably deem necessary to enable such holders of Convertible Subordinated Notes to tender their Convertible Subordinated Notes.

                                    ARTICLE 4

                                    COVENANTS

SECTION 4.01 Payment of Convertible Subordinated Notes.

         The Company shall pay the principal of and interest and Registration Default Damages, if any, on the Convertible Subordinated Notes on the dates and in the manner provided in the Convertible Subordinated Notes. Principal, interest and Registration Default Damages, if any, the Redemption Price, Repurchase Price and the Fundamental Change Payment shall be considered paid on the date due if the Trustee or Paying Agent (other than the Company or a subsidiary of the Company) holds as of 10:00 a.m., New York City time, on that date immediately available funds designated for and sufficient to pay all principal, interest, Registration Default Damages, if any, the Redemption Price, Repurchase Price or the Fundamental Change Payment then due, provided, however, that money held by the Agent for the benefit of holders of Senior Debt pursuant to the provisions of Article 11 hereof or the payment of which to the holders of the Convertible Subordinated Notes is prohibited by Article 11 shall not be considered to be designated for the payment of any principal of or interest or any Registration Default Damages on the Convertible Subordinated Notes within the meaning of this Section 4.01.

         To the extent lawful, the Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on (i) overdue principal, at the rate borne by Convertible Subordinated Notes, compounded semiannually; and (ii) overdue installments of interest (without regard to any applicable grace period) at the same rate, compounded semiannually.

SECTION 4.02 Commission Reports.

         The Company shall comply with Section 314(a) of the TIA.

SECTION 4.03 Compliance Certificate.

         The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company, an Officers' Certificate stating that a review of the activities of the Company and its subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has fully performed its obligations under this Indenture and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge, the Company is not in default in the performance or observance of any of the terms and conditions hereof (or, if any Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge) and, that to the best of his or her knowledge, no event has occurred and remains in existence by reason of which payments on account of the principal of or interest or Registration Default Damages, if any, on the Convertible Subordinated Notes are prohibited.

         The Company shall, so long as any of the Convertible Subordinated Notes are outstanding, deliver to the Trustee, forthwith upon becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

SECTION 4.04 Maintenance of Office or Agency.

         The Company shall maintain or cause to be maintained the office or agency required under Section 2.03. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency not maintained by the Trustee. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, presentations, surrenders, notices and demands with respect to the Convertible Subordinated Notes may be made or served at the Corporate Trust Office of the Trustee.

         The Company may also from time to time designate one or more other offices or agencies where the Convertible Subordinated Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designation.

SECTION 4.05 Continued Existence.

         Subject to Article 5, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

SECTION 4.06 Appointments to Fill Vacancies in Trustee's Office.

         The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 7.08, a Trustee, so that there shall at all times be a Trustee hereunder.

SECTION 4.07 Stay, Extension and Usury Laws.

         The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter enforced, that may affect the Company's obligation to pay the Convertible Subordinated Notes; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law insofar as such law applies to the Convertible Subordinated Notes, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 4.08 Taxes.

         The Company shall, and shall cause each of its subsidiaries to, pay prior to delinquency all taxes, assessments and government levies; provided, however, that the Company shall not be required to pay or cause to be paid any such tax, assessment or levy (A) if the failure to do so will not, in the aggregate, have a material adverse impact on the Company and its subsidiaries taken as a whole, or (B) if the amount, applicability or validity is being contested in good faith by appropriate proceedings.

SECTION 4.09 Investment Company Act.

         As long as any Convertible Subordinated Notes are outstanding, the Company will conduct its business and operations so as not to become an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act"), and will take all steps required in order for it to continue not to be an "investment company" and not to be required to be registered under the Investment Company Act, including, if necessary, redeployment of the assets of the Company.

                                    ARTICLE 5

                                   SUCCESSORS

SECTION 5.01 When the Company May Merge, Etc.

         The Company may not, in a single transaction or series of related transactions, consolidate or merge with or into or effect a share exchange with (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets to, any person as an entirety or substantially as an entirety unless:

         (a)      either

                  (i) the Company shall be the surviving or continuing corporation or

                  (ii) the person formed by or surviving any such consolidation or share exchange or into which the Company is merged (if other than the Company) or the person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of the Company substantially as an entirety

                           (1)      shall be a corporation organized and validly
existing under the laws of the United States or any State thereof and

                           (2)      shall expressly assume, by supplemental
indenture the due and punctual payment of the principal of, any premium on, and any interest on, all of the Company's outstanding debt securities and the performance of every covenant in this Indenture and the Registration Rights Agreement and any other agreement related to the Company's outstanding debt securities on the part of the Company to be performed or observed, including, without limitation, with respect to this Indenture, modifications to rights of holders to cause the repurchase of Convertible Subordinated Notes upon a Fundamental Change in accordance with the penultimate paragraph of Section 3.10 and conversion rights in accordance with Section 12.14 to the extent required by such Sections;

         (b) immediately after giving effect to such transaction no Default and no Event of Default, after notice or lapse of time or both, shall have occurred and be continuing;

         (c) in case of any such consolidation, merger, conveyance or transfer, such successor corporation will succeed to and be substituted for the Company as obligor on the Convertible Subordinated Notes, with the same effect as if it had been named in the Indenture as the obligor and

         (d) the Company or such person shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel each stating that such consolidation, merger, share exchange, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this provision of this Indenture and that all conditions precedent in this Indenture relating to such transaction have been satisfied.

         For purposes of this Section 5.01, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more subsidiaries of the Company, the capital stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

SECTION 5.02 Successor Corporation Substituted.

         Upon any such consolidation, merger, share exchange, sale, assignment, conveyance, lease, transfer or other disposition in accordance with Section 5.01, the successor person formed by such consolidation, or share exchange or into which the Company is merged or to which such assignment, conveyance, lease, transfer or other disposition is made will succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor had been named as the Company therein, and thereafter (except in the case of a sale, assignment, transfer, lease, conveyance or other disposition) the predecessor corporation will be relieved of all further obligations and covenants under this Indenture and the Convertible Subordinated Notes.

SECTION 5.03 Purchase Option on Change of Control.

         This Article 5 does not affect the obligations of the Company (including without limitation any successor to the Company) under Section 3.10.

                                   ARTICLE 6

                              DEFAULTS AND REMEDIES

SECTION 6.01 Events of Default.

         An "Event of Default" with respect to any Convertible Subordinated Notes occurs if:

         (a) the Company defaults in the payment (whether or not such payment is prohibited by the subordination provisions set forth in Article 11 of this Indenture) of any interest on or Registration Default Damages on the Convertible Subordinated Notes when due (including any interest or Registration Default Damages, if any, payable in connection with a repurchase pursuant to
Section 3.09 or Section 3.10 or in connection with any optional redemption payment pursuant to Article 3) and continuance of such default for 30 days or more;

         (b) the Company defaults in the payment (whether or not such payment is prohibited by the subordination provisions set forth in Article 11 of this Indenture) of principal of or premium, if any, on the Convertible Subordinated Notes when due and payable, including, without limitation, failure of the Company to make any optional redemption payment when required pursuant to
Article 3;

         (c) the Company defaults in the payment of the Fundamental Change Payment or the Repurchase Price in respect of the Convertible Subordinated Notes on the date therefor, whether or not such payment is prohibited by the subordination provisions set forth in Article 11 of this Indenture;

         (d) the Company fails to provide timely notice of any Fundamental Change in accordance with Section 3.10;

         (e) a default in the Company's obligation to redeem the Convertible Subordinated Notes after it has exercised its redemption option, whether or not such payment is prohibited by the subordination provisions set forth in Article 11 of this Indenture;

         (f) a default in the Company's obligation to satisfy its conversion obligation pursuant to Article 12 of this Indenture upon exercise of a holder's conversion right;

         (g) the Company defaults (other than a default set forth in clauses (a), (b), (c) and (d) above) in the performance of, or breaches, any other covenant or warranty of the Company set forth in this Indenture or the Convertible Subordinated Notes and fails to remedy such default or breach within a period of 30 days after the receipt of written notice to the Company from the Trustee or to the Company and the Trustee from the holders of at least 25% in aggregate Principal Amount of the then outstanding Convertible Subordinated Notes;

         (h) a default under any credit agreement, mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any subsidiary of the Company (or the payment of which is guaranteed by the Company or any of its subsidiaries), whether such Indebtedness or guarantee exists on the date of this Indenture or is created thereafter, which default (i) is caused by a failure to pay when due any principal of or interest on such Indebtedness within the grace period provided for in such Indebtedness (which failure continues beyond any applicable grace period) (a "Payment Default") or (ii) results in the acceleration of such Indebtedness prior to its express maturity (without such acceleration being rescinded or annulled) and, in each case, the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness under which there is a Payment Default or the maturity of which has been so accelerated, aggregates $5,000,000 or more;

         (i) a final, non-appealable judgment or final, non-appealable judgments (other than any judgment as to which a reputable insurance company has accepted full liability) for the payment of money are entered by a court or courts of competent jurisdiction against the Company or any subsidiaries of the Company and remain unstayed, unbonded or undischarged for a period (during which execution shall not be effectively stayed) of 60 days, provided that the aggregate amount of all such judgments exceeds $5,000,000;

         (j) the Company or any subsidiary, pursuant to or within the meaning of any Bankruptcy Law:

                  (i)      commences a voluntary case,

                  (ii) consents to the entry of an order for relief against it in an involuntary case,

                  (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property,

                  (iv) makes a general assignment for the benefit of its creditors,

                  (v) makes the admission in writing that it generally is unable to pay its debts as the same become due; or

         (k) a court of competent jurisdiction enters a judgment, order or decree under any Bankruptcy Law that:

                  (i) is for relief against the Company or any subsidiary in an involuntary case,

                  (ii) appoints a Custodian of the Company or any subsidiary, and the order or decree remains unstayed and in effect for 90 days or

                  (iii) orders the liquidation of the Company or any subsidiary, and the order or decree remains unstayed and in effect for 90 days.

         The term "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

SECTION 6.02 Acceleration.

         If an Event of Default (other than an Event of Default with respect to the Company specified in clauses (j) and (k) of Section 6.01) occurs and is continuing, then and in every such case the Trustee, by written notice to the Company, or the holders of at least 25% in aggregate Principal Amount of the then outstanding Convertible Subordinated Notes, by written notice to the Company and the Trustee, may declare the unpaid Principal Amount of, premium, if any, and accrued and unpaid interest and Registration Default Damages, if any, on all the Convertible Subordinated Notes to be due and payable. Upon such declaration such Principal Amount, premium, if any, and accrued and unpaid interest and Registration Default Damages, if any, shall become immediately due and payable, notwithstanding anything contained in this Indenture or the Convertible Subordinated Notes to the contrary, but subject to the provisions of
Article 11 hereof. If any Event of Default with respect to the Company specified in clauses (j) or (k) of Section 6.01 occurs, all unpaid Principal Amount of and premium, if any, and accrued and unpaid interest and Registration Default Damages, if any, on the Convertible Subordinated Notes then outstanding shall become automatically due and payable subject to the provisions of Article 11 hereof, without any declaration or other act on the part of the Trustee or any holder of Convertible Subordinated Notes.

         The holders of a majority in aggregate Principal Amount of the then outstanding Convertible Subordinated Notes by notice to the Trustee may rescind an acceleration of the Convertible Subordinated Notes and its consequences if all existing Events of Default including payment of the Trustee's fees and expenses (other than nonpayment of principal of or premium, if any, and interest and Registration Default Damages, if any, on the Convertible Subordinated Notes which has become due solely by virtue of such acceleration) have been cured or waived and if the rescission would not conflict with any judgment or decree of any court of competent jurisdiction. No such rescission shall affect any subsequent Default or Event of Default or impair any right consequent thereto.

SECTION 6.03 Other Remedies.

         If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of Principal Amount of or interest or Registration Default Damages, if applicable, on the Convertible Subordinated Notes or to enforce the performance of any provision of the Convertible Subordinated Notes or this Indenture, subject to the provisions of Article 11 hereof. The Trustee may maintain a proceeding even if it does not possess any of the Convertible Subordinated Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any holder of a Convertible Subordinated Note in exercising any right or remedy occurring upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

SECTION 6.04 Waiver of Past Defaults.

         The holders of a majority in aggregate Principal Amount of the Convertible Subordinated Notes then outstanding may, on behalf of the holders of all the Convertible Subordinated Notes, waive an existing Default or Event of Default and its consequences, except a Default or Event of Default in the payment of the principal of, premium, if any, or interest or Registration Default Damages, if applicable, on the Convertible Subordinated Notes (other than the non-payment of principal of and premium, if any, and interest and Registration Default Damages, if any, on the Convertible Subordinated Notes which has become due solely by virtue of an acceleration which has been duly rescinded as provided above), or in respect of a covenant or provision of this Indenture which cannot be modified or amended without the consent of all holders of Convertible Subordinated Notes. When a Default or Event of Default is waived, it is cured and stops continuing. No waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

SECTION 6.05 Control by Majority.

         The holders of a majority in aggregate Principal Amount of the then outstanding Convertible Subordinated Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other holders of Convertible Subordinated Notes or that may involve the Trustee in personal liability; provided that the Trustee shall have no duty or obligation (subject to Section 7.01) to ascertain whether or not such actions of forebearances are unduly prejudicial to such holders; provided, further, that the Trustee may take any other action the Trustee deems proper that is not inconsistent with such directions.

SECTION 6.06 Limitation on Suits.

         A holder of a Convertible Subordinated Note may not pursue any remedy with respect to this Indenture or the Convertible Subordinated Notes unless:

                  (1) the holder gives to the Trustee notice of a continuing Event of Default;

                  (2) the holders of at least 25% in Principal Amount of the then outstanding Convertible Subordinated Notes make a request to the Trustee to pursue the remedy;

                  (3) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

                  (4) during such 60-day period the holders of a majority in Principal Amount of the then outstanding Convertible Subordinated Notes do not give the Trustee a direction inconsistent with the request.

         A holder of a Convertible Subordinated Note may not use this Indenture to prejudice the rights of another holder or to obtain a preference or priority over another holder.

SECTION 6.07 Rights of Holders to Receive Payment.

         Subject to the provisions of Article 11 hereof, notwithstanding any other provision of this Indenture, the right of any holder of a Convertible Subordinated Note to receive payment of principal, premium, if any, and interest and Registration Default Damages, if any, on the Convertible Subordinated Note, on or after the respective due dates expressed in the Convertible Subordinated Note, or to bring suit for the enforcement of any such payment on or after such respective dates, or to bring suit for the enforcement of the right to convert the Convertible Subordinated Note shall not be impaired or affected without the consent of the holder of a Convertible Subordinated Note.

SECTION 6.08 Collection Suit by Trustee.

         Subject to the provisions of Article 11 hereof, if an Event of Default specified in Section 6.01(a), (b), or (e) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal and interest and Registration Default Damages, if any, remaining unpaid on the Convertible Subordinated Notes and interest on overdue principal and interest and Registration Default Damages, if any, and such further amount as shall be sufficient to cover the costs and, to the extent lawful, expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09 Trustee May File Proofs of Claim.

         The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the holders of Convertible Subordinated Notes allowed in any judicial proceedings relative to the Company, its creditors or its property. Nothing contained herein shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any holder of a Convertible Subordinated Note any plan of reorganization, arrangement, adjustment or composition affecting the Convertible Subordinated Notes or the rights of any holder thereof, or to authorize the Trustee to vote in respect of the claim of any holder in any such proceeding. The Trustee may participate as a member of any official committee of creditors appointed in matters as it deems necessary or advisable.

SECTION 6.10 Priorities.

         If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

                  First: to the Trustee for amounts due under Section 7.07, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee, and the costs and expenses of collection;

                  Second: to holders of Senior Debt to the extent required by
         Article 11;

                  Third: to holders of Convertible Subordinated Notes for amounts due and unpaid on the Convertible Subordinated Notes for principal, premium, if any, and interest and Registration Default Damages, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Convertible Subordinated Notes for principal, premium, if any, and interest and Registration Default Damages, if any, respectively; and

                  Fourth: to the Company.

         Except as otherwise provided in Section 2.12, the Trustee may fix a record date and payment date for any payment to holders of Convertible Subordinated Notes.

SECTION 6.11 Undertaking for Costs.

         In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit, other than the Trustee, of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a holder pursuant to Section 6.07 or a suit by holders of more than 10% in aggregate Principal Amount of the then outstanding Convertible Subordinated Notes.

                                    ARTICLE 7

                                   THE TRUSTEE

         The Trustee hereby accepts the trust imposed upon it by this Indenture and covenants and agrees to perform the same, as herein expressed. Whether or not herein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Article 7.

SECTION 7.01 Duties of the Trustee.

         (a) If an Event of Default known to a Trust Officer of the Trustee has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

         (b) Except during the continuance of an Event of Default actually known to the Trustee:

                           (1)      The duties of the Trustee shall be
determined solely by the express provisions of this Indenture, and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                           (2)      In the absence of bad faith on its part, the
Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any statements, certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the form required by this Indenture.

         (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

                           (1)      This paragraph does not limit the effect of
paragraph (b) of this Section;

                           (2)      The Trustee shall not be liable for any
error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                           (3)      The Trustee shall not be liable with respect
to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

         (d) Whether or not therein expressly so provided, every provision of this Indenture that is in any way related to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.

         (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any financial liability in the performance of any of its duties or the exercise of any of its rights and powers hereunder, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk of liability is not reasonably assured to it.

         (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 7.02 Rights of the Trustee.

         (a) The Trustee may rely on and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, security or other document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter contained therein.

         (b) Any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officers' Certificate (unless other evidence in respect thereof is herein specifically prescribed). In addition, before the Trustee acts or refrains from acting, it may require an Officers' Certificate, an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

         (c) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through its attorneys and agents and other persons not regularly in its employ and shall not be responsible for the misconduct or negligence of any attorney or agent appointed with due care.

         (d) The Trustee shall not be liable for any action it takes or omits to take in good faith without negligence or willful misconduct which it believes to be authorized or within its discretion, rights or powers.

         (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by Officers of the Company.

         (f) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

         (g) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or discretion of any of the holders of Convertible Subordinated Notes pursuant to the provisions of this Indenture, unless such holders have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred therein or thereby.

         (h) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, security or other document unless requested in writing to do so by the holders of not less than a majority in aggregate Principal Amount of the Convertible Subordinated Notes then outstanding, provided that if the Trustee determines in its discretion to make any such investigation, then it shall be entitled, upon reasonable prior notice and during normal business hours, to examine the books and records and the premises of the Company, personally or by agent or attorney, and the reasonable expenses of every such examination shall be paid by the Company or, if paid by the Trustee or any predecessor Trustee, shall be reimbursed by the Company upon demand.

         (i) The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or willful misconduct.

         (j) The Trustee shall not be responsible for the computation of any adjustment to the Conversion Rate or for any determination as to whether an adjustment is required and shall not be deemed to have knowledge of any adjustment unless and until it shall have received the notice from the Company contemplated by Section 12.11.

SECTION 7.03 Individual Rights of the Trustee.

         Subject to Sections 7.10 and 7.11, the Trustee in its individual or any other capacity may become the owner or pledgee of Convertible Subordinated Notes with the same rights it would have if it were not the Trustee and may otherwise deal with the Company or an Affiliate of the Company and receive, collect, hold and retain collections from the Company with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

SECTION 7.04 Trustee's Disclaimer.

         The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Convertible Subordinated Notes. It shall not be accountable for the Company's use of the proceeds from the Convertible Subordinated Notes or any money paid to the Company or upon the Company's direction under any provision of this Indenture. It shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Convertible Subordinated Notes or any other document in connection with the sale of the Convertible Subordinated Notes or pursuant to this Indenture other than its certificate of authentication.

SECTION 7.05 Notice of Defaults.

         If a Default or Event of Default occurs and is continuing and if it is known to a Trust Officer of the Trustee, the Trustee shall mail to each holder of a Convertible Subordinated Note a notice of the Default or Event of Default within 60 days after it occurs. A Default or an Event of Default shall not be considered known to a Trust Officer of the Trustee unless it is a Default or Event of Default in the payment of principal, interest or Registration Default Damages, if any, when due under Section 6.01(a), (b), (c) or (e), as applicable, or a Trust Officer of the Trustee shall have received notice thereof, in accordance with this Indenture, from the Company or from the holders of a majority in aggregate Principal Amount of the outstanding Convertible Subordinated Notes. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest or Registration Default Damages, if any, on any Convertible Subordinated Note, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interest of the holders of the Convertible Subordinated Notes.

SECTION 7.06 Reports by the Trustee to Holders.

         Within 60 days after the reporting date stated in Section 10.10, the Trustee shall mail to holders of Convertible Subordinated Notes a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA Section 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c) and TIA Section 313(d).

         A copy of each report at the time of its mailing to holders of Convertible Subordinated Notes shall be filed, at the expense of the Company, by the Trustee with the Commission and each stock exchange or securities market, if any, on which the Convertible Subordinated Notes are listed. The Company shall timely notify the Trustee when the Convertible Subordinated Notes are listed or quoted on any stock exchange or securities market.

SECTION 7.07 Compensation and Indemnity.

         The Company shall pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation for its acceptance of this Indenture and its services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by or on behalf of it in addition to the compensation for its services. Such expenses may include the reasonable compensation, disbursements and expenses of the Trustee's agents, counsel and other persons not regularly in its employ.

         The Company shall indemnify the Trustee (including in each of its capacities hereunder) against, and defend and hold the Trustee harmless from, any loss, liability or expense incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture and the trusts hereunder, including the costs and expenses of defending itself against or investigating any claim of liability in the premises, except as set forth in the next paragraph. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder, except to the extent such failure of notice materially adversely affects the Company. The Company shall defend the claim with counsel designated by the Company, who may be outside counsel to the Company but shall in all events be reasonably satisfactory to the Trustee, and the Trustee shall cooperate in the defense. The indemnification herein extends to any settlement, provided that the Company will not be liable for any settlement made without its consent, provided, further, that such consent will not be unreasonably withheld.

         The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through its own negligence or willful misconduct.

         The Trustee shall have a lien prior to the Convertible Subordinated Notes on all money or property held or collected by the Trustee to secure the Company's payment obligations in this Section 7.07, except that held in trust to pay principal, interest and Registration Default Damages, if any, on Convertible Subordinated Notes. Such liens and the Company's obligations under this Section
7.07 shall survive the satisfaction and discharge of this Indenture.

         When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(h) or (i) occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

         The provisions of this Section 7.07 shall survive the termination of this Indenture, and shall extend to each agent, Custodian and other person employed by the Trustee consistent with the terms of this Indenture.

SECTION 7.08 Replacement of the Trustee.

         A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.08.

         The Trustee may resign at any time and be discharged from the trust hereby created by so notifying the Company. The holders of a majority in aggregate Principal Amount of the then outstanding Convertible Subordinated Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

                           (1)      the Trustee fails to comply with Section
7.10;

                           (2)      the Trustee is adjudged a bankrupt or an
insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

                           (3)      a Custodian or public officer takes charge
of the Trustee or its property; or

                           (4)      the Trustee becomes incapable of acting.

         If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the holders of a majority in aggregate Principal Amount of the then outstanding Convertible Subordinated Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

         If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the holders of at least 10% in aggregate Principal Amount of the then outstanding Convertible Subordinated Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         If the Trustee after written request by any holder of a Convertible Subordinated Note who has been a holder for at least six months fails to comply with Section 7.10, such holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to holders of Convertible Subordinated Notes. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided that all sums owing to the retiring Trustee hereunder have been paid and subject to the lien provided for in Section 7.07. Notwithstanding the replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee with respect to expenses and liabilities incurred by it prior to such replacement.

         Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in the preceding paragraph.

SECTION 7.09 Successor Trustee by Merger, etc.

         If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business (including the trust created by this Indenture) to, another corporation or national banking association, the resulting, surviving or transferee corporation or national banking association without any further act shall be the successor Trustee with the same effect as if the successor Trustee had been named as the Trustee herein.

SECTION 7.10 Eligibility, Disqualification.

         This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1). The Trustee shall always have a combined capital and surplus as stated in Section 10.10. The Trustee is subject to TIA
Section 310(b) regarding the disqualification of a trustee upon acquiring a conflicting interest.

SECTION 7.11 Preferential Collection of Claims Against Company.

         The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship set forth in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

                                   ARTICLE 8

                    SATISFACTION AND DISCHARGE OF INDENTURE

SECTION 8.01 Discharge of Indenture.

         When (a) the Company delivers to the Trustee for cancellation all Convertible Subordinated Notes theretofore authenticated (other than any other Convertible Subordinated Notes which have been destroyed, lost or stolen and in lieu of or in substitution for which other Convertible Subordinated Notes have been authenticated and delivered) and not theretofore canceled, or (b) all the Convertible Subordinated Notes not theretofore canceled or delivered to the Trustee for cancellation have become due and payable, or are by their terms will become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption, and the Company deposits with the Trustee (after the Company obtains the necessary consents under the Senior Credit Facility to make such deposit if the Senior Credit Facility is then in effect and such deposit is then prohibited by the Senior Credit Facility), in trust, amounts sufficient to pay at maturity or upon redemption of all of the Convertible Subordinated Notes (other than any Convertible Subordinated Notes which have been mutilated, destroyed, lost or stolen and in lieu of or in substitution for which other Convertible Subordinated Notes have been authenticated and delivered) not theretofore canceled or delivered to the Trustee for cancellation, including principal and premium, if any, interest and Registration Default Damages, if any, due or to become due to such Maturity Date or Redemption Date, as the case may be, and if in either case the Company also pays, or causes to be paid, all other sums payable hereunder by the Company, then this Indenture shall cease to be of further effect (except as to (i) rights of registration of transfer, substitution, replacement and exchange and conversion of Convertible Subordinated Notes, (ii) rights hereunder of holders of Convertible Subordinated Notes to receive payments of principal of and premium, if any, interest and Registration Default Damages, if any, on, the Convertible Subordinated Notes, (iii) the obligations under Sections 2.03 and
8.05 hereof and (iv) the rights, obligations and immunities of the Trustee hereunder), and the Trustee, on demand of the Company accompanied by an Officers' Certificate and an Opinion of Counsel as required by Section 10.04 and at the Company's cost and expense, shall execute proper instruments acknowledging satisfaction of and discharging this Indenture; the Company, however, hereby agrees to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred by the Trustee and to compensate the Trustee for any services thereafter reasonably and properly rendered by the Trustee in connection with this Indenture or the Convertible Subordinated Notes.

SECTION 8.02 Deposited Monies to Be Held in Trust by Trustee.

         Subject to Section 8.04, all monies deposited with the Trustee pursuant to Section 8.01 shall be held in trust and applied by it to the payment, notwithstanding the provisions of Article 11, either directly or through the Paying Agent, to the holders of the particular Convertible Subordinated Notes for the payment or redemption of which such monies have been deposited with the Trustee, of all sums due and to become due thereon for principal, interest and Registration Default Damages, if any, and premium, if any.

SECTION 8.03 Paying Agent to Repay Monies Held.

         Upon the satisfaction and discharge of this Indenture, all monies then held by any Paying Agent (other than the Trustee) shall, upon the Company's demand, be repaid to it or paid to the Trustee, and thereupon such Paying Agent shall be released from all further liability with respect to such monies.

SECTION 8.04 Return of Unclaimed Monies.

         Subject to the requirements of applicable law, any monies deposited with or paid to the Trustee for payment of the principal of, premium, if any, interest or Registration Default Damages, if any, on Convertible Subordinated Notes and not applied but remaining unclaimed by the holders thereof for two years after the date upon which the principal of, premium, if any, interest or Registration Default Damages, if any, on such Convertible Subordinated Notes, as the case may be, have become due and payable, shall be repaid to the Company by the Trustee on demand; provided, however, that the Company, or the Trustee at the request of the Company, shall have first caused notice of such payment to the Company to be mailed to each holder of a Convertible Subordinated Note entitled thereto no less than 30 days prior to such payment and all liability of the Trustee shall thereupon cease with respect to such monies; and the holder of any of the Convertible Subordinated Notes shall thereafter look only to the Company for any payment which such holder may be entitled to collect unless an applicable abandoned property law designates another person.

SECTION 8.05 Reinstatement.

         If the Trustee or the Paying Agent is unable to apply any money in accordance with Section 8.02 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Convertible Subordinated Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.01 until such time as the Trustee or the Paying Agent is permitted to apply all such money in accordance with Section 8.02; provided, however, that if the Company makes any payment of interest or Registration Default Damages, if any, on or principal of any Convertible Subordinated Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the holders thereof to receive such payment from the money held by the Trustee or Paying Agent.

                                    ARTICLE 9

                                   AMENDMENTS

SECTION 9.01 Without the Consent of Holders.

         The Company and the Trustee may amend this Indenture or the Convertible Subordinated Notes without notice to or the consent of any holder of a Convertible Subordinated Note for the purposes of:

         (a) curing any ambiguity or correcting or supplementing any defective or inconsistent provision contained in this Indenture or making any other changes in the provisions of this Indenture which the Company and the Trustee may deem necessary or desirable provided such amendment does not materially and adversely affect the legal rights under the Indenture of the holders of Convertible Subordinated Notes.

         (b) providing for uncertificated Convertible Subordinated Notes in addition to or in place of certificated Convertible Subordinated Notes;

         (c) evidencing the succession of another person to the Company and providing for the assumption by such successor of the covenants and obligations of the Company thereunder and in the Convertible Subordinated Notes as permitted by Section 5.01;

         (d) providing for conversion rights and/or repurchase rights of holders of Convertible Subordinated Notes in the event of consolidation, merger, share exchange or sale of all or substantially all of the assets of the Company as required to comply with Sections 5.01 and/or 12.14;

         (e)      increasing the Conversion Rate;

         (f) evidence and provide for the acceptance of appointment under this Indenture of a successor Trustee;

         (g) making any changes that would provide the holders of the Convertible Subordinated Notes with any additional rights or benefits or that does not adversely affect the legal rights under this Indenture of any such holder;

         (h) modifying the subordination provisions of the Indenture in a manner adverse to the holders of the Convertible Subordinated Notes; or

         (i) complying with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the TIA.

SECTION 9.02 With the Consent of Holders.

         Subject to Section 6.07, the Company and the Trustee may amend this Indenture or the Convertible Subordinated Notes with the written consent of the holders of at least a majority in aggregate Principal Amount of the then outstanding Convertible Subordinated Notes (including consents obtained in connection with a tender offer or exchange offer for Convertible Subordinated Notes).

         Subject to Sections 6.04 and 6.07, the holders of a majority in aggregate Principal Amount of the Convertible Subordinated Notes then outstanding may also waive compliance in a particular instance by the Company with any provision of this Indenture or the Convertible Subordinated Notes.

         However, without the consent of each holder of a Convertible Subordinated Note affected, an amendment or waiver under this Section may not (with respect to any Convertible Subordinated Notes held by a non-consenting holder):

         (a) reduce the principal amount of Convertible Subordinated Notes whose holders must consent to an amendment, supplement or waiver;

         (b) reduce the principal of or premium on or change the fixed maturity of any Convertible Subordinated Note or, except as permitted pursuant to Section 9.01(a), (d), (g) or (h), alter the redemption or repurchase provisions with respect thereto;

         (c) reduce the rate of, or change the time for payment of, interest, including defaulted interest or Registration Default Damages on any Convertible Subordinated Note;

         (d) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest or Registration Default Damages, if any, on the Convertible Subordinated Notes (except a rescission of acceleration of the Convertible Subordinated Notes by the holders of at least a majority in aggregate Principal Amount of the Convertible Subordinated Notes then outstanding and a waiver of the payment default that resulted from such acceleration);

         (e) make any Convertible Subordinated Note payable in money other than as provided for herein and in the Convertible Subordinated Notes;

         (f) make any change in the provisions of this Indenture relating to waivers of past Defaults or Events of Default or the rights of holders of Convertible Subordinated Notes to receive payments of principal of, or interest or Registration Default Damages, if any, on the Convertible Subordinated Notes;

         (g) except as permitted herein (including Section 9.01(a)), decrease the Conversion Rate or modify the provisions contained herein relating to conversion of the Convertible Subordinated Notes in a manner adverse to the holders thereof;

         (h) make any change to the ability of holder of Convertible Subordinated Notes to enforce their rights under the Indenture or the provisions of clauses (a) through (i) of Section 9.02 of the Indenture;

         (i) reduce the Redemption Price, Repurchase Price or Fundamental Change Purchase Price of the Convertible Subordinated Notes;

         (j) modify the subordination provisions of this Indenture as set forth in Article 11 a manner adverse to the holders of the Convertible Subordinated Notes; or

         (k) make any change that adversely affects the right to convert the Convertible Subordinated Notes.

         To secure a consent of the holders of Convertible Subordinated Notes under this Section, it shall not be necessary for such holders to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

         After an amendment or waiver under this Section becomes effective, the Company shall mail to holders of Convertible Subordinated Notes a notice briefly describing the amendment or waiver.

SECTION 9.03 Compliance With the Trust Indenture Act.

         Every amendment to this Indenture or the Convertible Subordinated Notes shall be set forth in a supplemental indenture that complies with the TIA as then in effect.

SECTION 9.04 Revocation and Effect of Consents.

         Until an amendment or waiver becomes effective, a consent to it by a holder of a Convertible Subordinated Note is a continuing consent by the holder and every subsequent holder of a Convertible Subordinated Note or portion of a Convertible Subordinated Note that evidences the same debt as the consenting holder's Convertible Subordinated Note, even if notation of the consent is not made on any Convertible Subordinated Note. However, any such holder or subsequent holder may revoke the consent as to his or her Convertible Subordinated Note or portion of a Convertible Subordinated Note if the Trustee receives the notice of revocation before the date on which the Trustee receives an Officers' Certificate certifying that the holders of the requisite principal amount of Convertible Subordinated Notes have consented to the amendment or waiver.

         The Company may, but shall not be obligated to, fix a record date for the purpose of determining the holders of Convertible Subordinated Notes entitled to consent to any amendment or waiver. If a record date is fixed, then notwithstanding the provisions of the immediately preceding paragraph, those persons who were holders of Convertible Subordinated Notes at such record date (or their duly designated proxies), and only those persons, shall be entitled to consent to such amendment or waiver or to revoke any consent previously given, whether or not such persons continue to be holders after such record date. No consent shall be valid or effective for more than 90 days after such record date unless consents from holders of the principal amount of Convertible Subordinated Notes required hereunder for such amendment or waiver to be effective shall have also been given and not revoked within such 90-day period.

         After an amendment or waiver becomes effective it shall bind every holder of a Convertible Subordinated Note, unless it is of the type described in clauses (a) - (j) of Section 9.02. In such case, the amendment or waiver shall bind each holder of a Convertible Subordinated Note who has consented to it and every subsequent holder of a Convertible Subordinated Note or portion of a Convertible Subordinated Note that evidences the same debt as the consenting holder's Convertible Subordinated Note.

SECTION 9.05 Notation on or Exchange of Convertible Subordinated Notes.

         Convertible Subordinated Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article 9 may, and shall if required by the Trustee, bear a notation in the form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Convertible Subordinated Notes so modified as to conform, in the opinion of the Company and the Trustee, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for outstanding Convertible Subordinated Notes without charge to the holders of the Convertible Subordinated Notes, except as specified in Section 2.06.

SECTION 9.06 Trustee Protected.

         The Trustee shall sign any amendment or supplemental indenture authorized pursuant to this Article 9 if such amendment or supplemental indenture does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If such amendment or supplemental indenture does adversely affect the rights, duties, liabilities or immunities of the Trustee, the Trustee may, but need not, sign it. In signing such amendment or supplemental indenture, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel as conclusive evidence that such amendment or supplemental indenture is authorized or permitted by this Indenture, that it is not inconsistent herewith, and that it will be valid and binding upon the Company in accordance with its terms.

                                   ARTICLE 10

                               GENERAL PROVISIONS

SECTION 10.01 Trust Indenture Act Controls.

         If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA Section 318(c), such duties imposed by such section of the TIA shall control. If any provision of this Indenture expressly modifies or excludes any provision of the TIA that may be so modified or excluded, the Indenture provision so modifying or excluding such provision of the TIA shall be deemed to apply.

SECTION 10.02 Notices.

         Any notice or communication by the Company or the Trustee to the other is duly given if in writing and delivered in person or mailed by first-class mail, with postage prepaid (registered or certified, return receipt requested), or sent by facsimile or overnight air couriers guaranteeing next day delivery, to the other's address as stated in Section 10.10. The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

         All notices and communications (other than those sent to holders of Convertible Subordinated Notes) shall be deemed to have been duly given at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when transmission is confirmed, if transmitted by facsimile; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

         Any notice or communication to a holder of a Convertible Subordinated Note shall be mailed by first-class mail, with postage prepaid, to his or her address shown on the Register kept by the Registrar. Failure to mail a notice or communication to a holder or any defect in it shall not affect its sufficiency with respect to other holders.

         If a notice or communication to a holder of a Convertible Subordinated
Note is sent in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

         If the Company sends a notice or communication to holders of Convertible Subordinated Notes, it shall send a copy to the Trustee and each Agent at the same time.

         All notices or communications shall be in writing.

SECTION 10.03 Communication by Holders With Other Holders.

         Holders may communicate pursuant to TIA Section 312(b) with other holders with respect to their rights under this Indenture or the Convertible Subordinated Notes. The Company, the Trustee, the Registrar and the paying agent shall have the protection of TIA Section 312(c).

SECTION 10.04 Certificate and Opinion as to Conditions Precedent.

         Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

                           (1)      an Officers' Certificate in form and
substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 10.05) stating that, in the opinion of such person, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                           (2)      an Opinion of Counsel in form and substance
reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 10.05) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with.

SECTION 10.05 Statements Required in Certificate or Opinion.

         Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall include:

                           (1)      a statement that the person making such
certificate or opinion has read such covenant or condition;

                           (2)      a brief statement as to the nature and scope
of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                           (3)      a statement that, in the opinion of such
person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                           (4)      a statement as to whether or not, in the
opinion of such person, such condition or covenant has been complied with.

         Any Officers' Certificate may be based, insofar as it relates to legal matters, upon an Opinion of Counsel, unless such Officer knows that the opinion with respect to the matters upon which his or her certificate may be based as aforesaid is erroneous. Any Opinion of Counsel may be based, insofar as it relates to factual matters, upon certificates, statements or opinions of, or representations by an officer or officers of the Company, or other persons or firms deemed appropriate by such counsel, unless such counsel knows that the certificates, statements or opinions or representations with respect to the matters upon which his or her opinion may be based as aforesaid are erroneous.

         Any Officers' Certificate, statement or Opinion of Counsel may be based, insofar as it relates to accounting matters, upon a certificate or opinion of or representation by an accountant (who may be an employee of the Company), or firm of accountants, unless such Officer or counsel, as the case may be, knows that the certificate or opinion or representation with respect to the accounting matters upon which his or her certificate, statement or opinion may be based as aforesaid is erroneous.

SECTION 10.06 Rules by Trustee and Agents.

         The Trustee may make reasonable rules for action by, or a meeting of, holders of Convertible Subordinated Notes. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 10.07 Legal Holidays.

         A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions in the City of New York or the city in which the Corporate Trust Office of the Trustee is located are not required to be open, and a "Business Day" is any day that is not a Legal Holiday. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If any date specified in this Indenture, including, without limitation, a Redemption Date under Paragraph 6 of the Convertible Subordinated Notes or a purchase by the Company under paragraph 7 of the Convertible Subordinated Notes, is a Legal Holiday, then such date shall be the next succeeding Business Day.

SECTION 10.08 No Recourse Against Others.

         No director, officer, employee, shareholder or Affiliate, as such, of the Company from time to time shall have any liability for any obligations of the Company under the Convertible Subordinated Notes or this Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each holder by accepting a Convertible Subordinated Note waives and releases all such liability. This waiver and release are part of the consideration for the Convertible Subordinated Notes. Each of such directors, officers, employees, shareholders and Affiliates is a third party beneficiary of this Section 10.08.

SECTION 10.09 Counterparts.

         This Indenture may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

SECTION 10.10 Other Provisions.

         The Company initially appoints the Trustee as Paying Agent, Registrar and authenticating agent.

         The reporting date for Section 7.06 is April 30 of each year. The first reporting date is the April 30 following the issuance of Convertible Subordinated Notes hereunder.

         The Trustee shall always have, or shall be a subsidiary of a bank or bank holding company which has, a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.

         The Company's address is:

                  CKE Restaurants, Inc.
                  6307 Carpinteria Avenue, Suite A,
                  Carpinteria, CA 93013
                  Attention: Chief Financial Officer
                  Facsimile: (714) 780-6311
                  Telephone: (805) 745-7725

         The Trustee's address is:

                  J.P. Morgan Trust Company, National Association
                  560 Mission St., Floor 13
                  San Francisco, CA 94105
                  Attention: Mitch Gardner
                  Facsimile: (415) 315-7745
                  Telephone: (415) 315-7585

SECTION 10.11 Governing Law.

         The internal laws of the State of New York shall govern this Indenture and the Convertible Subordinated Notes, without regard to the conflict of laws provisions thereof.

SECTION 10.12 No Adverse Interpretation of Other Agreements.

         This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a subsidiary. Any such other indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 10.13 Successors.

         All agreements of the Company in this Indenture and the Convertible Subordinated Notes shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

SECTION 10.14 Severability.

         In case any provision in this Indenture or in the Convertible Subordinated Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 10.15 Table of Contents, Headings, etc.

         The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

                                   ARTICLE 11

                                  SUBORDINATION

SECTION 11.01 Agreement to Subordinate.

         The Company agrees, and each holder of Convertible Subordinated Notes by accepting a Convertible Subordinated Note agrees, that the Obligations evidenced by the Convertible Subordinated Note are subordinated in right of payment, to the extent and in the manner provided in this Article 11, to the prior payment in full when due, in cash or other payment satisfactory to holders of Senior Debt of all Senior Debt (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed), and that the subordination is for the benefit of the holders of Senior Debt.

SECTION 11.02 Liquidation; Dissolution; Bankruptcy.

         Upon any distribution to creditors of the Company in a liquidation or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property, in an assignment for the benefit of creditors or any marshaling of the Company's assets and liabilities:

                           (1)      holders of Senior Debt shall be entitled to
receive payment in full of all Obligations due or to become due in respect of such Senior Debt (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Debt) in cash or other payment satisfactory to the holders of the Senior Debt before holders of Convertible Subordinated Notes shall be entitled to receive any payment with respect to the Convertible Subordinated Notes; and

                           (2)      until all Obligations due in respect of
Senior Debt is paid in full in cash or other payment satisfactory to the holders of the Senior Debt, any distribution to which holders of Convertible Subordinated Notes would be entitled but for this Article 11 shall be made to holders of Senior Debt, as their interests may appear.

SECTION 11.03 Default on Senior Debt and/or Designated Senior Indebtedness.

         Anything in this Indenture to the contrary notwithstanding, no payment on account of principal of or premium, if any, interest or Registration Default Damages, if any, on or other amounts due on the Convertible Subordinated Notes (including without limitation the making of a deposit pursuant to Section 3.06, 3.09 or 3.10), and no redemption, repurchase, or other acquisition of the Convertible Subordinated Notes, shall be made by or on behalf of the Company if:

         (1) a default in the payment of any Senior Debt Obligations occurs, whether at maturity, a date is fixed for prepayment or by declaration of acceleration or otherwise, and is continuing beyond any applicable period of grace, unless and until such payment default shall have been cured or waived or shall have ceased to exist; or

         (2)      a default, other than a payment default described in clause
(1) above, on any Designated Senior Indebtedness occurs and is continuing that then permits holders of such Designated Senior Indebtedness to accelerate its maturity and the Trustee receives a written notice of the default (a "Payment Blockage Notice") from the holders of Designated Senior Indebtedness or their representative (a "Non-Payment Default").

         If the Trustee receives a Payment Blockage Notice that there has occurred and is continuing a Non-Payment Default under a Designated Senior Indebtedness, or any agreement under which such Designated Senior Indebtedness is issued, no subsequent Payment Blockage Notice shall be effective for purposes of this Section 11.03 unless and until at least 365 days shall have elapsed since the initial effectiveness of the immediately prior Payment Blockage Notice and all scheduled payment on the Convertible Subordinated Notes that have come due have been paid in full in cash. No Non-Payment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice.

         The Company may and shall resume payments on and distributions in respect of the Notes upon the earlier of:

         (1) in the case of a payment default under clause (1) above, the date upon which any such payment default is cured or waived or ceases to exist, or

         (2) in the case of a Non-Payment Default, the earlier of (x) the date upon which such default is cured or waived or ceases to exist or (y) 179 days after the date on which the applicable Payment Blockage Notice is received if the maturity of such Designated Senior Indebtedness has not been accelerated.

SECTION 11.04 Acceleration of Convertible Subordinated Notes.

         In the event of the acceleration of the Convertible Subordinated Notes because of an Event of Default, the Company may not make any payment or distribution to the Trustee or any holder of Convertible Subordinated Notes in respect of Obligations with respect to Convertible Subordinated Notes and may not acquire or purchase from the Trustee or any holder of Convertible Subordinated Notes any Convertible Subordinated Notes until all of the Obligations due in respect of Senior Debt have been paid in full in cash or other payment satisfactory to the holders of Senior Debt or such acceleration is rescinded in accordance with the terms of this Indenture.

         If payment of the Convertible Subordinated Notes is accelerated because of an Event of Default, the Company or the Trustee shall promptly notify holders of Senior Debt or trustee(s) of such Senior Debt of the acceleration.

SECTION 11.05 When Distribution Must Be Paid Over.

         In the event that the Trustee, any holder of Convertible Subordinated Notes or any other person receives any payment or distributions of assets of the Company of any kind with respect to the Convertible Subordinated Notes in contravention of any terms contained in this Indenture, whether in cash, property or securities, including, without limitation by way of set-off or otherwise, then such payment shall be held by the recipient in trust for the benefit of holders of Senior Debt, and shall be immediately paid over and delivered to the holders of Senior Debt or their representative(s), to the extent necessary to make payment in full of all Obligations due in respect of Senior Debt remaining unpaid, after giving effect to any concurrent payment or distribution or provision therefor, to or for the holders of Senior Debt; provided that the foregoing shall apply to the Trustee only if a Trust Officer of the Trustee has knowledge (as determined in accordance with Section 11.11) that such payment or distribution is prohibited by this Indenture.

         With respect to the holders of Senior Debt, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Article 11, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this

Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt, and shall not be liable to any such holders if the Trustee shall pay over or distribute to or on behalf of holders of Convertible Subordinated Notes or the Company or any other person money or assets to which any holders of Senior Debt shall be entitled by virtue of this Article 11, except if such payment is made as a result of the willful misconduct or gross negligence of the Trustee.

SECTION 11.06 Notice by Company.

         The Company shall promptly notify the Trustee of any facts known to the Company that would cause a payment of any Obligations with respect to the Convertible Subordinated Notes or the purchase of any Convertible Subordinated Notes by the Company to violate this Article, but failure to give such notice shall not affect the subordination of the Convertible Subordinated Notes to the Senior Debt as provided in this Article.

SECTION 11.07 Subrogation.

         After all Obligations due in respect of Senior Debt are paid in full and until the Convertible Subordinated Notes are paid in full, holders of Convertible Subordinated Notes shall be subrogated (equally and ratably with all other indebtedness pari passu with the Convertible Subordinated Notes) to the rights of holders of Senior Debt to receive distributions applicable to Senior Debt to the extent that distributions otherwise payable to the holders of Convertible Subordinated Notes have been applied to the payment of Senior Debt. A distribution made under this Article to holders of Senior Debt that otherwise would have been made to holders of Convertible Subordinated Notes is not, as between the Company and holders of Convertible Subordinated Notes, a payment by the Company on the Convertible Subordinated Notes.

SECTION 11.08 Relative Rights.

         This Article 11 defines the relative rights of holders of Convertible Subordinated Notes and holders of Senior Debt. Nothing in this Indenture shall:

                           (1)      impair, as between the Company and holders
of Convertible Subordinated Notes, the obligation of the Company, which is absolute and unconditional, to pay principal of, premium, if any, interest and Registration Default Damages, if any, on the Convertible Subordinated Notes in accordance with their terms;

                           (2)      affect the relative rights of holders of
Convertible Subordinated Notes and creditors (other than with respect to Senior
Debt) of the Company, other than their rights in relation to holders of Senior Debt; or

                           (3)      prevent the Trustee or any holder of
Convertible Subordinated Notes from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders and owners of Senior Debt to receive distributions and payments otherwise payable to holders of Convertible Subordinated Notes.

         If the Company fails because of this Article 11 to pay principal of or interest and Registration Default Damages, if any, on a Convertible Subordinated Note on the due date, the failure is still a Default or Event of Default.

SECTION 11.09 Subordination May Not Be Impaired by Company.

         No right of any holder of Senior Debt to enforce the subordination of the indebtedness evidenced by the Convertible Subordinated Notes as herein provided shall be prejudiced or impaired by any act or failure to act by the Company or any holder of Convertible Subordinated Notes or by the failure of the Company or any such holder to comply with this Indenture, regardless of any knowledge thereof any such holder may have or otherwise be charged with.

SECTION 11.10 Distribution or Notice to Representative.

         Whenever a distribution is to be made or a notice given to holders of Senior Debt, the distribution may be made and the notice given to their Representative(s).

         Upon any payment or distribution of assets of the Company referred to in this Article 11, the Trustee and the holders of Convertible Subordinated Notes shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such Representative or of the liquidating trustee or agent or other person making any distribution to the Trustee or to the holders of Convertible Subordinated Notes for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Debt and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 11.

SECTION 11.11 Rights of Trustee and Paying Agent.

         Notwithstanding the provisions of this Article 11 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee (other than pursuant to Section 11.04), and the Trustee may continue to make payments on the Convertible Subordinated Notes, unless a Trust Officer shall have received at least two Business Days prior to the date of such payment or distribution written notice of facts that would cause such payment or distribution with respect to the Convertible Subordinated Notes to violate this Article. Only the Company or a Representative may give the notice.

         Nothing in this Article 11 shall impair the claims of, or payments to, the Trustee under or pursuant to Section 7.07 hereof.

         The Trustee in its individual or any other capacity may hold Senior Debt with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

SECTION 11.12 Authorization to Effect Subordination.

         Each holder of a Convertible Subordinated Note by the holder's acceptance thereof authorizes and directs the Trustee on the holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article 11, and appoints the

Trustee to act as the holder's attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in Section 6.09 hereof at least 30 days before the expiration of the time to file such claim, the holders of any Senior Debt or their Representatives are hereby authorized to file an appropriate claim for and on behalf of the holders of the Convertible Subordinated Notes.

SECTION 11.13 Article Applicable to Paying Agents.

         In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article in addition to or in place of the Trustee; provided, however, that the second and third paragraphs of Section 11.11 shall not apply to the Company or any subsidiary of the Company if it or such subsidiary acts as Paying Agent.

SECTION 11.14 Senior Debt Entitled to Rely.

         The holders of Senior Debt shall have the right to rely upon this
Article 11, and no amendment or modification of the provisions contained herein shall diminish the rights of such holders unless such holders shall have agreed in writing thereto.

SECTION 11.15 Permitted Payments.

         Notwithstanding anything to the contrary in this Article 11, the holders of Convertible Subordinated Notes may receive and retain at any time on or prior to the Maturity Date (i) securities that are subordinated to at least the same extent as the Convertible Subordinated Notes to (a) Senior Debt and (b) any securities issued in exchange for Senior Debt, (ii) payments and other distributions made from any trust created pursuant to Section 8.01 hereof and
(iii) cash payments in lieu of fractional shares pursuant to Section 12.03.

                                   ARTICLE 12

                  CONVERSION OF CONVERTIBLE SUBORDINATED NOTES

SECTION 12.01 Right to Convert.

                  A holder of a Convertible Subordinated Note may convert such Convertible Subordinated Note into shares of Common Stock at any time during the periods and subject to the conditions stated in paragraph 9 of the Convertible Subordinated Notes, subject to the provisions of this Article 12. The number of shares of Common Stock issuable upon conversion of a Convertible Subordinated Note per $1,000 of Principal Amount thereof (the "Conversion Rate") shall be determined in accordance with the provisions of paragraph 9 of the Convertible Subordinated Notes. The initial Conversion Rate shall equal 112.4859 shares of Common Stock per $1,000 of Principal Amount of Convertible Subordinated Notes, subject to adjustment as described in this Article 12.

                  A holder may convert a portion of the Principal Amount of a Convertible Subordinated Note if the portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to conversion of all of a Convertible Subordinated Note also apply to conversion of a portion of a Convertible Subordinated Note.

         The Trustee (or other conversion agent appointed by the Company) shall, on behalf of the Company, determine whether the Convertible Subordinated Notes shall be convertible as a result of the occurrence of an event specified above and, if the Convertible Subordinated Notes shall be convertible, the Trustee (or other conversion agent appointed by the Company) shall promptly deliver to the Company and the Trustee (if the Trustee is not the conversion agent) written notice thereof. Whenever the Convertible Subordinated Notes shall become convertible pursuant to the foregoing condition, the Company or, at the Company's request, the Trustee in the name and at the expense of the Company, shall notify the holders of the event triggering such convertibility in the manner provided herein, and, in connection with providing such notice, the Company will issue a press release containing information regarding the event triggering such convertibility or publish such information on the Company's then existing website or through such other public medium as the Company shall determine. Any notice so given shall be conclusively presumed to have been duly given, whether or not the holder receives such notice. In determining whether the Convertible Subordinated Notes shall be convertible, the Trustee shall only be deemed to have knowledge of any credit rating event or the occurrence of any corporate transaction which would cause the Convertible Subordinated Notes to become convertible pursuant to paragraph 9 of the Convertible Subordinated Notes if it receives written notice thereof. The Company shall promptly notify the Trustee upon the occurrence of any event described in the third and fifth paragraph of paragraph 9 of the Convertible Subordinated Notes.

SECTION 12.02 Exercise of Conversion Privilege; Issuance of Common Stock on
              Conversion; No Adjustment for Interest or Dividends.

                  To convert a Convertible Subordinated Note into Common Stock (the shares of Common Stock issuable upon such conversion, the "Conversion Shares"), a holder must satisfy the requirements in paragraph 9 of the Convertible Subordinated Notes. The date on which the holder satisfies all those requirements is the conversion date (the "Conversion Date"). Following the Conversion Date, the Company shall deliver to the holder through the Conversion Agent, a certificate for the number of full shares of Common Stock issuable upon the conversion and cash in lieu of any fractional share determined pursuant to
Section 12.03. The Company shall determine such full number of shares and the amounts of the required cash with respect to any fractional share, and shall set forth such information in an Officers' Certificate delivered to the Conversion Agent. The Conversion Agent shall have no duties under this paragraph unless and until it has received such certificate.

                  The Person in whose name the certificate is registered shall be treated as a stockholder of record on and after the Conversion Date; provided, however, that no surrender of a Convertible Subordinated Note on any date when the stock transfer books of the Company shall be closed shall be effective to constitute the Person or Persons entitled to receive the shares of Common Stock upon such conversion as the record holder or holders of such shares of Common Stock on such date, but such surrender shall be effective to constitute the Person or Persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open; such conversion shall be at the Conversion Rate in effect on the date that such Security shall have been surrendered for conversion, as if the stock transfer books of the Company had not been closed. Upon conversion of a Convertible Subordinated Note, such Person shall no longer be a holder of such Convertible Subordinated Note.

                  Holders may surrender a Convertible Subordinated Note for conversion by means of book-entry delivery in accordance with paragraph 9 of the Convertible Subordinated Notes and the regulations of the applicable book-entry facility.

                  No payment or adjustment will be made for dividends on, or other distributions with respect to, any Common Stock except as provided in this
Article 12. On conversion of a Convertible Subordinated Note, the increases in Principal Amount and accrued interest attributable to the period from the Issue Date of the Convertible Subordinated Note through the Conversion Date, with respect to the converted Convertible Subordinated Note shall not be cancelled, extinguished or forfeited, but rather shall be deemed to be paid in full to the holder thereof through delivery of the Common Stock (together with the cash payment, if any, in lieu of fractional shares) in exchange for the Convertible Subordinated Note being converted pursuant to the provisions hereof; and the fair market value of such shares of Common Stock (together with any such cash payment in lieu of fractional shares) shall be treated as issued, to the extent thereof, first in exchange for the increases in Principal Amount and accrued interest through the Conversion Date, and the balance, if any, of such fair market value of such Common Stock (and any such cash payment) shall be treated as issued in exchange for the Issue Price of the Convertible Subordinated Note being converted pursuant to the provisions hereof. Notwithstanding the foregoing, accrued interest will be payable upon conversion of Convertible Subordinated Notes made concurrently with or after acceleration of Convertible Subordinated Notes following an Event of Default.

                  If the holder converts more than one Convertible Subordinated Note at the same time, the number of shares of Common Stock issuable upon conversion shall be based on the aggregate Principal Amount of the Convertible Subordinated Notes converted.

                  A Convertible Subordinated Note surrendered for conversion based on (a) the Common Stock price may be surrendered for conversion until the close of business on September 30, 2023, (b) the Convertible Subordinated Note being called for redemption may be surrendered for conversion at any time prior to the close of business on the Business Day immediately preceding the Redemption Date, even if it is not otherwise convertible at such time, and (c) the occurrence of certain corporate transactions more fully described in paragraph 9 of the Convertible Subordinated Notes under clause (a) of "Conversion Upon Occurrence of Certain Corporate Transactions" may be surrendered for conversion at any time from and after the date which is 15 days prior to the anticipated effective date of such transaction until 15 days after the actual date of such transaction, and if such day is not a Business Day, the next occurring Business Day following such day.

                  Upon surrender of a Convertible Subordinated Note that is converted in part, the Company shall execute, and the Trustee shall authenticate and deliver to the holder, a new

Convertible Subordinated Note in an authorized denomination equal in Principal Amount to the unconverted portion of the Convertible Subordinated Note surrendered.

                  Convertible Subordinated Note or portion thereof surrendered for conversion during the period from the close of business on the Regular Record Date next preceding any Interest Payment Date to the opening of business on such Interest Payment Date (except for Convertible Subordinated Notes to be redeemed within the period) shall be accompanied by payment, in funds acceptable to the Company, of an amount equal to the interest otherwise payable on such Interest Payment Date on the Principal Amount being converted; provided however, that no such payment need be made if (1) the Company has specified a Redemption Date that is after a record date and on or prior to the corresponding Interest Payment Date, (2) the Company has specified a Repurchase Date following a Fundamental Change that is during such period, or (3) any overdue interest exists at the time of conversion with respect to such Convertible Subordinated Notes, to the extent of such overdue interest. The holders of the Convertible Subordinated Notes will continue to be entitled to receive Registration Default Damages in accordance with the Registration Rights Agreement.

SECTION 12.03 Cash Payments in Lieu of Fractional Shares.

         The Company will not issue a fractional share of Common Stock upon conversion of a Convertible Subordinated Note. Instead, the Company will deliver cash for the current market value of the fractional share. The current market value of a fractional share shall be determined, to the nearest 1/1,000th of a share, by multiplying the per share Closing Sale Price of the Common Stock, on the last trading day prior to the Conversion Date, by the fractional amount and rounding the product to the nearest whole cent.

SECTION 12.04 Taxes on Shares Issued.

         If a holder converts a Convertible Subordinated Note, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon the conversion. However, the holder shall pay any such tax which is due because the holder requests the shares to be issued in a name other than the holder's name and any income tax which is imposed on the holder as a result of the conversion. The Conversion Agent may refuse to deliver the certificates representing the Common Stock being issued in a name other than the holder's name until the Conversion Agent receives a sum sufficient to pay any tax which will be due because the shares are to be issued in a name other than the holder's name. Nothing herein shall preclude the Company from any tax withholding or directing the withholding of any tax required by law or regulations.

SECTION 12.05 Reservation of Shares; Shares to Be Fully Paid; Listing of Common
              Stock.

         The Company shall provide, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient shares to provide for the conversion of the Convertible Subordinated Notes from time to time as such Convertible Subordinated Notes are presented for conversion.

         Before taking any action which would cause an adjustment reducing the Conversion Rate below the then par value, if any, of the shares of Common Stock issuable upon conversion of the

Convertible Subordinated Notes, the Company shall take all corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue shares of such Common Stock at such adjusted Conversion Rate.

         The Company covenants that all shares of Common Stock issued upon conversion of Convertible Subordinated Notes shall be newly issued shares or treasury shares, shall be duly and validly issued and fully paid and nonassessable and shall be free from preemptive rights and free of any tax, lien or adverse claim created by the Company.

         The Company further covenants that as long as the Common Stock is listed on the New York Stock Exchange, or its successor, the Company shall cause all Common Stock issuable upon conversion of the Convertible Subordinated Notes to be eligible for such quotation in accordance with, and at the times required under, the requirements of such market, and if at any time the Common Stock becomes listed any other national securities exchange, the Company shall cause all Common Stock issuable upon conversion of the Convertible Subordinated Notes to be so listed and kept listed.

SECTION 12.06 Adjustment for Change in Capital Stock.

         The Conversion Rate shall be subject to adjustment from time to time as follows:

         (a) In case the Company shall (1) pay a dividend in shares of Common Stock to all holders of Common Stock, (2) make a distribution in shares of Common Stock to all or substantially all holders of Common Stock, (3) subdivide the outstanding shares of Common Stock into a greater number of shares of Common Stock or (4) combine the outstanding shares of Common Stock into a smaller number of shares of Common Stock or (5) reclassify its outstanding Common Stock, the Conversion Rate in effect immediately prior to such action shall be adjusted so that the holder of any Convertible Subordinated Note thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock which he would have owned immediately following such action had such Convertible Subordinated Notes been converted immediately prior thereto. Any adjustment made pursuant to this Section 12.06(a) shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination, or reclassification.

         (b) In case the Company shall issue rights, options or warrants to all or substantially all holders of Common Stock, as the case may be, entitling them (for a period commencing no earlier than the record date for the determination of holders of Common Stock entitled to receive such rights, options or warrants and expiring not more than 60 days after such record date) to subscribe for or purchase shares of Common Stock (or securities convertible into Common Stock), at a price per share less than the then current market price (as determined pursuant to Section 12.06(h) below) of Common Stock at the time of the announcement of the distribution, the Conversion Rate shall be increased by multiplying the Conversion Rate in effect immediately prior to such record date by a fraction of which the numerator shall be the number of shares of Common Stock outstanding on such record date, plus the number of shares of Common Stock so offered for subscription or purchase, and the denominator of which shall be the number of shares of Common Stock outstanding at the close of business on such record date plus the number of shares of Common Stock which the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such current market price. Such adjustments shall become effective immediately after such record date. To the extent that shares of Common Stock are not delivered pursuant to such rights, options or warrants, upon the expiration or termination of such rights, options or warrants the Conversion Rate shall be readjusted to be the Conversion Rate which would then be in effect had the adjustments made upon the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights, options or warrants are not so issued, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such date fixed for the determination of shareholders entitled to receive such rights, options or warrants had not been fixed. In determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than such current market price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received for such rights, options or warrants, with the value of such consideration, if other than cash, to be determined by the Board of Directors.

         (c) In case the Company shall distribute to all holders of Common Stock shares of capital stock of the Company, evidences of indebtedness or other assets (including cash and securities), or shall distribute to all holders of Common Stock rights, options or warrants to subscribe for securities (in each case other than those referred to in Section 12.06(a) and (b) above and Section 12.06(d) and Section 12.14 below), then in each such case the Conversion Rate shall be increased by multiplying the Conversion Rate in effect immediately prior to the close of business on the record date for the determination of shareholders entitled to such distribution by a fraction of which the numerator shall be the current market price of Common Stock (determined as provided in Section 12.06(h) below) on such date and the denominator shall be such current market price less the fair market value (as determined by the Board of Directors whose determination shall be conclusive and described in a Board Resolution) on such date of the portion of the evidences of indebtedness, shares of capital stock, cash and other assets to be distributed or of such subscription rights, options or warrants applicable to one share of Common Stock, such increase to become effective immediately prior to the opening of business on the day following such record date. Notwithstanding the foregoing, in the event that the Company shall distribute rights, options or warrants (other than those referred to in Section 12.06(b) above) ("Rights") pro rata to holders of Common Stock, the Company may, in lieu of making any adjustment pursuant to this Section 12.06(c), make proper provision so that each holder of a Convertible Subordinated Note who converts such Convertible Subordinated Note (or any portion thereof) after the record date for such distribution and prior to the expiration or redemption of the Rights shall be entitled to receive upon such conversion, in addition to the Conversion Shares, a number of Rights to be determined as follows: (i) if such conversion occurs on or prior to the date for the distribution to the holders of Rights of separate certificates evidencing such Rights (the "Distribution Date"), the same number of Rights to which a holder of a number of shares of Common Stock equal to the number of shares of Conversion Shares is entitled at the time of such conversion in accordance with the terms and provisions of and applicable to the Rights; and (ii) if such conversion occurs after the Distribution Date, the same number of Rights to which a holder of the number of shares of Common Stock into which the principal amount of the Convertible Subordinated Note so converted was convertible immediately prior to the Distribution Date would have been entitled on the Distribution Date in accordance with the terms and provisions of and applicable to the Rights.

         (d) In case the Company shall make a distribution consisting exclusively of cash to all or substantially all holders of Common Stock, then the Conversion Rate shall be increased by multiplying the Conversion Rate in effect immediately prior to the close of business on the record date for the determination of shareholders entitled to such distribution by a fraction of which the numerator shall be the current market price of Common Stock (determined as provided in Section 12.06(h) below) on such date and the denominator shall be such current market price less the amount of cash to be distributed per share of Common Stock, such increase to become effective immediately prior to the opening of business on the day following such record date.

         (e) If, after the Issue Date of the Convertible Subordinated Notes, the Company or any subsidiary of the Company pays holders of the Company's Common Stock in respect of a repurchase of (including a tender or exchange offer for) the Company's Common Stock consideration per share of Common Stock having a fair market value, as determined in good faith by the Board of Directors of the Company, whose determination shall be conclusive, in excess of the current market price of the Common Stock as of the first Business Day (the "Measurement Date") next succeeding the last Business Day tenders or exchanges may be made pursuant to the offer (the "Expiration Time"), the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the effectiveness of the Conversion Rate adjustment contemplated by this Section 12.06(e) by a fraction, the numerator of which shall be the sum of (x) the fair market value of the aggregate consideration payable to stockholders based on the acceptance of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time up to the maximum specified in the tender or exchange offer (the "Purchased Shares") and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) at the Expiration Time and the Closing Sale Price of a share of Common Stock on the Measurement Date, and the denominator of which shall be the number of shares of Common Stock outstanding (including any tendered or exchanged shares) at the Expiration Time (including the Purchased Shares) multiplied by the Closing Sale Price of one share of Common Stock on the Measurement Date. Such reduction shall become effective immediately prior to the opening of business on the day following the Measurement Date.

         To the extent such repurchase or such tender or exchange offer described in Section 12.06(e) does not occur, the Conversion Rate shall be readjusted to eliminate any adjustment made to the Conversion Rate on account of such purchase pursuant to such tender or exchange offer. If the application of this Section 12.06(e) to any repurchase (including by way of tender offer or exchange offer) would result in a decrease in the Conversion Rate, no adjustment shall be made for such repurchase under this Section 12.06(e).

         (f) In case of a tender or exchange offer made by a Person other than the Company or any of its subsidiaries for an amount which increases the offeror's ownership of Common Stock to more than 35% of the Common Stock outstanding and shall involve the payment by such Person of consideration per share of Common Stock having a fair market value (as determined by the Board of Directors, or to the extent permitted by applicable law, a duly authorized committee thereof, whose determination shall be conclusive, and described in a resolution of the

Board of Directors) at the last time (the "Offer Expiration Time") tenders or exchanges may be made pursuant to such tender or exchange offer (as it shall have been amended) that exceeds the current market price of the Common Stock on the Trading Day next succeeding the Offer Expiration Time, and in which, as of the Offer Expiration Time the Board of Directors is not recommending rejection of the offer, the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the Offer Expiration Time by a fraction of which the numerator shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Offer Expiration Time (the shares deemed so accepted, up to any such maximum being referred to as the "Accepted Purchased Shares") and (y) the product of the number of shares of Common Stock outstanding (less any Accepted Purchased Shares) on the Offer Expiration Time and the current market price of the Common Stock on the Trading Day next succeeding the Offer Expiration Time, and the denominator shall be the number of shares of Common Stock outstanding (including any tendered or exchanged shares) on the Offer Expiration Time multiplied by the current market price of the Common Stock on the Trading Day next succeeding the Offer Expiration Time, such increase to become effective immediately prior to the opening of business on the day following the Offer Expiration Time. In the event that such Person is obligated to purchase shares pursuant to any such tender or exchange offer, but such Person is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such tender or exchange offer had not been made. Notwithstanding the foregoing, the adjustment described in this subsection (f) shall not be made if, as of the Offer Expiration Time, the offering documents with respect to such offer disclose a plan or intention to cause the Company to engage in a consolidation or merger involving the Company or a sale of all or substantially all of its assets.

         (g) In case the Company shall issue Common Stock or securities convertible into, or exchangeable for, Common Stock at a price per share (or having a conversion or exchange price per share) that is less than the then current market price of the Common Stock (but excluding, among other things, issuances: (i) pursuant to any bona fide plan for the benefit of employees, directors, consultants or other individuals in connection with employee incentive plans of the Company now or hereafter in effect; (ii) to acquire all or any portion of a business in an arm's-length transaction between the Company and an unaffiliated third party including, if applicable, issuances upon exercise of options or warrants assumed in connection with such an acquisition;
(iii) in a bona fide public offering pursuant to a firm commitment underwriting (or a similar type of offering made pursuant to Rule 144A and/or Regulation S under the Securities Act) or sales at the market pursuant to a continuous offering stock program; (iv) pursuant to the exercise of warrants, rights (including, without limitation, earnout rights) or options, or upon the conversion of convertible securities, which are issued and outstanding on the date hereof, or which may be issued in the future at fair value and with an exercise price or conversion price at least equal to the current market price of the Common Stock at the time of issuance of such warrant, right, option or convertible security; and (v) pursuant to a dividend reinvestment plan or other plan hereafter adopted for the reinvestment of dividends or interest provided that such Common Stock is issued at a price at least equal to current market price of the Common Stock at the time of such issuance.) The Conversion Rate shall be increased so that the holder of each Convertible

Subordinated Note shall be entitled to receive, upon the conversion thereof, the number of shares of Common Stock determined by multiplying (i) the Conversion Rate on the day immediately prior to such date of issuance by (ii) a fraction, the numerator of which shall be the sum of (A) the number of shares of Common Stock outstanding on such date and (B) the number of additional shares of Common Stock issued (or into which the convertible securities may convert) and the denominator of which shall be the sum of (x) the number of shares of Common Stock outstanding on such date and (y) the number of shares of Common Stock which the aggregate consideration receivable by the Company for the total number of shares of Common Stock so issued (or into which the convertible securities may convert) would purchase at the current market price on such date. An adjustment made pursuant to this subsection (g) shall be made on the next Business Day following the date on which any such issuance is made and shall be effective retroactively immediately after the close of business on such date. For purposes of this subsection (g), the aggregate consideration receivable by the Company in connection with the issuance of shares of Common Stock or of securities convertible into shares of Common Stock shall be deemed to be equal to the sum of the aggregate offering price (before deduction of underwriting discounts or commissions and expenses payable to third parties) of all such securities plus the minimum aggregate amount, if any, payable upon conversion of any such convertible securities into shares of Common Stock.

         (h)      For the purpose of any computation under subsections (a), (b),
(c), (d) and (g) above of this Section 12.06, the "current market price" per share of Common Stock on the date fixed for determination of the stockholders entitled to receive the issuance or distribution requiring such computation (the "Determination Date") shall be deemed to be the average of the Closing Sale Price for the ten consecutive trading days immediately preceding the Determination Date; provided, however, that (i) if the "ex" date for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Rate pursuant to subsection (a), (b),
(c), (d), (e), (f) or (g) above occurs on or after the tenth trading day prior to the Determination Date and prior to the "ex" date for the issuance or distribution requiring such computation, the Closing Sale Price for each trading day prior to the "ex" date for such other event shall be adjusted by multiplying such Closing Sale Price by the reciprocal of the fraction by which the Conversion Rate is so required to be adjusted as a result of such other event,
(ii) if the "ex" date for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Rate pursuant to subsection (a), (b), (c), (d), (e), (f) or (g) above occurs on or after the "ex" date for the issuance or distribution requiring such computation and on or prior to the Determination Date, the Closing Sale Price for each Business Day on and after the "ex" date for such other event shall be adjusted by multiplying such Closing Sale Price by the same fraction by which the Conversion Rate is so required to be adjusted as a result of such other event, and (iii) if the "ex" date for the issuance or distribution requiring such computation is on or prior to the Determination Date, after taking into account any adjustment required pursuant to clause (i) or (ii) of this proviso, the Closing Sale Price for each trading day on and after the "ex" date shall be adjusted by adding thereto the amount of any cash and the fair market value (as determined by the Board of Directors in a manner consistent with any determination of such value for the purposes of this Section 12.06, whose determination shall be conclusive and described in a Resolution of the Board of Directors) of the evidences of indebtedness, shares of capital stock or other securities or assets being distributed (in the distribution requiring such computation) applicable to one share of Common Stock as of the close of business on the day before such "ex" date. For the purpose of any computation under subsection (e) and (f) of this Section 12.06, the current market price per share of Common Stock at the expiration time for the repurchase or tender or exchange offer, as the case may be, requiring such computation shall be deemed to be the average of the Closing Sale Price for the ten consecutive trading days commencing on the Business Day immediately following the expiration time of such repurchase or exchange or tender offer, as the case may be (the "Commencement Date"); provided, however, that if the "ex" date for any event (other than the repurchase requiring such computation) that requires an adjustment to the Conversion Rate pursuant to subsection (a), (b), (c), (d),
(e), (f) or (g) above occurs on or after the expiration time for the repurchase requiring such computation and prior to the day in question, the Closing Sale Price for each trading day on or after the "ex" date for such other event shall be adjusted by multiplying such Closing Sale Price by the same fraction by which the Conversion Rate is so required to be adjusted as a result of such other event. For purposes of this subsection, the term "ex" date, (i) when used with respect to any issuance or distribution, means the first date on which the Common Stock trades regular way on the relevant exchange or in the relevant market from which the Closing Sale Price was obtained without the right to receive such issuance or distribution, (ii) when used with respect to any subdivision or combination of shares of Common Stock, means the first date on which the Common Stock trades regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective, and
(iii) when used with respect to any repurchase means the first date on which the Common Stock trades regular way on such exchange or in such market after the expiration time of such repurchase (as it may be amended or extended).

         (i) In case the Company shall have a rights plan in effect, upon conversion of the Convertible Subordinated Notes into Common Stock, holders will receive, in addition to the Common Stock, the rights under the rights plan, unless the rights have separated from the Common Stock at the time of conversion, in which case the Conversion Rate will be adjusted as if the Company distributed to all holders of Common Stock shares of the Company's Capital Stock, evidence of the Company's indebtedness or other assets, subject to readjustment in the event of the expiration, termination or redemption of such rights.

SECTION 12.07 [Reserved].

SECTION 12.08 [Reserved].

SECTION 12.09 When Adjustment May Be Deferred.

         No adjustment in the Conversion Rate need be made unless the adjustment would require an increase or decrease of at least 1% in the Conversion Rate. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment and all adjustments that are made and carried forward shall be taken in the aggregate in order to determine if the 1% threshold is met.

         All calculations under this Article 12 shall be made to the nearest cent or to the nearest 1/1,000th of a share, as the case may be.

SECTION 12.10 When No Adjustment is Required.

         No adjustment need be made for a transaction referred to in Section
12.06 or 12.14 if Convertible Subordinated Note holders are to participate in the transaction on a basis and with notice that the Board of Directors determines to be fair and appropriate in light of the basis and notice on which holders of Common Stock participate in the transaction. Such participation by holders may include participation upon conversion provided that an adjustment shall be made at such time as the holders are no longer entitled to participate.

         No adjustment need be made for rights to purchase Common Stock pursuant to a Company plan for reinvestment of dividends or interest.

         No adjustment need be made for a change in the par value of the Common Stock.

         No adjustment will be made pursuant to this Article 12 that would result, through the application of two or more provisions hereof, in the duplication of any adjustment.

SECTION 12.11 Notice of Adjustment.

         Whenever the Conversion Rate is adjusted, the Company shall promptly mail to Convertible Subordinated Note holders and the Trustee a notice of the adjustment. The Company shall file with the Trustee and the Conversion Agent such notice and a certificate from the Company's independent public accountants briefly stating the facts requiring the adjustment and the manner of computing it. Upon receipt by it of such notice, and at the written request of the Company, the Conversion Agent will promptly mail such notice to Convertible Subordinated Note holders at the Company's expense. The certificate shall be conclusive evidence that the adjustment is correct. Neither the Trustee nor any Conversion Agent shall be under any duty or responsibility with respect to any such certificate except to exhibit the same to any holder desiring inspection thereof.

SECTION 12.12 Voluntary Increase.

         The Company from time to time may increase the Conversion Rate by any amount for any period of time. Whenever the Conversion Rate is increased, the Company shall mail to Convertible Subordinated Note holders and deliver to the Trustee and the Conversion Agent a notice of the increase. The Company shall mail the notice at least 20 days before the date the increased Conversion Rate takes effect. The notice shall state the increased Conversion Rate and the period it will be in effect.

         A voluntary increase of the Conversion Rate does not change or adjust the Conversion Rate otherwise in effect for purposes of Section 12.06 or 12.14.

SECTION 12.13 Notice of Certain Transactions.

         If:

         (a) the Company takes any action that would require an adjustment in the Conversion Rate pursuant to Section 12.06 (unless no adjustment is to occur pursuant to Section 12.10); or

         (b) the Company takes any action that would require a supplemental indenture pursuant to Section 12.14; or

         (c)      there is a liquidation or dissolution of the Company;

then the Company shall mail to Convertible Subordinated Note holders and deliver to the Trustee and the Conversion Agent a notice stating the proposed record date for a dividend or distribution or the proposed effective date of a subdivision, combination, reclassification, consolidation, merger, binding share exchange, transfer, liquidation or dissolution. The Company shall so deliver and mail the notice at least 20 days before such date. Failure to deliver or mail the notice or any defect in it shall not affect the validity of the transaction, but the Trustee and the Conversion Agent shall not be deemed to have notice of the above transaction until they receive such notice.

SECTION 12.14 Reorganization of Company; Special Distributions.

         If the Company is a party to a transaction subject to Article 5 (other than a sale of all or substantially all of the assets of the Company in a transaction in which the holders of Common Stock immediately prior to such transaction do not receive securities, cash, property or other assets of the Company or any other Person) or a merger or binding share exchange which reclassifies or changes its outstanding Common Stock, the Person obligated to deliver securities, cash or other assets upon conversion of Securities shall enter into a supplemental indenture. If the issuer of securities deliverable upon conversion of Convertible Subordinated Notes is an Affiliate of the successor Company, that issuer shall join in the supplemental indenture.

         The supplemental indenture shall provide that the holder of a Convertible Subordinated Note may convert it into the kind and amount of securities, cash or other assets which such holder would have received immediately after the consolidation, merger, binding share exchange or transfer if such holder had converted the Convertible Subordinated Note immediately before the effective date of the transaction, assuming (to the extent applicable) that such holder (i) was not a constituent Person or an Affiliate of a constituent Person to such transaction; (ii) made no election with respect thereto; and (iii) was treated alike with the plurality of non-electing holders. The supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practical to the adjustments provided for in this
Article 12. The successor Company shall mail to Convertible Subordinated Note holders a notice briefly describing the supplemental indenture.

         If this Section applies, Section 12.06 does not apply. If the Company makes a distribution to all holders of its Common Stock of any of its assets, or debt securities or any rights, warrants or options to purchase securities of the Company that would otherwise result in an adjustment in the Conversion Rate pursuant to the provisions of Section 12.06, then, from and after the record date for determining the holders of Common Stock entitled to receive the distribution, a holder of a Convertible Subordinated Note that converts such Convertible Subordinated Note in accordance with the provisions of this Indenture shall upon such conversion be entitled to receive, in addition to the shares of Common Stock into which the Convertible Subordinated Note is convertible, the kind and amount of securities, cash or other assets comprising the distribution that such holder would have received if such holder had converted the Convertible Subordinated Note immediately prior to the record date for determining the holders of Common Stock entitled to receive the distribution.

SECTION 12.15 Company Determination Final.

         Any determination that the Company or the Board of Directors must make pursuant to Section 12.03, 12.06, 12.09, 12.10, 12.14 or 12.17 is conclusive.

SECTION 12.16 Trustee's Adjustment Disclaimer.

         The Trustee has no duty to determine when an adjustment under this
Article 12 should be made, how it should be made or what it should be. The Trustee has no duty to determine whether a supplemental indenture under Section
12.14 need be entered into or whether any provisions of any supplemental indenture are correct. The Trustee shall not be accountable for and makes no representation as to the validity or value of any securities or assets issued upon conversion of Convertible Subordinated Notes. The Trustee shall not be responsible for the Company's failure to comply with this Article 12. Each Conversion Agent (other than the Company or an Affiliate of the Company) shall have the same protection under this Section 12.16 as the Trustee.

SECTION 12.17 Simultaneous Adjustments.

         In the event that this Article 12 requires adjustments to the Conversion Rate under more than one clause of Section 12.06, and the record dates for the distributions giving rise to such adjustments shall occur on the same date, then such adjustments shall be made by applying, first, the provisions of clause (a), second, the provisions of clause (c) and, third, the provisions of Section clause (b).

SECTION 12.18 Successive Adjustments.

         After an adjustment to the Conversion Rate under this Article 12, any subsequent event requiring an adjustment under this Article 12 shall cause an adjustment to the Conversion Rate as so adjusted.

SECTION 12.19 Restriction on Common Stock Issuable Upon Conversion.

         (a) Shares of Common Stock to be issued upon conversion of the Convertible Subordinated Notes prior to the effectiveness of a Shelf Registration Statement shall be physically delivered in certificated form to the holders converting such Convertible Subordinated Notes, and the certificate representing such shares of Common Stock shall bear the following legend (the "Restricted Common Stock Legend") unless removed in accordance with Section 12.19(c):

         THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF THE ISSUER THAT THIS SECURITY MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED (X) PRIOR TO THE SECOND ANNIVERSARY OF THE

         ISSUANCE HEREOF (OR ANY PREDECESSOR SECURITY HERETO) OR (Y) BY ANY HOLDER THAT WAS AN "AFFILIATE" (WITHIN THE MEANING OF RULE 144 UNDER THE SECURITIES ACT) OF THE ISSUER AT ANY TIME DURING THE THREE MONTHS PRECEDING THE DATE OF SUCH TRANSFER, IN EITHER CASE OTHER THAN (1) TO THE ISSUER, (2) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A, PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (3) IN AN OFFSHORE TRANSACTION (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT, (4) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 (IF APPLICABLE) UNDER THE SECURITIES ACT OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. PRIOR TO A TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER PURSUANT TO CLAUSE (5) ABOVE), THE HOLDER OF THIS SECURITY MUST FURNISH TO THE ISSUER AND THE TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS THEY MAY REASONABLY REQUIRE TO CONFIRM THAT ANY TRANSFER BY IT OF THIS SECURITY COMPLIES WITH THE FOREGOING RESTRICTIONS. THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, REPRESENTS AND AGREES FOR THE BENEFIT OF THE ISSUER THAT IT IS (1) A QUALIFIED INSTITUTIONAL BUYER OR (2) NOT A U.S. PERSON AND IS OUTSIDE THE UNITED STATES WITHIN THE MEANING OF (OR AN ACCOUNT SATISFYING THE REQUIREMENTS OF PARAGRAPH (k)(2) OF RULE 902 UNDER) REGULATION S UNDER THE SECURITIES ACT. IN ANY CASE THE HOLDER HEREOF WILL NOT, DIRECTLY OR INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTION WITH REGARD TO THIS SECURITY EXCEPT AS PERMITTED BY THE SECURITIES ACT.

         (b) If (i) shares of Common Stock to be issued upon conversion of a Convertible Subordinated Note prior to the effectiveness of a Shelf Registration Statement are to be registered in a name other than that of the holder of such Convertible Subordinated Note or (ii) shares of Common Stock represented by a certificate bearing the Restricted Common Stock Legend are transferred subsequently by such holder, then, unless the Shelf Registration Statement has become effective and such shares are being transferred pursuant to the Shelf Registration Statement, the holder must deliver to the transfer agent for the Common Stock a certificate in substantially the form of Exhibit B as to compliance with the restrictions on transfer applicable to such shares of Common Stock, and neither the transfer agent nor the registrar for the Common Stock shall be required to register any transfer of such Common Stock not so accompanied by a properly completed certificate.

         (c) Except for transfers in connection with a Shelf Registration Statement, if certificates representing shares of Common Stock are issued upon the registration of transfer, exchange or replacement of any other certificate representing shares of Common Stock bearing the Restricted Common Stock Legend, or if a request is made to remove such Restricted Common Stock Legend from certificates representing shares of Common Stock, the certificates so issued shall bear the Restricted Common Stock Legend, or the Restricted Common Stock Legend shall not be removed, as the case may be, unless there is delivered to the Company, the Conversion Agent and the Transfer Agent such satisfactory evidence, which, in the case of a transfer made pursuant to Rule 144 under the Securities Act, may include an opinion of counsel as may be reasonably required by the Company, that neither the legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A, Rule 144 or Regulation S under the Securities Act or that such shares of Common Stock are securities that are not "restricted" within the meaning of Rule 144 under the Securities Act. Upon provision to the Company of such reasonably satisfactory evidence, the Company shall cause the transfer agent for the Common Stock to countersign and deliver certificates representing shares of Common Stock that do not bear the legend.

         IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed and attested, all as of the date first above written, signifying their agreements contained in this Indenture.

                                                 CKE RESTAURANTS, INC.

                                                 By ___________________________
                                                    Name: _____________________
                                                    Title: ____________________

                                                 J.P. MORGAN TRUST COMPANY,
                                                    NATIONAL ASSOCIATION

                                                 By ___________________________
                                                    Name: _____________________
                                                    Title: ____________________

                                    EXHIBIT A

                               (Face of Security)

         The following legend shall appear on the face of each Global Security:

         UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR THE INDIVIDUAL NOTES REPRESENTED HEREBY, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

         The following legend shall appear on the face of each Global Security for which The Depository Trust Company is to be the Depositary:

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                         [Restricted Securities Legend]

         THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF THE ISSUER THAT THIS SECURITY MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED (X) PRIOR TO THE SECOND ANNIVERSARY OF THE ISSUANCE HEREOF (OR ANY PREDECESSOR SECURITY HERETO) OR (Y) BY ANY HOLDER THAT WAS AN "AFFILIATE" (WITHIN THE MEANING OF RULE 144 UNDER THE SECURITIES
ACT) OF THE ISSUER AT ANY TIME DURING THE THREE MONTHS PRECEDING THE DATE OF SUCH TRANSFER, IN EITHER CASE OTHER THAN (1) TO THE ISSUER, (2) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A") TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A, PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (3) IN AN OFFSHORE TRANSACTION (AS DEFINED IN REGULATIONS

UNDER THE SECURITIES ACT) IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT, (4) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 (IF APPLICABLE) UNDER THE SECURITIES ACT OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. PRIOR TO A TRANSFER OF THIS SECURITY, (OTHER THAN A TRANSFER PURSUANT TO CLAUSE (5) ABOVE) THE HOLDER OF THIS SECURITY MUST FURNISH TO THE ISSUER AND THE TRUSTEE SUCH CERTIFICATES AND OTHER INFORMATION AS THEY MAY REASONABLY REQUIRE TO CONFIRM THAT ANY TRANSFER BY IT OF THIS SECURITY COMPLIES WITH THE FOREGOING RESTRICTIONS. THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, REPRESENTS AND AGREES FOR THE BENEFIT OF THE ISSUER THAT IT IS (1) A QUALIFIED INSTITUTIONAL BUYER OR (2) NOT A U.S. PERSON AND IS OUTSIDE THE UNITED STATES WITHIN THE MEANING OF (OR AN ACCOUNT SATISFYING THE REQUIREMENTS OF PARAGRAPH (k)(2) OF RULE 902 UNDER) REGULATION S UNDER THE SECURITIES ACT. IN ANY CASE THE HOLDER HEREOF WILL NOT, DIRECTLY OR INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTION WITH REGARD TO THIS SECURITY OR ANY COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY EXCEPT AS PERMITTED BY THE SECURITIES ACT.

                              CKE RESTAURANTS, INC.
                    4% Convertible Subordinated Note due 2023

No. ___                                                       CUSIP: 12561E AF 2
Issue Date: September 29, 2003                     Principal Amount: $__________
Issue Price: $1,000.00
(for each $1,000
Principal Amount)

         CKE Restaurants, Inc., a Delaware corporation, promises to pay to ______________ or registered assigns, on October 1, 2023, the Principal Amount of this Convertible Subordinated Note on such date. This Convertible Subordinated Note is issued with a Principal Amount of ________________________ DOLLARS ($____________).

         This Convertible Subordinated Note shall not bear interest except as specified on the other side of this Convertible Subordinated Note. The Principal Amount of this Convertible Subordinated Note will accrue as specified on the other side of this Convertible Subordinated Note. This Convertible Subordinated
Note is convertible as specified on the other side of this Convertible Subordinated Note.

         Additional provisions of this Convertible Subordinated Note are set forth on the other side of this Convertible Subordinated Note.

                  IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

Dated:

                                                CKE Restaurants, Inc.

                                                     By: _______________________
                                                     Name:
                                                     Title:

TRUSTEE'S CERTIFICATE OF
AUTHENTICATION

J.P. Morgan Trust Company, National Association as Trustee, certifies that this is one of the Convertible Subordinated Notes referred to in the within-mentioned Indenture.

By:________________________
      Authorized Officer

Dated:

                               (Back of Security)

                    4% CONVERTIBLE SUBORDINATED NOTE DUE 2023

1.       Interest.

         (a) The Convertible Subordinated Notes will bear interest on the Principal Amount at the rate of 4% per year from the Issue Date, or from the most recent date to which interest has been paid or provided for, until October 1, 2023. During such period, the Company will pay interest semiannually in arrears on each Interest Payment Date to holders of record at the close of business on each Regular Record Date immediately preceding such Interest Payment Date. Each payment of interest on the Convertible Subordinated Notes will include interest and Registration Default Damages, if any, accrued through the day immediately preceding the most recent Interest Payment Date (or the Repurchase Date, Redemption Date, the Fundamental Change Payment Date or, in certain circumstances, the Conversion Date, as the case may be). Any payment required to be made on any day that is not a Business Day will be made on the next succeeding Business Day.

         (b) Interest on any Convertible Subordinated Note that is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the person in whose name that Convertible Subordinated Note is registered at the close of business on the Regular Record Date for such interest, at the office or agency of the Company maintained for such purpose.

         (c) The amount of interest payable for any period shall be computed on the basis of a 360-day year of twelve 30-day months. The amount of interest payable for any partial period shall be computed on the basis of a 360-day year of twelve 30-day months and the days elapsed in any partial month. In the event that any date on which interest is payable on a Convertible Subordinated Note is not a Business Day, then a payment of the interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay) with the same force and effect as if made on the date the payment was originally payable.

2.       Method of Payment.

         Subject to the terms and conditions of the Indenture, the Company will make payments in respect of Principal Amount, Redemption Prices, Repurchase Prices, Fundamental Change Payment and on the Maturity Date to holders who surrender Convertible Subordinated Notes to a Paying Agent to collect such payments in respect of the Convertible Subordinated Notes. In addition, the Company will pay interest beginning September 29, 2003 until October 1, 2023, as more fully described in paragraph 1 hereof. The Company will pay any cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may make such cash payments by check payable in such money.

3.       Paying Agent, Conversion Agent and Registrar.

         Initially, J.P. Morgan Trust Company, National Association (the "Trustee") will act as Paying Agent, Conversion Agent and Registrar. The Company may appoint and change any

Paying Agent, Conversion Agent and Registrar or co-registrar without notice, other than notice to the Trustee except that the Company will maintain at least one Paying Agent in the State of New York, City of New York, Borough of Manhattan, which shall initially be an office or agency of the Trustee located at 4 New York Plaza, 15th Floor, New York, New York 10004. The Company or any of its subsidiaries or any of their Affiliates may act as Paying Agent, Conversion Agent, Registrar or co-registrar.

4.       Indenture.

         The Company issued the Convertible Subordinated Notes pursuant to an Indenture dated as of September 29, 2003 (the "Indenture"), between the Company and the Trustee. The terms of the Convertible Subordinated Notes include those stated in the Indenture and those made part of the Indenture by reference to the Convertible Subordinated Notes themselves and the Trust Indenture Act of 1939, as in effect from time to time (the "TIA"). Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Convertible Subordinated Notes are subject to all such terms, and Convertible Subordinated Note holders are referred to the Indenture and the TIA for a statement of those terms. In the event of any inconsistency between the terms hereof and the terms of the Indenture, the terms of the Indenture shall prevail.

         The Convertible Subordinated Notes are unsecured and subordinated obligations of the Company limited to $90,000,000 aggregate Principal Amount (plus up to $15,000,000 aggregate Principal Amount that may be sold by the Company to the Initial Purchasers pursuant to the option to purchase additional Convertible Subordinated Notes granted to the Initial Purchasers pursuant to the Purchase Agreement). The Indenture does not limit other indebtedness of the Company, secured or unsecured.

5.       [Reserved].

6.       Redemption at the Option of the Company.

         No sinking fund is provided for the Convertible Subordinated Notes. The Convertible Subordinated Notes are redeemable as a whole, or from time to time in part, at any time at the option of the Company in accordance with the Indenture at 100% of the Principal Amount of such Convertible Subordinated Notes, plus accrued and unpaid interest and Registration Default Damages, if any, to but not including the Redemption Dates, provided that the Convertible Subordinated Notes are not redeemable prior to October 1, 2008.

7.       Purchase by the Company at the Option of the Holder.

         Subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase, at the option of the holder, the Convertible Subordinated Notes held by such holder on October 1 of 2008, 2013 and 2018 at a Repurchase Price equal to 100% of the Principal Amount of such Convertible Subordinated Notes on the applicable Repurchase Date plus accrued and unpaid interest and Registration Default Damages, if any, to but not including the Repurchase Date, upon delivery of a Repurchase Notice containing the information set forth in the Indenture at any time from the opening of business on the date that is 20 Business Days prior to such Repurchase Date until the close of business on the Business Day prior to such

Repurchase Date and upon delivery of the Convertible Subordinated Notes to the Paying Agent by the holder as set forth in the Indenture.

         At the option of the holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase in cash all or a portion of the Convertible Subordinated Notes in integral multiples of $1,000 Principal Amount held by such holder no later than 60 Business Days after the occurrence of a Fundamental Change of the Company for a Fundamental Change Payment equal to 100% of the Principal Amount of such Convertible Subordinated Notes plus accrued and unpaid interest and Registration Default Damages, if any, to but not including the Fundamental Change Payment Date, which Fundamental Change Payment shall be paid in cash.

         Holders have the right to withdraw any Repurchase Notice or Fundamental Change notice, as the case may be, by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.

         Payment of the Repurchase Price for a Convertible Subordinated Note for which a Repurchase Notice has been delivered and not withdrawn is conditioned upon book-entry transfer or delivery of such Convertible Subordinated Note, together with any necessary endorsements, to the Paying Agent at its office in the Borough of Manhattan, The City of New York, or any other office or the Paying Agent, at any time after delivery of the Repurchase Notice.

         If cash sufficient to pay the Repurchase Price or Fundamental Change Payment, as the case may be, of all Convertible Subordinated Notes or portions thereof to be purchased as of the Repurchase Date or the Fundamental Change Payment Date, as the case may be, is deposited with the Paying Agent on the Business Day immediately following the Repurchase Date or on the Fundamental Change Payment Date, as the case may be, such Convertible Subordinated Notes (or portions thereof) will cease to be outstanding, the Principal Amount shall cease to increase, and interest and Registration Default Damages, if any, shall cease to accrue on such Convertible Subordinated Notes (or portions thereof) on such Repurchase Date or Fundamental Change Payment Date, as the case may be, and the holder thereof shall have no other rights as such (other than the right to receive the Repurchase Price or Fundamental Change Payment, as the case may be, if any, upon surrender of such Convertible Subordinated Notes). This will be the case whether or not book-entry transfer of the Convertible Subordinated Note has been made or the Convertible Subordinated Note has been delivered to the Paying Agent.

8.       [Reserved].

9.       Conversion.

         Conversion Based on Common Stock Price. Subject to the provisions of this paragraph 9 and notwithstanding the fact that any other condition to conversion described below has not been satisfied, holders may convert the Convertible Subordinated Notes into Common Stock on a Conversion Date at any time starting with the first day of any calendar quarter commencing after December 31, 2003 if the Closing Sale Price of the Common Stock for at least 20 trading days in a period of 30 consecutive trading days ending on the last trading day of the calendar quarter prior to such calendar quarter is greater than 110% of the conversion price per share of Common Stock on the last trading day of the prior calendar quarter. If the foregoing condition is satisfied, then the Convertible Subordinated Notes will be convertible at any time at the option of the holder, through their maturity.

         The "conversion price" per share of Common Stock as of any day equals the quotient of $1,000 divided by the Conversion Rate in effect at that time.

         Conversion Based on Trading Price of Convertible Subordinated Notes. Subject to the provisions of this paragraph 9 and notwithstanding the fact that any other condition to conversion described below has not been satisfied, Holders may convert the Convertible Subordinated Notes into Common Stock during each of the five Business Day periods after any ten consecutive trading day period in which the Trading Price per $1,000 Principal Amount of the Convertible Subordinated Notes for each day of such ten day period was less than 98% of the product of (i) the average of the Closing Sale Price of the Common Stock over the same ten trading day period and (ii) the number of shares of Common Stock issuable upon conversion of $1,000 Principal Amount of the Convertible Subordinated Notes.

         The "Trading Price" means, on any date of determination, the average of the secondary market bid quotations for the Convertible Subordinated Notes obtained by the Trustee per $1,000 Principal Amount of the Convertible Subordinated Notes for $5,000,000 Principal Amount of Convertible Subordinated Notes at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers selected by the Company; provided that if at least three such bids cannot reasonably be obtained by the Trustee, but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the Trustee, one bid shall be used; and provided further that if the Trustee cannot reasonably obtain at least one bid for $5,000,000 Principal Amount of Convertible Subordinated Notes from a nationally recognized securities dealer or in the Company's reasonable judgment, the bid quotations are not indicative of the secondary market value of the Convertible Subordinated Notes, then the Trading Price per $1,000 Principal Amount of Convertible Subordinated Notes shall be deemed to be less than 98% of the product of (a) the number of shares of Common Stock issuable upon conversion of $1,000 Principal Amount of Convertible Subordinated Notes and (b) the Closing Sale Price on such date.

         The Trustee (or other conversion agent appointed by the Company) shall have no obligation to determine the Trading Price unless the Company has requested such a determination; and the Company shall have no obligation to make such request unless a holder provides it with reasonable evidence that the Trading Price per $1,000 Principal Amount of Convertible Subordinated Notes would be less than 98% of the product of the Closing Sale Price of Common Stock and the number of shares of Common Stock issuable upon conversion of $1,000 Principal Amount of Convertible Subordinated Notes. If such evidence is provided, the Company shall instruct the Trustee (or other conversion agent) to determine the Trading Price of the Convertible Subordinated Notes beginning on the next trading day and on each successive trading day until the Trading Price per $1,000 Principal Amount of Convertible Subordinated Notes is greater than 98% of the product of the average of the Closing Sale Price of the Common Stock over a ten trading day period and the number of shares issuable upon conversion of $1,000 Principal Amount of the Convertible Subordinated Notes.

         Conversion upon Credit Rating Event. Subject to the provisions of this paragraph 9 and notwithstanding the fact that any other condition described herein to conversion has not been satisfied, a holder may convert the Convertible Subordinated Notes into Common Stock during any period in which the Convertible Subordinated Notes are rated below CCC by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors, or below Caa1 by Moody's Investors Services and its successors, or the notes are no longer rated by either one of these ratings services, or if the ratings for the notes have been withdrawn or been suspended by either one of these ratings services.

         Conversion upon Redemption. Subject to the provisions of this paragraph 9 and notwithstanding the fact that any other condition described herein to conversion has not been satisfied, a holder may convert into Common Stock a Convertible Subordinated Note or portion of a Convertible Subordinated Note which has been called for redemption pursuant to paragraph 6 hereof, provided such Convertible Subordinated Notes are surrendered for conversion prior to the close of business on the Business Day immediately preceding the Redemption Date.

         Conversion Upon Occurrence of Certain Corporate Transactions. (a) Subject to the provisions of this paragraph 9 and notwithstanding the fact that any other condition described herein to conversion has not been satisfied, in the event the Company is a party to a consolidation, merger or binding share exchange or a transfer of all or substantially all of the Company's assets pursuant to which the Common Stock would be converted into cash, securities or other property as set forth in Section 12.14 of the Indenture, the Convertible Subordinated Notes may be surrendered for conversion at any time from and after the date which is 15 days prior to the date announced by the Company as the anticipated effective time until 15 days after the actual effective date of such transaction, and at the effective time of such transaction the right to convert a Convertible Subordinated Note into Common Stock will be deemed to have changed into a right to convert it into the kind and amount of cash, securities or other assets of the Company or another person which the holder would have received if the holder had converted its Convertible Subordinated Note into Common Stock immediately prior to the transaction. If such transaction also constitutes a Fundamental Change, a holder will be able to require the Company to purchase all or a portion of such holder's Convertible Subordinated Notes pursuant to Paragraph 7 and Section 3.10 of the Indenture.

         (a) Subject to the provisions of this paragraph 9 and notwithstanding the fact that any other condition to conversion has not been satisfied, in the event that the Company declares a dividend or distribution described in Section 12.06(b) of the Indenture, or a dividend or a distribution described in Section 12.06(c) of the Indenture where, the fair market value, per share, of such dividend or distribution per share of Common Stock, as determined in the Indenture, exceeds 10% of the Closing Sale Price of the Common Stock on the Business Day immediately preceding the date of declaration for such dividend or distribution or a Fundamental Change occurs other than pursuant to a transaction described in clause (a) hereof, the Convertible Subordinated Notes may be surrendered for conversion beginning on the date the Company gives notice to the holders of such right, which shall not be less than 20 days prior to the Ex-Dividend Date for such dividend or distribution or which shall be within 20 days of the occurrence of such Fundamental Change, as the case may be, and Convertible Subordinated Notes may be surrendered for conversion at any time thereafter until the earlier of the close of business on the Business Day prior to the Ex-Dividend Date or until the Company announces that such dividend or distribution will not take place, with respect to a dividend or distribution, or within 30 days of such Fundamental Change notice, in the case of such a Fundamental Change. No adjustment to the Conversion Rate or the ability of the holders to convert this Convertible Subordinated Note will be made if the Company provides, as permitted in the Indenture, for holders to participate in the transaction without conversion or in other cases specified in the Indenture.

         A Convertible Subordinated Note in respect of which a holder has delivered a Repurchase Notice or notice of a Fundamental Change exercising the option of such holder to require the Company to purchase such Convertible Subordinated Note may be converted only if such notice of exercise is withdrawn in accordance with the terms of the Indenture.

         The initial Conversion Rate is 112.4859 shares of Common Stock per $1,000 Principal Amount of each Convertible Subordinated Note, subject to adjustment for certain events described in the Indenture. The Company will deliver cash or a check in lieu of any fractional share of Common Stock. The ability to surrender Convertible Subordinated Notes for conversion will expire at the close of business on September 30, 2023.

         Increases in the Principal Amount and interest will not be paid on Convertible Subordinated Notes that are converted, except accrued interest will be payable upon conversion of Convertible Subordinated Notes made concurrently with or after acceleration of Convertible Subordinated Notes following an Event of Default. Holders of Convertible Subordinated Notes at the close of business on a Regular Record Date will receive payments of interest payable on the corresponding Interest Payment Date notwithstanding the conversion of such notes at any time after the close of business on such Regular Record Date. Notes surrendered for conversion by a holder during the period from the close of business on any Regular Record Date to the opening of business on the corresponding Interest Payment Date must be accompanied by payment of an amount equal to the interest that the holder is to receive on the Convertible Subordinated Notes; provided, however, that no such payment need be made if (1) the Company has specified a Redemption Date that is after a Regular Record Date and on or prior to the corresponding Interest Payment Date, (2) the Company has specified a Repurchase Date following a Fundamental Change that is during such period, or (3) any overdue interest exists at the time of conversion with respect to such Convertible Subordinated Notes, to the extent of such overdue interest. The holders of the Convertible Subordinated Notes will continue to be entitled to receive Registration Default Damages in accordance with the Registration Rights Agreement.

         To exercise its conversion right, a holder must (1) complete and manually sign the conversion notice (or complete and manually sign a facsimile of such notice) and deliver such notice to the Conversion Agent, (2) surrender the Convertible Subordinated Note to the Conversion Agent, (3) furnish appropriate endorsements and transfer documents if required by the Conversion Agent, the Company or the Trustee and (4) pay any transfer or similar taxes, if required.

         A holder may convert a portion of a Convertible Subordinated Note if the Principal Amount of such portion is $1,000 or an integral multiple of $1,000. No payment or adjustment will be made for dividends on the Common Stock except as provided in the Indenture. On conversion of a Convertible Subordinated Note, increases in the Principal Amount or interest attributable to the period from the Issue Date through the Conversion Date shall not be cancelled, extinguished or forfeited, but rather shall be deemed to be paid in full to the holder thereof through the delivery of the Common Stock (together with the cash payment, if any, in lieu of fractional shares) in exchange for the Convertible Subordinated Note being converted pursuant to the terms hereof; and the fair market value of such shares of Common Stock (together with any such cash payment in lieu of fractional shares) shall be treated as issued, to the extent thereof, first in exchange for increases in the Principal Amount or interest accrued through the Conversion Date, and the balance, if any, of such fair market value of such Common Stock (and any such cash payment) shall be treated as issued in exchange for the Issue Price of the Convertible Subordinated Note being converted pursuant to the provisions hereof.

         The Conversion Rate will be adjusted for dividends or distributions on Common Stock payable in Common Stock or other Capital Stock of the Company; subdivisions, combinations or certain reclassifications of Common Stock; distributions to all holders of Common Stock of certain rights to purchase Common Stock for a period expiring within 60 days of the record date for such distribution at less than the current market price of the Common Stock at the time of the announcement of the distribution; distributions to such holders of assets or debt securities of the Company or certain rights to purchase securities of the Company (including cash dividends or distributions); payments in respect of a repurchase of (including a tender offer or exchange offer for) the Company's Common Stock; payments in respect of a tender offer or exchange offer made by a Person other than the Company or any of its subsidiaries which increases the offeror's ownership of Common Stock to more than 35% of the Common Stock outstanding; and any issuance by the Company of Common Stock or securities convertible into, or exchangeable for, Common Stock at a price per share (or having a conversion or exchange price per share) that is less than the then current market price of the Common Stock (but excluding without limitation those exceptions listed in Section 12.06(g). However, no adjustment need be made if Convertible Subordinated Note holders may participate in the transaction or in certain other cases. The Company from time to time may voluntarily increase the Conversion Rate.

         If the Company is a party to a consolidation, merger or binding share exchange or a transfer of all or substantially all of its assets, or upon certain distributions described in the Indenture, the right to convert a Convertible Subordinated Note into Common Stock may be changed into a right to convert it into securities, cash or other assets of the Company or another person.

         The Conversion Rate will not be adjusted for increases in the Principal Amount or accrued interest or Registration Default Damages, if any.

10.      Conversion Arrangement on Call for Redemption.

         Any Convertible Subordinated Notes called for redemption, unless surrendered for conversion before the close of business on the Redemption Date, may be deemed to be purchased from the holders of such Convertible Subordinated Notes at an amount not less than the Redemption Price, by one or more investment bankers or other purchasers who may agree with the Company to purchase such Convertible Subordinated Notes from the holders, to convert them into Common Stock of the Company and to make payment for such Convertible Subordinated Notes to the Trustee in trust for such holders.

11.      [Reserved]

12.      Defaulted Interest.

         Except as otherwise specified with respect to the Convertible Subordinated Notes, any defaulted interest on any Convertible Subordinated Note shall forthwith cease to be payable to the registered holder thereof on the relevant Regular Record Date or accrual date, as the case may be, by virtue of having been such holder, and such defaulted interest may be paid by the Company as provided for in Section 2.12 of the Indenture.

13.      Denominations; Transfer; Exchange.

         The Convertible Subordinated Notes are in fully registered form, without coupons, in denominations of $1,000 of Principal Amount and integral multiples of $1,000. A holder may transfer or exchange Convertible Subordinated Notes in accordance with the Indenture. The Registrar may require a holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Convertible Subordinated Notes selected for redemption (except, in the case of a Convertible Subordinated Note to be redeemed in part, the portion of the Convertible Subordinated Note not to be redeemed) or any Convertible Subordinated Notes in respect of which a Repurchase Notice or Fundamental Change notice has been given and not withdrawn (except, in the case of a Convertible Subordinated Note to be purchased in part, the portion of the Convertible Subordinated Note not to be purchased) or any Convertible Subordinated Notes for a period of 15 days before the mailing of a notice of redemption of Convertible Subordinated Notes to be redeemed.

14.      Persons Deemed Owners.

         The registered holder of this Convertible Subordinated Note may be treated as the owner of this Convertible Subordinated Note for all purposes.

15.      Unclaimed Money or Securities.

         The Trustee and the Paying Agent shall return to the Company, upon written request any money or securities held by them for the payment of any amount with respect to the Convertible Subordinated Notes that remains unclaimed for two years, subject to applicable unclaimed property laws. After return to the Company holders entitled to the money or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

16.      Amendment; Waiver.

         Subject to certain exceptions, the Indenture or the Convertible Subordinated Notes may be amended or supplemented with the consent of the holders of at least a majority in principal amount of the then outstanding Convertible Subordinated Notes, and any existing default may be waived with the consent of the holders of a majority in aggregate Principal Amount of the then outstanding Convertible Subordinated Notes.

         Without the consent of any holder, the Indenture or the Convertible Subordinated Notes may be amended to: (a) cure any ambiguity or correct or supplement any defective or inconsistent provision contained in the Indenture, or make any other changes in the provisions of the Indenture which the Company and the Trustee may deem necessary or desirable provided such amendment does not materially and adversely affect the legal rights under the Indenture of the holders of Convertible Subordinated Notes; (b) provide for uncertificated Convertible Subordinated Notes in addition to or in place of certificated Convertible Subordinated Notes; (c) evidence the succession of another person to the Company and providing for the assumption by such successor of the covenants and obligations of the Company thereunder and in the Convertible Subordinated Notes as permitted by Section 5.01 of the Indenture; (d) provide for exchange rights of holders of Convertible Subordinated Notes in the event of consolidation, merger, share exchange or sale of all or substantially all of the assets of the Company as required to comply with Sections 5.01 and/or 12.14 of the Indenture; (e) increase the Conversion Rate; (f) evidence and provide for the acceptance of the appointment under the Indenture of a successor Trustee;
(g) make any change that would provide any additional rights or benefits to the holders of Convertible Subordinated Notes or that does not adversely affect the legal rights under the Indenture of any such holder; or (h) comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the TIA.

         Without the consent of each holder affected, an amendment or waiver may not (with respect to any Convertible Subordinated Notes held by a non-consenting holder): (a) reduce the principal amount of Convertible Subordinated Notes whose holders must consent to an amendment, supplement or waiver; (b) reduce the principal of or change the fixed maturity of any Convertible Subordinated Note;
(c) reduce the rate of or change the time for payment of interest on any Convertible Subordinated Notes; (d) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest or Registration Default Damages, if any, on the Convertible Subordinated Notes (except a rescission of acceleration of the Convertible Subordinated Notes by the holders of at least a majority in aggregate Principal Amount of the Convertible Subordinated Notes and a waiver of the payment default that resulted from such acceleration); (e) make any Convertible Subordinated Note payable in money other than as provided for in the Indenture and in the Convertible Subordinated Notes; (f) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of holders of Convertible Subordinated Notes to receive payments of principal of or interest or Registration Default Damages, if any, on the Convertible Subordinated Notes; (g) except as permitted by the Indenture (including Section 9.01(a)), decrease the Conversion Rate or modify the provisions of the Indenture relating to conversion of the Convertible Subordinated Notes in a manner adverse to the holders thereof; (h) make any change to the ability of holder of Convertible Subordinated Notes to enforce their rights under the Indenture or the provisions of clauses (a) through (i) of
Section 9.02 of the Indenture; (i) reduce the Redemption Price, purchase price or Fundamental Change purchase price of the Convertible Subordinated Notes; (j) modify the subordination provisions of the Indenture in a manner adverse to the holders of the Convertible Subordinated Notes; or (k) make any change that adversely affects the right to convert the Convertible Subordinated Notes.

17.      Defaults and Remedies.

         An Event of Default is: (a) default for 30 days or more in payment of any installment of interest or Registration Default Damages, if any, on the Convertible Subordinated Notes, whether or not such payment is prohibited by the subordination provisions of the Indenture; (b) default in payment of the principal of or premium, if any, on the Convertible Subordinated Notes, when due and payable, whether or not such payment is prohibited by the subordination provisions of the Indenture; (c) default in the payment of the Fundamental Change Payment in respect of the Convertible Subordinated Notes on the date therefor, whether or not such payment is prohibited by the subordination provisions of the Indenture; (d) failure to provide timely notice of a Fundamental Change; a default in the Company's obligation to redeem the Convertible Subordinated Notes after it has exercised its redemption option, whether or not such payment is prohibited by the subordination provisions of the indenture; (e) a default in its obligation to satisfy its conversion obligation upon exercise of a holder's conversion right; (f) the Company defaults (other than a default set forth in clauses (a), (b), (c) and (d) above) in the performance of, or breaches, any other covenant or warranty of the Company set forth in this Indenture or the Convertible Subordinated Notes and fails to remedy such default or breach within a period of 30 days after the receipt of written notice from the Trustee or the holders of at least 25% in aggregate Principal Amount of the then outstanding Convertible Subordinated Notes; (g) a default under any credit agreement, mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any subsidiary of the Company (or the payment of which is guaranteed by the Company or any of its subsidiaries), whether such Indebtedness or guarantee exists on the date of this Indenture or is created thereafter, which default (i) is caused by a Payment Default or (ii) results in the acceleration of such Indebtedness prior to its express maturity (without such acceleration being rescinded or annulled) and, in each case, the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness under which there is a Payment Default or the maturity of which has been so accelerated, aggregates $5,000,000 or more; (h) a final, non-appealable judgment or final, non-appealable judgments (other than any judgment as to which a reputable insurance company has accepted full liability) for the payment of money are entered by a court or courts of competent jurisdiction against the Company or any subsidiaries of the Company and remain unstayed, unbonded or undischarged for a period (during which execution shall not be effectively stayed) of 60 days, provided that the aggregate amount of all such judgments exceeds $5,000,000; (i) the Company or any subsidiary, pursuant to or within the meaning of any Bankruptcy Law commences a voluntary case, consents to the entry of an order for relief against it in an involuntary case, consents to the appointment of a Custodian of it or for all or substantially all of its property, makes a general assignment for the benefit of its creditors, makes the admission in writing that it generally is unable to pay its debts as the same become due; (j) a court of competent jurisdiction enters a judgment, order or decree under any Bankruptcy Law that is for relief against the Company or any subsidiary in an involuntary case, appoints a Custodian of the Company or any subsidiary, and the order or decree remains unstayed and in effect for 90 days or orders the liquidation of the Company or any subsidiary, and the order or decree remains unstayed and in effect for 90 days. If an Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in aggregate Principal Amount of the then outstanding Convertible Subordinated Notes may declare the unpaid principal of, premium, if any, and accrued and unpaid interest and Registration Default Damages, if any, on all Convertible Subordinated Notes then outstanding to be due and payable immediately, except that in the case of an Event of Default arising from certain events of bankruptcy, insolvency, or reorganization with respect to the Company or any of its subsidiaries, all outstanding Convertible Subordinated Notes become due and payable without further action or notice. Holders of Convertible Subordinated Notes may not enforce the Indenture or the Convertible Subordinated Notes except as provided in the Indenture. The Trustee may require an indemnity satisfactory to it before it enforces the Indenture or the Convertible Subordinated Notes. Subject to certain limitations, holders of a majority in principal amount of the then outstanding Convertible Subordinated Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from holders notice of any continuing default (except a default in payment of principal, premium, if any, or interest or Registration Default Damages, if applicable) if it determines that withholding notice is in their interests. The Company must furnish annual compliance certificates to the Trustee.

18.      Registration Rights Agreement.

         The holder of this Convertible Subordinated Note is entitled to the benefits of a Registration Rights Agreement, dated September 29, 2003, between the Company and the Initial Purchasers (the "Registration Rights Agreement"). Pursuant to the Registration Rights Agreement the Company has agreed for the benefit of the holders of the Convertible Subordinated Notes and the Common Stock issued and issuable upon conversion of the Convertible Subordinated Notes, that (i) it will, at its cost, within 90 days after the Issue Date, file a shelf registration statement (the "Shelf Registration Statement") with the Securities and Exchange Commission (the "Commission") with respect to resales of the Convertible Subordinated Notes and the Common Stock issuable upon conversion thereof, (ii) the Company will use its reasonable best efforts to cause such Shelf Registration Statement to be declared effective by the Commission under the Securities Act within 180 days after the Issue Date and (iii) subject to its rights to suspend use of the shelf registration statement and prospectus under certain circumstances described below, the Company will use its reasonable best efforts to keep such Shelf Registration Statement continuously effective under the Securities Act until the earliest of (a) the second anniversary of the Issue Date or, if later, the second anniversary of the last date on which any Convertible Subordinated Notes are issued upon exercise of the Initial Purchasers' option to purchase additional Convertible Subordinated Notes, (b) the date on which the Convertible Subordinated Notes or the Common Stock issuable upon conversion thereof may be sold to persons who are not "affiliates" (as defined in Rule 144) of the Company pursuant to paragraph (k) of Rule 144 (or any successor provision) promulgated by the Commission under the Securities Act and (c) the date as of which all the Convertible Subordinated Notes or the Common Stock issuable upon conversion thereof have been sold pursuant to such Shelf Registration Statement.

         If the Shelf Registration Statement (i) is not filed with the Commission on or prior to 90 days, or has not been declared effective by the Commission within 180 days, after the Issue Date or (ii) is filed and declared effective but shall thereafter cease to be effective (without being succeeded immediately by a replacement shelf registration statement filed and declared effective) or cease to be usable (including, without limitation, as a result of a Suspension Period as defined below) for the offer and sale of Registrable Securities (as defined below) for a period of time (including any Suspension Period) which shall exceed 30 days within any three-month period or 60 days in the aggregate in any 12-month period (each such event referred to in clauses

(i) and (ii) being referred to herein as a "Registration Default"), the Company will pay liquidated damages ("Registration Default Damages") to each holder of Registrable Securities which has complied with its obligations under the Registration Rights Agreement. The amount of Registration Default Damages payable during any period in which a Registration Default shall have occurred and be continuing is that amount which is equal to one-quarter of one percent (25 basis points) per annum per $1,000 principal amount of Securities or $2.50 per annum per 112.4859 shares of Common Stock (subject to adjustment from time to time in the event of a stock split, stock recombination, stock dividend and the like) constituting Registrable Securities for the first 90 days during which a Registration Default has occurred and is continuing and one-half of one percent (50 basis points) per annum per $1,000 principal amount of Securities and $5.00 per annum per 112.4859 shares of Common Stock (subject to adjustment as set forth above) constituting Registrable Securities for any additional days during which such Registration Default has occurred and is continuing. The Company will pay all accrued Registration Default Damages by wire transfer of immediately available funds or by federal funds check on each Damages Payment Date (as defined in the Registration Rights Agreement), and Registration Default Damages will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Following the cure of a Registration Default, Registration Default Damages will cease to accrue with respect to such Registration Default.

"Registrable Securities" means each Convertible Subordinated Note and the Common Stock issuable or issued upon conversion thereof until the date on which such Convertible Subordinated Note or Common Stock (i) has been transferred pursuant to the shelf registration statement or another registration statement covering such note or share of common stock which has been filed with the SEC pursuant to the Securities Act, in either case after such registration statement has become, and while such registration statement is, effective under the Securities Act,
(ii) has been transferred pursuant to Rule 144 under the Securities Act (or any similar provision then in force), or (iii) may be sold or transferred by non-affiliates of the Company's pursuant to paragraph (k) of Rule 144 under the Securities Act (or any successor provision promulgated by the SEC)).

         Pursuant to the Registration Rights Agreement, the Company may suspend the use of the prospectus which is a part of the Shelf Registration Statement for a period not to exceed 30 days in any three-month period or an aggregate of 60 days in any twelve-month period under certain circumstances (each, a "Suspension Period"); provided that the existence of a Suspension Period will not prevent the occurrence of a Registration Default or otherwise limit the obligation of the Company to pay Registration Default Damages.

         The above description of certain provisions of the Registration Rights Agreement is qualified by reference to, and is subject in its entirety to, the more complete description thereof contained in the Registration Rights Agreement.

19.      Trustee Dealings with the Company.

         Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Convertible Subordinated Notes and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

20.      No Recourse Against Others.

         A director, officer, employee, agent, representative, stockholder or equity holder, as such, of the Company shall not have any liability for any obligations of the Company under the Convertible Subordinated Notes or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Convertible Subordinated Note, each Convertible Subordinated Note holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Convertible Subordinated Notes.

21.      Authentication.

         This Convertible Subordinated Note shall not be valid until an authorized signatory of the Trustee manually signs the Trustee's Certificate of Authentication on the other side of this Convertible Subordinated Note.

22.      Abbreviations.

         Customary abbreviations may be used in the name of a Convertible Subordinated Note holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

23.      GOVERNING LAW.

         THE LAW OF THE STATE OF NEW YORK SHALL GOVERN THE INDENTURE AND THIS CONVERTIBLE SUBORDINATED NOTE.

         The Company will furnish to any Convertible Subordinated Note holder upon written request and without charge a copy of the Indenture that has in it the text of this Convertible Subordinated Note in larger type. Requests may be made to:

                  CKE Restaurants, Inc.
                  6307 Carpinteria Avenue, Suite A,
                  Carpinteria, CA 93013
                  Attention: Chief Financial Officer

                ASSIGNMENT FORM                                  CONVERSION NOTICE
To assign this Convertible Subordinated Note,       To convert this Convertible Subordinated
fill in the form below:                             Note into Common Stock of the Company,
                                                    check the box: [ ]

I or we assign and transfer this Convertible
Subordinated Note to:

____________________________________________        To convert only part of this Convertible
                                                    Subordinated Note, state the Original
____________________________________________        Principal Amount to be converted (which
                                                    must be $1,000 or an integral multiple of
(Insert assignee's soc. sec. or tax ID no.)         $1,000):

____________________________________________        $ _________________________________________

____________________________________________        If you want the stock certificate made out
                                                    in another person's name, fill in the form
____________________________________________        below:
(Print or type assignee's name, address and         ___________________________________________
zip code)                                           ___________________________________________
                                                    (Insert other person's soc. sec. or tax ID
                                                    no.)
and irrevocably appoint

__________________________ agent to transfer        ___________________________________________
this Convertible Subordinated Note on the
books of the Company. The agent may                 ___________________________________________
substitute another to act for him.
                                                    ___________________________________________

                                                    ___________________________________________
                                                    (Print or type other person's name, address
                                                    and zip code)
                                                    ___________________________________________

___________________________________________

Date: ____________________________ Your Signature: _____________________________

________________________________________________________________________________
    (Sign exactly as your name appears on the other side of this Convertible
                               Subordinated Note)

                      OPTION OF HOLDER TO ELECT REPURCHASE

         If you wish to have this Convertible Subordinated Note repurchased by the Company pursuant to Section 3.09 of the Indenture, check the Box: [ ]

         If you wish to have a portion of this Convertible Subordinated Note purchased by the Company pursuant to Section 3.09 of the Indenture, state the amount (in multiples of $1,000): $_____.

Date: ___________   Your Signature: ____________________________________________
                         (Sign exactly as your name appears on the other side of
                                   this Convertible Subordinated Note)

Medallion Signature Guarantee: _________________________________________________

                                    EXHIBIT B

                    FORM OF TRANSFER CERTIFICATE FOR TRANSFER
                           OF RESTRICTED COMMON STOCK

            (Transfers pursuant to Section 12.19(c) of the Indenture)

[NAME AND ADDRESS OF COMMON STOCK TRANSFER AGENT]

         Re: CKE Restaurants, Inc. 4% Convertible Subordinated Notes due 2023 (the "Convertible Subordinated Notes")

         Reference is hereby made to the Indenture dated as of September 29, 2003 (the "Indenture") between CKE Restaurants, Inc. and J.P. Morgan Trust Company, National Association, as Trustee. Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

         This letter relates to _________ shares of Common Stock represented by the accompanying certificate(s) that were issued upon conversion of Convertible Subordinated Notes and which are held in the name of [name of transferor] (the "Transferor") to effect the transfer of such Common Stock.

         In connection with the transfer of such shares of Common Stock, the undersigned confirms that such shares of Common Stock are being transferred:

CHECK ONE BOX BELOW

         (1)      [ ]      to the Company; or

         (2)      [ ]      pursuant to and in compliance with Rule 144A under
                           the Securities Act of 1933; or

         (3)      [ ]      pursuant to and in compliance with Regulation S under
                           the Securities Act of 1933; or

         (4)      [ ]      pursuant to an exemption from registration under the
                           Securities Act of 1933 provided by Rule 144 thereunder.

         Unless one of the boxes is checked, the transfer agent will refuse to register any of the Common Stock evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (3) or (4) is checked, the transfer agent may require, prior to registering any such transfer of the Common Stock such certifications and other information, and if box (4) is checked such legal opinions, as the Company has reasonably requested in writing, by delivery to the transfer agent of a standing letter of instruction, to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.

                                          [Name of Transferor],

                                          By ___________________________________
                                          Name: ________________________________
                                          Title: _______________________________

Dated:

         UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR THE INDIVIDUAL NOTES REPRESENTED HEREBY, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR AN NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF THE ISSUER THAT THIS SECURITY MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED (X) PRIOR TO THE SECOND ANNIVERSARY OF THE ISSUANCE HEREOF (OR ANY PREDECESSOR SECURITY HERETO) OR (Y) BY ANY HOLDER THAT WAS AN "AFFILIATE" (WITHIN THE MEANING OF RULE 144 UNDER THE SECURITIES
ACT) OF THE ISSUER AT ANY TIME DURING THE THREE MONTHS PRECEDING THE DATE OF SUCH TRANSFER, IN EITHER CASE OTHER THAN (1) TO THE ISSUER, (2) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A") TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A, PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (3) IN AN OFFSHORE TRANSACTION (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT, (4) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 (IF APPLICABLE) UNDER THE SECURITIES ACT OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. PRIOR TO A TRANSFER OF THIS SECURITY, (OTHER THAN A TRANSFER PURSUANT TO CLAUSE (5) ABOVE) THE HOLDER OF THIS SECURITY MUST FURNISH TO THE ISSUER AND THE TRUSTEE SUCH CERTIFICATES AND OTHER

INFORMATION AS THEY MAY REASONABLY REQUIRE TO CONFIRM THAT ANY TRANSFER BY IT OF THIS SECURITY COMPLIES WITH THE FOREGOING RESTRICTIONS. THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, REPRESENTS AND AGREES FOR THE BENEFIT OF THE ISSUER THAT IT IS (1) A QUALIFIED INSTITUTIONAL BUYER OR (2) NOT A U.S. PERSON AND IS OUTSIDE THE UNITED STATES WITHIN THE MEANING OF (OR AN ACCOUNT SATISFYING THE REQUIREMENTS OF PARAGRAPH (k)(2) OF RULE 902 UNDER) REGULATION S UNDER THE SECURITIES ACT. IN ANY CASE THE HOLDER HEREOF WILL NOT, DIRECTLY OR INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTION WITH REGARD TO THIS SECURITY OR ANY COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY EXCEPT AS PERMITTED BY THE SECURITIES ACT.

                              CKE RESTAURANTS, INC.
                    4% Convertible Subordinated Note due 2023

No. 1                                                        CUSIP:  12561E AF 2
Issue Date: September 29, 2003                   Principal Amount:  $105,000,000
Issue Price: $1,000.00
(for each $1,000 Principal Amount)

         CKE Restaurants, Inc., a Delaware corporation, promises to pay to CEDE & CO. or registered assigns, on October 1, 2023, the Principal Amount of this Convertible Subordinated Note on such date. This Convertible Subordinated Note is issued with a Principal Amount of ONE HUNDRED AND FIVE MILLION DOLLARS ($105,000,000).

         This Convertible Subordinated Note shall not bear interest except as specified on the other side of this Convertible Subordinated Note. The Principal Amount of this Convertible Subordinated Note will accrue as specified on the other side of this Convertible Subordinated Note. This Convertible Subordinated
Note is convertible as specified on the other side of this Convertible Subordinated Note.

         Additional provisions of this Convertible Subordinated Note are set forth on the other side of this Convertible Subordinated Note.

                  IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

Dated:

                                               CKE Restaurants, Inc.

                                               By:______________________________
                                               Name:
                                               Title:

TRUSTEE'S CERTIFICATE OF
AUTHENTICATION

J.P. Morgan Trust Company, National Association as Trustee, certifies that this is one of the Convertible Subordinated Notes referred to in the within-mentioned Indenture.

By:_____________________________
         Authorized Officer

Dated:

                               (Back of Security)

                    4% CONVERTIBLE SUBORDINATED NOTE DUE 2023

1.       Interest.

         (a) The Convertible Subordinated Notes will bear interest on the Principal Amount at the rate of 4% per year from the Issue Date, or from the most recent date to which interest has been paid or provided for, until October 1, 2023. During such period, the Company will pay interest semiannually in arrears on each Interest Payment Date to holders of record at the close of business on each Regular Record Date immediately preceding such Interest Payment Date. Each payment of interest on the Convertible Subordinated Notes will include interest and Registration Default Damages, if any, accrued through the day immediately preceding the most recent Interest Payment Date (or the Repurchase Date, Redemption Date, the Fundamental Change Payment Date or, in certain circumstances, the Conversion Date, as the case may be). Any payment required to be made on any day that is not a Business Day will be made on the next succeeding Business Day.

         (b) Interest on any Convertible Subordinated Note that is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the person in whose name that Convertible Subordinated Note is registered at the close of business on the Regular Record Date for such interest, at the office or agency of the Company maintained for such purpose.

         (c) The amount of interest payable for any period shall be computed on the basis of a 360-day year of twelve 30-day months. The amount of interest payable for any partial period shall be computed on the basis of a 360-day year of twelve 30-day months and the days elapsed in any partial month. In the event that any date on which interest is payable on a Convertible Subordinated Note is not a Business Day, then a payment of the interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay) with the same force and effect as if made on the date the payment was originally payable.

2.       Method of Payment.

         Subject to the terms and conditions of the Indenture, the Company will make payments in respect of Principal Amount, Redemption Prices, Repurchase Prices, Fundamental Change Payment and on the Maturity Date to holders who surrender Convertible Subordinated Notes to a Paying Agent to collect such payments in respect of the Convertible Subordinated Notes. In addition, the Company will pay interest beginning September 29, 2003 until October 1, 2023, as more fully described in paragraph 1 hereof. The Company will pay any cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may make such cash payments by check payable in such money.

3.       Paying Agent, Conversion Agent and Registrar.

         Initially, J.P. Morgan Trust Company, National Association (the "Trustee") will act as Paying Agent, Conversion Agent and Registrar. The Company may appoint and change any

Paying Agent, Conversion Agent and Registrar or co-registrar without notice, other than notice to the Trustee except that the Company will maintain at least one Paying Agent in the State of New York, City of New York, Borough of Manhattan, which shall initially be an office or agency of the Trustee located at 4 New York Plaza, 15th Floor, New York, New York 10004. The Company or any of its subsidiaries or any of their Affiliates may act as Paying Agent, Conversion Agent, Registrar or co-registrar.

4.       Indenture.

         The Company issued the Convertible Subordinated Notes pursuant to an Indenture dated as of September 29, 2003 (the "Indenture"), between the Company and the Trustee. The terms of the Convertible Subordinated Notes include those stated in the Indenture and those made part of the Indenture by reference to the Convertible Subordinated Notes themselves and the Trust Indenture Act of 1939, as in effect from time to time (the "TIA"). Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Convertible Subordinated Notes are subject to all such terms, and Convertible Subordinated Note holders are referred to the Indenture and the TIA for a statement of those terms. In the event of any inconsistency between the terms hereof and the terms of the Indenture, the terms of the Indenture shall prevail.

         The Convertible Subordinated Notes are unsecured and subordinated obligations of the Company limited to $90,000,000 aggregate Principal Amount (plus up to $15,000,000 aggregate Principal Amount that may be sold by the Company to the Initial Purchasers pursuant to the option to purchase additional Convertible Subordinated Notes granted to the Initial Purchasers pursuant to the Purchase Agreement). The Indenture does not limit other indebtedness of the Company, secured or unsecured.

5.       [Reserved].

6.       Redemption at the Option of the Company.

         No sinking fund is provided for the Convertible Subordinated Notes. The Convertible Subordinated Notes are redeemable as a whole, or from time to time in part, at any time at the option of the Company in accordance with the Indenture at 100% of the Principal Amount of such Convertible Subordinated Notes, plus accrued and unpaid interest and Registration Default Damages, if any, to but not including the Redemption Dates, provided that the Convertible Subordinated Notes are not redeemable prior to October 1, 2008.

7.       Purchase by the Company at the Option of the Holder.

         Subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase, at the option of the holder, the Convertible Subordinated Notes held by such holder on October 1 of 2008, 2013 and 2018 at a Repurchase Price equal to 100% of the Principal Amount of such Convertible Subordinated Notes on the applicable Repurchase Date plus accrued and unpaid interest and Registration Default Damages, if any, to but not including the Repurchase Date, upon delivery of a Repurchase Notice containing the information set forth in the Indenture at any time from the opening of business on the date that is 20 Business Days prior to such Repurchase Date until the close of business on the Business Day prior to such

Repurchase Date and upon delivery of the Convertible Subordinated Notes to the Paying Agent by the holder as set forth in the Indenture.

         At the option of the holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase in cash all or a portion of the Convertible Subordinated Notes in integral multiples of $1,000 Principal Amount held by such holder no later than 60 Business Days after the occurrence of a Fundamental Change of the Company for a Fundamental Change Payment equal to 100% of the Principal Amount of such Convertible Subordinated Notes plus accrued and unpaid interest and Registration Default Damages, if any, to but not including the Fundamental Change Payment Date, which Fundamental Change Payment shall be paid in cash.

         Holders have the right to withdraw any Repurchase Notice or Fundamental Change notice, as the case may be, by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.

         Payment of the Repurchase Price for a Convertible Subordinated Note for which a Repurchase Notice has been delivered and not withdrawn is conditioned upon book-entry transfer or delivery of such Convertible Subordinated Note, together with any necessary endorsements, to the Paying Agent at its office in the Borough of Manhattan, The City of New York, or any other office or the Paying Agent, at any time after delivery of the Repurchase Notice.

         If cash sufficient to pay the Repurchase Price or Fundamental Change Payment, as the case may be, of all Convertible Subordinated Notes or portions thereof to be purchased as of the Repurchase Date or the Fundamental Change Payment Date, as the case may be, is deposited with the Paying Agent on the Business Day immediately following the Repurchase Date or on the Fundamental Change Payment Date, as the case may be, such Convertible Subordinated Notes (or portions thereof) will cease to be outstanding, the Principal Amount shall cease to increase, and interest and Registration Default Damages, if any, shall cease to accrue on such Convertible Subordinated Notes (or portions thereof) on such Repurchase Date or Fundamental Change Payment Date, as the case may be, and the holder thereof shall have no other rights as such (other than the right to receive the Repurchase Price or Fundamental Change Payment, as the case may be, if any, upon surrender of such Convertible Subordinated Notes). This will be the case whether or not book-entry transfer of the Convertible Subordinated Note has been made or the Convertible Subordinated Note has been delivered to the Paying Agent.

8.       [Reserved].

9.       Conversion.

         Conversion Based on Common Stock Price. Subject to the provisions of this paragraph 9 and notwithstanding the fact that any other condition to conversion described below has not been satisfied, holders may convert the Convertible Subordinated Notes into Common Stock on a Conversion Date at any time starting with the first day of any calendar quarter commencing after December 31, 2003 if the Closing Sale Price of the Common Stock for at least 20 trading days in a period of 30 consecutive trading days ending on the last trading day of the calendar quarter prior to such calendar quarter is greater than 110% of the conversion price per share of Common Stock on the last trading day of the prior calendar quarter. If the foregoing condition is satisfied, then the Convertible Subordinated Notes will be convertible at any time at the option of the holder, through their maturity.

         The "conversion price" per share of Common Stock as of any day equals the quotient of $1,000 divided by the Conversion Rate in effect at that time.

         Conversion Based on Trading Price of Convertible Subordinated Notes. Subject to the provisions of this paragraph 9 and notwithstanding the fact that any other condition to conversion described below has not been satisfied, Holders may convert the Convertible Subordinated Notes into Common Stock during each of the five Business Day periods after any ten consecutive trading day period in which the Trading Price per $1,000 Principal Amount of the Convertible Subordinated Notes for each day of such ten day period was less than 98% of the product of (i) the average of the Closing Sale Price of the Common Stock over the same ten trading day period and (ii) the number of shares of Common Stock issuable upon conversion of $1,000 Principal Amount of the Convertible Subordinated Notes.

         The "Trading Price" means, on any date of determination, the average of the secondary market bid quotations for the Convertible Subordinated Notes obtained by the Trustee per $1,000 Principal Amount of the Convertible Subordinated Notes for $5,000,000 Principal Amount of Convertible Subordinated Notes at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers selected by the Company; provided that if at least three such bids cannot reasonably be obtained by the Trustee, but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the Trustee, one bid shall be used; and provided further that if the Trustee cannot reasonably obtain at least one bid for $5,000,000 Principal Amount of Convertible Subordinated Notes from a nationally recognized securities dealer or in the Company's reasonable judgment, the bid quotations are not indicative of the secondary market value of the Convertible Subordinated Notes, then the Trading Price per $1,000 Principal Amount of Convertible Subordinated Notes shall be deemed to be less than 98% of the product of (a) the number of shares of Common Stock issuable upon conversion of $1,000 Principal Amount of Convertible Subordinated Notes and (b) the Closing Sale Price on such date.

         The Trustee (or other conversion agent appointed by the Company) shall have no obligation to determine the Trading Price unless the Company has requested such a determination; and the Company shall have no obligation to make such request unless a holder provides it with reasonable evidence that the Trading Price per $1,000 Principal Amount of Convertible Subordinated Notes would be less than 98% of the product of the Closing Sale Price of Common Stock and the number of shares of Common Stock issuable upon conversion of $1,000 Principal Amount of Convertible Subordinated Notes. If such evidence is provided, the Company shall instruct the Trustee (or other conversion agent) to determine the Trading Price of the Convertible Subordinated Notes beginning on the next trading day and on each successive trading day until the Trading Price per $1,000 Principal Amount of Convertible Subordinated Notes is greater than 98% of the product of the average of the Closing Sale Price of the Common Stock over a ten trading day period and the number of shares issuable upon conversion of $1,000 Principal Amount of the Convertible Subordinated Notes.

         Conversion upon Credit Rating Event. Subject to the provisions of this paragraph 9 and notwithstanding the fact that any other condition described herein to conversion has not been satisfied, a holder may convert the Convertible Subordinated Notes into Common Stock during any period in which the Convertible Subordinated Notes are rated below CCC by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors, or below Caa1 by Moody's Investors Services and its successors, or the notes are no longer rated by either one of these ratings services, or if the ratings for the notes have been withdrawn or been suspended by either one of these ratings services.

         Conversion upon Redemption. Subject to the provisions of this paragraph 9 and notwithstanding the fact that any other condition described herein to conversion has not been satisfied, a holder may convert into Common Stock a Convertible Subordinated Note or portion of a Convertible Subordinated Note which has been called for redemption pursuant to paragraph 6 hereof, provided such Convertible Subordinated Notes are surrendered for conversion prior to the close of business on the Business Day immediately preceding the Redemption Date.

         Conversion Upon Occurrence of Certain Corporate Transactions. (a) Subject to the provisions of this paragraph 9 and notwithstanding the fact that any other condition described herein to conversion has not been satisfied, in the event the Company is a party to a consolidation, merger or binding share exchange or a transfer of all or substantially all of the Company's assets pursuant to which the Common Stock would be converted into cash, securities or other property as set forth in Section 12.14 of the Indenture, the Convertible Subordinated Notes may be surrendered for conversion at any time from and after the date which is 15 days prior to the date announced by the Company as the anticipated effective time until 15 days after the actual effective date of such transaction, and at the effective time of such transaction the right to convert a Convertible Subordinated Note into Common Stock will be deemed to have changed into a right to convert it into the kind and amount of cash, securities or other assets of the Company or another person which the holder would have received if the holder had converted its Convertible Subordinated Note into Common Stock immediately prior to the transaction. If such transaction also constitutes a Fundamental Change, a holder will be able to require the Company to purchase all or a portion of such holder's Convertible Subordinated Notes pursuant to Paragraph 7 and Section 3.10 of the Indenture.

         (a) Subject to the provisions of this paragraph 9 and notwithstanding the fact that any other condition to conversion has not been satisfied, in the event that the Company declares a dividend or distribution described in Section 12.06(b) of the Indenture, or a dividend or a distribution described in Section 12.06(c) of the Indenture where, the fair market value, per share, of such dividend or distribution per share of Common Stock, as determined in the Indenture, exceeds 10% of the Closing Sale Price of the Common Stock on the Business Day immediately preceding the date of declaration for such dividend or distribution or a Fundamental Change occurs other than pursuant to a transaction described in clause (a) hereof, the Convertible Subordinated Notes may be surrendered for conversion beginning on the date the Company gives notice to the holders of such right, which shall not be less than 20 days prior to the Ex-Dividend Date for such dividend or distribution or which shall be within 20 days of the occurrence of such Fundamental Change, as the case may be, and Convertible Subordinated Notes may be surrendered for conversion at any time thereafter until the earlier of the close of business on the Business Day prior to the Ex-Dividend Date or until the Company announces that such dividend or distribution will not take place, with respect to a dividend or distribution, or within 30 days of such Fundamental Change notice, in the case of such a Fundamental Change. No adjustment to the Conversion Rate or the ability of the holders to convert this Convertible Subordinated Note will be made if the Company provides, as permitted in the Indenture, for holders to participate in the transaction without conversion or in other cases specified in the Indenture.

         A Convertible Subordinated Note in respect of which a holder has delivered a Repurchase Notice or notice of a Fundamental Change exercising the option of such holder to require the Company to purchase such Convertible Subordinated Note may be converted only if such notice of exercise is withdrawn in accordance with the terms of the Indenture.

         The initial Conversion Rate is 112.4859 shares of Common Stock per $1,000 Principal Amount of each Convertible Subordinated Note, subject to adjustment for certain events described in the Indenture. The Company will deliver cash or a check in lieu of any fractional share of Common Stock. The ability to surrender Convertible Subordinated Notes for conversion will expire at the close of business on September 30, 2023.

         Increases in the Principal Amount and interest will not be paid on Convertible Subordinated Notes that are converted, except accrued interest will be payable upon conversion of Convertible Subordinated Notes made concurrently with or after acceleration of Convertible Subordinated Notes following an Event of Default. Holders of Convertible Subordinated Notes at the close of business on a Regular Record Date will receive payments of interest payable on the corresponding Interest Payment Date notwithstanding the conversion of such notes at any time after the close of business on such Regular Record Date. Notes surrendered for conversion by a holder during the period from the close of business on any Regular Record Date to the opening of business on the corresponding Interest Payment Date must be accompanied by payment of an amount equal to the interest that the holder is to receive on the Convertible Subordinated Notes; provided, however, that no such payment need be made if (1) the Company has specified a Redemption Date that is after a Regular Record Date and on or prior to the corresponding Interest Payment Date, (2) the Company has specified a Repurchase Date following a Fundamental Change that is during such period, or (3) any overdue interest exists at the time of conversion with respect to such Convertible Subordinated Notes, to the extent of such overdue interest. The holders of the Convertible Subordinated Notes will continue to be entitled to receive Registration Default Damages in accordance with the Registration Rights Agreement.

         To exercise its conversion right, a holder must (1) complete and manually sign the conversion notice (or complete and manually sign a facsimile of such notice) and deliver such notice to the Conversion Agent, (2) surrender the Convertible Subordinated Note to the Conversion Agent, (3) furnish appropriate endorsements and transfer documents if required by the Conversion Agent, the Company or the Trustee and (4) pay any transfer or similar taxes, if required.

         A holder may convert a portion of a Convertible Subordinated Note if the Principal Amount of such portion is $1,000 or an integral multiple of $1,000. No payment or adjustment will be made for dividends on the Common Stock except as provided in the Indenture. On conversion of a Convertible Subordinated Note, increases in the Principal Amount or interest attributable to the period from the Issue Date through the Conversion Date shall not be cancelled, extinguished or forfeited, but rather shall be deemed to be paid in full to the holder thereof through the delivery of the Common Stock (together with the cash payment, if any, in lieu of fractional shares) in exchange for the Convertible Subordinated Note being converted pursuant to the terms hereof; and the fair market value of such shares of Common Stock (together with any such cash payment in lieu of fractional shares) shall be treated as issued, to the extent thereof, first in exchange for increases in the Principal Amount or interest accrued through the Conversion Date, and the balance, if any, of such fair market value of such Common Stock (and any such cash payment) shall be treated as issued in exchange for the Issue Price of the Convertible Subordinated Note being converted pursuant to the provisions hereof.

         The Conversion Rate will be adjusted for dividends or distributions on Common Stock payable in Common Stock or other Capital Stock of the Company; subdivisions, combinations or certain reclassifications of Common Stock; distributions to all holders of Common Stock of certain rights to purchase Common Stock for a period expiring within 60 days of the record date for such distribution at less than the current market price of the Common Stock at the time of the announcement of the distribution; distributions to such holders of assets or debt securities of the Company or certain rights to purchase securities of the Company (including cash dividends or distributions); payments in respect of a repurchase of (including a tender offer or exchange offer for) the Company's Common Stock; payments in respect of a tender offer or exchange offer made by a Person other than the Company or any of its subsidiaries which increases the offeror's ownership of Common Stock to more than 35% of the Common Stock outstanding; and any issuance by the Company of Common Stock or securities convertible into, or exchangeable for, Common Stock at a price per share (or having a conversion or exchange price per share) that is less than the then current market price of the Common Stock (but excluding without limitation those exceptions listed in Section 12.06(g). However, no adjustment need be made if Convertible Subordinated Note holders may participate in the transaction or in certain other cases. The Company from time to time may voluntarily increase the Conversion Rate.

         If the Company is a party to a consolidation, merger or binding share exchange or a transfer of all or substantially all of its assets, or upon certain distributions described in the Indenture, the right to convert a Convertible Subordinated Note into Common Stock may be changed into a right to convert it into securities, cash or other assets of the Company or another person.

         The Conversion Rate will not be adjusted for increases in the Principal Amount or accrued interest or Registration Default Damages, if any.

10.      Conversion Arrangement on Call for Redemption.

         Any Convertible Subordinated Notes called for redemption, unless surrendered for conversion before the close of business on the Redemption Date, may be deemed to be purchased from the holders of such Convertible Subordinated Notes at an amount not less than the Redemption Price, by one or more investment bankers or other purchasers who may agree with the Company to purchase such Convertible Subordinated Notes from the holders, to convert them into Common Stock of the Company and to make payment for such Convertible Subordinated Notes to the Trustee in trust for such holders.

11.      [Reserved]

12.      Defaulted Interest.

         Except as otherwise specified with respect to the Convertible Subordinated Notes, any defaulted interest on any Convertible Subordinated Note shall forthwith cease to be payable to the registered holder thereof on the relevant Regular Record Date or accrual date, as the case may be, by virtue of having been such holder, and such defaulted interest may be paid by the Company as provided for in Section 2.12 of the Indenture.

13.      Denominations; Transfer; Exchange.

         The Convertible Subordinated Notes are in fully registered form, without coupons, in denominations of $1,000 of Principal Amount and integral multiples of $1,000. A holder may transfer or exchange Convertible Subordinated Notes in accordance with the Indenture. The Registrar may require a holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Convertible Subordinated Notes selected for redemption (except, in the case of a Convertible Subordinated Note to be redeemed in part, the portion of the Convertible Subordinated Note not to be redeemed) or any Convertible Subordinated Notes in respect of which a Repurchase Notice or Fundamental Change notice has been given and not withdrawn (except, in the case of a Convertible Subordinated Note to be purchased in part, the portion of the Convertible Subordinated Note not to be purchased) or any Convertible Subordinated Notes for a period of 15 days before the mailing of a notice of redemption of Convertible Subordinated Notes to be redeemed.

14.      Persons Deemed Owners.

         The registered holder of this Convertible Subordinated Note may be treated as the owner of this Convertible Subordinated Note for all purposes.

15.      Unclaimed Money or Securities.

         The Trustee and the Paying Agent shall return to the Company, upon written request any money or securities held by them for the payment of any amount with respect to the Convertible Subordinated Notes that remains unclaimed for two years, subject to applicable unclaimed property laws. After return to the Company holders entitled to the money or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

16.      Amendment; Waiver.

         Subject to certain exceptions, the Indenture or the Convertible Subordinated Notes may be amended or supplemented with the consent of the holders of at least a majority in principal amount of the then outstanding Convertible Subordinated Notes, and any existing default may be waived with the consent of the holders of a majority in aggregate Principal Amount of the then outstanding Convertible Subordinated Notes.

         Without the consent of any holder, the Indenture or the Convertible Subordinated Notes may be amended to: (a) cure any ambiguity or correct or supplement any defective or inconsistent provision contained in the Indenture, or make any other changes in the provisions of the Indenture which the Company and the Trustee may deem necessary or desirable provided such amendment does not materially and adversely affect the legal rights under the Indenture of the holders of Convertible Subordinated Notes; (b) provide for uncertificated Convertible Subordinated Notes in addition to or in place of certificated Convertible Subordinated Notes; (c) evidence the succession of another person to the Company and providing for the assumption by such successor of the covenants and obligations of the Company thereunder and in the Convertible Subordinated Notes as permitted by Section 5.01 of the Indenture; (d) provide for exchange rights of holders of Convertible Subordinated Notes in the event of consolidation, merger, share exchange or sale of all or substantially all of the assets of the Company as required to comply with Sections 5.01 and/or 12.14 of the Indenture; (e) increase the Conversion Rate; (f) evidence and provide for the acceptance of the appointment under the Indenture of a successor Trustee;
(g) make any change that would provide any additional rights or benefits to the holders of Convertible Subordinated Notes or that does not adversely affect the legal rights under the Indenture of any such holder; or (h) comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the TIA.

         Without the consent of each holder affected, an amendment or waiver may not (with respect to any Convertible Subordinated Notes held by a non-consenting holder): (a) reduce the principal amount of Convertible Subordinated Notes whose holders must consent to an amendment, supplement or waiver; (b) reduce the principal of or change the fixed maturity of any Convertible Subordinated Note;
(c) reduce the rate of or change the time for payment of interest on any Convertible Subordinated Notes; (d) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest or Registration Default Damages, if any, on the Convertible Subordinated Notes (except a rescission of acceleration of the Convertible Subordinated Notes by the holders of at least a majority in aggregate Principal Amount of the Convertible Subordinated Notes and a waiver of the payment default that resulted from such acceleration); (e) make any Convertible Subordinated Note payable in money other than as provided for in the Indenture and in the Convertible Subordinated Notes; (f) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of holders of Convertible Subordinated Notes to receive payments of principal of or interest or Registration Default Damages, if any, on the Convertible Subordinated Notes; (g) except as permitted by the Indenture (including Section 9.01(a)), decrease the Conversion Rate or modify the provisions of the Indenture relating to conversion of the Convertible Subordinated Notes in a manner adverse to the holders thereof; (h) make any change to the ability of holder of Convertible Subordinated Notes to enforce their rights under the Indenture or the provisions of clauses (a) through (i) of
Section 9.02 of the Indenture; (i) reduce the Redemption Price, purchase price or Fundamental Change purchase price of the Convertible Subordinated Notes; (j) modify the subordination provisions of the Indenture in a manner adverse to the holders of the Convertible Subordinated Notes; or (k) make any change that adversely affects the right to convert the Convertible Subordinated Notes.

17.      Defaults and Remedies.

         An Event of Default is: (a) default for 30 days or more in payment of any installment of interest or Registration Default Damages, if any, on the Convertible Subordinated Notes, whether or not such payment is prohibited by the subordination provisions of the Indenture; (b) default in payment of the principal of or premium, if any, on the Convertible Subordinated Notes, when due and payable, whether or not such payment is prohibited by the subordination provisions of the Indenture; (c) default in the payment of the Fundamental Change Payment in respect of the Convertible Subordinated Notes on the date therefor, whether or not such payment is prohibited by the subordination provisions of the Indenture; (d) failure to provide timely notice of a Fundamental Change; a default in the Company's obligation to redeem the Convertible Subordinated Notes after it has exercised its redemption option, whether or not such payment is prohibited by the subordination provisions of the indenture; (e) a default in its obligation to satisfy its conversion obligation upon exercise of a holder's conversion right; (f) the Company defaults (other than a default set forth in clauses (a), (b), (c) and (d) above) in the performance of, or breaches, any other covenant or warranty of the Company set forth in this Indenture or the Convertible Subordinated Notes and fails to remedy such default or breach within a period of 30 days after the receipt of written notice from the Trustee or the holders of at least 25% in aggregate Principal Amount of the then outstanding Convertible Subordinated Notes; (g) a default under any credit agreement, mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any subsidiary of the Company (or the payment of which is guaranteed by the Company or any of its subsidiaries), whether such Indebtedness or guarantee exists on the date of this Indenture or is created thereafter, which default (i) is caused by a Payment Default or (ii) results in the acceleration of such Indebtedness prior to its express maturity (without such acceleration being rescinded or annulled) and, in each case, the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness under which there is a Payment Default or the maturity of which has been so accelerated, aggregates $5,000,000 or more; (h) a final, non-appealable judgment or final, non-appealable judgments (other than any judgment as to which a reputable insurance company has accepted full liability) for the payment of money are entered by a court or courts of competent jurisdiction against the Company or any subsidiaries of the Company and remain unstayed, unbonded or undischarged for a period (during which execution shall not be effectively stayed) of 60 days, provided that the aggregate amount of all such judgments exceeds $5,000,000; (i) the Company or any subsidiary, pursuant to or within the meaning of any Bankruptcy Law commences a voluntary case, consents to the entry of an order for relief against it in an involuntary case, consents to the appointment of a Custodian of it or for all or substantially all of its property, makes a general assignment for the benefit of its creditors, makes the admission in writing that it generally is unable to pay its debts as the same become due; (j) a court of competent jurisdiction enters a judgment, order or decree under any Bankruptcy Law that is for relief against the Company or any subsidiary in an involuntary case, appoints a Custodian of the Company or any subsidiary, and the order or decree remains unstayed and in effect for 90 days or orders the liquidation of the Company or any subsidiary, and the order or decree remains unstayed and in effect for 90 days. If an Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in aggregate Principal Amount of the then outstanding Convertible Subordinated Notes may declare the unpaid principal of, premium, if any, and accrued and unpaid interest and Registration Default Damages, if any, on all Convertible Subordinated Notes then outstanding to be due and payable immediately, except that in the case of an Event of Default arising from certain events of bankruptcy, insolvency, or reorganization with respect to the Company or any of its subsidiaries, all outstanding Convertible Subordinated Notes become due and payable without further action or notice. Holders of Convertible Subordinated Notes may not enforce the Indenture or the Convertible Subordinated Notes except as provided in the Indenture. The Trustee may require an indemnity satisfactory to it before it enforces the Indenture or the Convertible Subordinated Notes. Subject to certain limitations, holders of a majority in principal amount of the then outstanding Convertible Subordinated Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from holders notice of any continuing default (except a default in payment of principal, premium, if any, or interest or Registration Default Damages, if applicable) if it determines that withholding notice is in their interests. The Company must furnish annual compliance certificates to the Trustee.

18.      Registration Rights Agreement.

         The holder of this Convertible Subordinated Note is entitled to the benefits of a Registration Rights Agreement, dated September 29, 2003, between the Company and the Initial Purchasers (the "Registration Rights Agreement"). Pursuant to the Registration Rights Agreement the Company has agreed for the benefit of the holders of the Convertible Subordinated Notes and the Common Stock issued and issuable upon conversion of the Convertible Subordinated Notes, that (i) it will, at its cost, within 90 days after the Issue Date, file a shelf registration statement (the "Shelf Registration Statement") with the Securities and Exchange Commission (the "Commission") with respect to resales of the Convertible Subordinated Notes and the Common Stock issuable upon conversion thereof, (ii) the Company will use its reasonable best efforts to cause such Shelf Registration Statement to be declared effective by the Commission under the Securities Act within 180 days after the Issue Date and (iii) subject to its rights to suspend use of the shelf registration statement and prospectus under certain circumstances described below, the Company will use its reasonable best efforts to keep such Shelf Registration Statement continuously effective under the Securities Act until the earliest of (a) the second anniversary of the Issue Date or, if later, the second anniversary of the last date on which any Convertible Subordinated Notes are issued upon exercise of the Initial Purchasers' option to purchase additional Convertible Subordinated Notes, (b) the date on which the Convertible Subordinated Notes or the Common Stock issuable upon conversion thereof may be sold to persons who are not "affiliates" (as defined in Rule 144) of the Company pursuant to paragraph (k) of Rule 144 (or any successor provision) promulgated by the Commission under the Securities Act and (c) the date as of which all the Convertible Subordinated Notes or the Common Stock issuable upon conversion thereof have been sold pursuant to such Shelf Registration Statement.

         If the Shelf Registration Statement (i) is not filed with the Commission on or prior to 90 days, or has not been declared effective by the Commission within 180 days, after the Issue Date or (ii) is filed and declared effective but shall thereafter cease to be effective (without being succeeded immediately by a replacement shelf registration statement filed and declared effective) or cease to be usable (including, without limitation, as a result of a Suspension Period as defined below) for the offer and sale of Registrable Securities (as defined below) for a period of time (including any Suspension Period) which shall exceed 30 days within any three-month period or 60 days in the aggregate in any 12-month period (each such event referred to in clauses

(i) and (ii) being referred to herein as a "Registration Default"), the Company will pay liquidated damages ("Registration Default Damages") to each holder of Registrable Securities which has complied with its obligations under the Registration Rights Agreement. The amount of Registration Default Damages payable during any period in which a Registration Default shall have occurred and be continuing is that amount which is equal to one-quarter of one percent (25 basis points) per annum per $1,000 principal amount of Securities or $2.50 per annum per 112.4859 shares of Common Stock (subject to adjustment from time to time in the event of a stock split, stock recombination, stock dividend and the like) constituting Registrable Securities for the first 90 days during which a Registration Default has occurred and is continuing and one-half of one percent (50 basis points) per annum per $1,000 principal amount of Securities and $5.00 per annum per 112.4859 shares of Common Stock (subject to adjustment as set forth above) constituting Registrable Securities for any additional days during which such Registration Default has occurred and is continuing. The Company will pay all accrued Registration Default Damages by wire transfer of immediately available funds or by federal funds check on each Damages Payment Date (as defined in the Registration Rights Agreement), and Registration Default Damages will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Following the cure of a Registration Default, Registration Default Damages will cease to accrue with respect to such Registration Default.

"Registrable Securities" means each Convertible Subordinated Note and the Common Stock issuable or issued upon conversion thereof until the date on which such Convertible Subordinated Note or Common Stock (i) has been transferred pursuant to the shelf registration statement or another registration statement covering such note or share of common stock which has been filed with the SEC pursuant to the Securities Act, in either case after such registration statement has become, and while such registration statement is, effective under the Securities Act,
(ii) has been transferred pursuant to Rule 144 under the Securities Act (or any similar provision then in force), or (iii) may be sold or transferred by non-affiliates of the Company's pursuant to paragraph (k) of Rule 144 under the Securities Act (or any successor provision promulgated by the SEC)).

         Pursuant to the Registration Rights Agreement, the Company may suspend the use of the prospectus which is a part of the Shelf Registration Statement for a period not to exceed 30 days in any three-month period or an aggregate of 60 days in any twelve-month period under certain circumstances (each, a "Suspension Period"); provided that the existence of a Suspension Period will not prevent the occurrence of a Registration Default or otherwise limit the obligation of the Company to pay Registration Default Damages.

         The above description of certain provisions of the Registration Rights Agreement is qualified by reference to, and is subject in its entirety to, the more complete description thereof contained in the Registration Rights Agreement.

19.      Trustee Dealings with the Company.

         Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Convertible Subordinated Notes and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

20.      No Recourse Against Others.

         A director, officer, employee, agent, representative, stockholder or equity holder, as such, of the Company shall not have any liability for any obligations of the Company under the Convertible Subordinated Notes or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Convertible Subordinated Note, each Convertible Subordinated Note holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Convertible Subordinated Notes.

21.      Authentication.

         This Convertible Subordinated Note shall not be valid until an authorized signatory of the Trustee manually signs the Trustee's Certificate of Authentication on the other side of this Convertible Subordinated Note.

22.      Abbreviations.

         Customary abbreviations may be used in the name of a Convertible Subordinated Note holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

23.      GOVERNING LAW.

         THE LAW OF THE STATE OF NEW YORK SHALL GOVERN THE INDENTURE AND THIS CONVERTIBLE SUBORDINATED NOTE.

         The Company will furnish to any Convertible Subordinated Note holder upon written request and without charge a copy of the Indenture that has in it the text of this Convertible Subordinated Note in larger type. Requests may be made to:

                  CKE Restaurants, Inc.
                  6307 Carpinteria Avenue, Suite A,
                  Carpinteria, CA 93013
                  Attention: Chief Financial Officer

            ASSIGNMENT FORM                         CONVERSION NOTICE
To assign this Convertible Subordinated  To convert this Convertible
Note, fill in the form below:            Subordinated Note into Common Stock of
                                         the Company, check the box: [ ]

I or we assign and transfer this
Convertible Subordinated Note to:

_______________________________________  To convert only part of this
                                         Convertible Subordinated Note, state
_______________________________________  the Original Principal Amount to be
                                         converted (which must be $1,000 or an
(Insert assignee's soc. sec. or tax ID   integral multiple of $1,000):
 no.)

_______________________________________  $______________________________________

_______________________________________  If you want the stock certificate made out in another person's name, fill in
_______________________________________  the form below:
(Print or type assignee's name, address  _______________________________________
and zip code)                            _______________________________________
                                         (Insert other person's soc. sec. or tax
                                         ID no.)
and irrevocably appoint

                                         _______________________________________
_____________________ agent to transfer
this Convertible Subordinated Note on    _______________________________________
the books of the Company. The agent may
substitute another to act for him.

                                         _______________________________________

                                         _______________________________________
                                         (Print or type other person's name,
                                         address and zip code)
                                         _______________________________________

_______________________________________

Date:______________________________ Your Signature: ____________________________

________________________________________________________________________________
    (Sign exactly as your name appears on the other side of this Convertible
                               Subordinated Note)

                      OPTION OF HOLDER TO ELECT REPURCHASE

         If you wish to have this Convertible Subordinated Note repurchased by the Company pursuant to Section 3.09 of the Indenture, check the Box: [ ]

         If you wish to have a portion of this Convertible Subordinated Note purchased by the Company pursuant to Section 3.09 of the Indenture, state the amount (in multiples of $1,000): $_____.

Date: _____________ Your Signature:_____________________________________________
                         (Sign exactly as your name appears on the other side of
                                   this Convertible Subordinated Note)
Medallion Signature Guarantee:__________________________________________________